                                                Registration No. 333-51271
                                                and 333-51271-01

     As filed with the Securities and Exchange Commission on May 11, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                            SUCCESS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                        6712                             #36-3497644
  (State or Other Jurisdiction                  (Primary Standard Industrial              (I.R.S. Employer
of Incorporation or Organization)                Classification Code Number)              Identification No.)





                             SUCCESS CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                        6719                              #36-4223071
   (STATE OR OTHER JURISDICTION                  (PRIMARY STANDARD INDUSTRIAL               (I.R.S. Employer
OF INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)               Identification No.)






                               One Marriott Drive
                          Lincolnshire, Illinois 60069
                                 (847) 634-4200
 (Address and Telephone Number of Each Registrant's Principal Executive Offices)

                                 Saul D. Binder
                      President and Chief Executive Officer
                            Success Bancshares, Inc.
                               One Marriott Drive
                          Lincolnshire, Illinois 60069
                                 (847) 634-4200
  (Name, Address and Telephone Number of Agent for Service for Each Registrant)

                   Please address a copy of all communications
                                      to:

                      Steven Schwartz                                                Edwin S. del Hierro
 Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.            Barack Ferrazzano Kirschbaum Perlman & Nagelberg
            200 North LaSalle Street, Suite 2100                              333 West Wacker Drive, Suite 2700
                  Chicago, Illinois 60601                                          Chicago, Illinois 60606
                Telephone No: (312) 346-3100                                     Telephone No: (312) 984-3100
                   Fax No: (312) 621-1750                                           Fax No: (312) 984-3150


         Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS                            AMOUNT TO       PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM         AMOUNT OF
OF SECURITIES TO BE REGISTERED               BE REGISTERED        PRICE PER UNIT(1)      AGGREGATE OFFERING PRICE  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
___% Cumulative Trust Preferred
Securities of Success Capital Trust I       1,725,000 shares             $10.00                $17,250,000             $5,088.75
====================================================================================================================================
___% Junior Subordinated Deferrable
Interest Debentures of Success Bancshares,
Inc.(2)....................................         --                    --                            --                     --
====================================================================================================================================
Guarantee of Success Bancshares, Inc.
with respect to Trust Preferred
Securities(3)..............................         --                    --                            --                     --
====================================================================================================================================
Total(4) ..................................         --                    --                            --              $5,088.75(5)
====================================================================================================================================



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) The ___% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") will be purchased by Success Capital Trust I with the proceeds of the sale of the ___% Cumulative Trust Preferred Securities (the "Trust Preferred Securities"). The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of Trust Preferred Securities upon the dissolution of Success Capital Trust I and the distribution of its assets. No separate registration fee is payable with respect to the Junior Subordinated Debentures pursuant to Rule 457(i).
(3) No separate consideration will be received for the Success Bancshares, Inc. Guarantee.
(4) Such amount represents the liquidation amount of the Success Capital Trust I Trust Preferred Securities and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Trust Preferred Securities upon any liquidation of Success Capital Trust I.
(5)      Previously paid.


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                           SUBJECT TO COMPLETION, DATED MAY 11, 1998




Success Capital Trust I [LOGO]
  ___% Cumulative Trust Preferred Securities
(Liquidation Amount $10 per Trust Preferred Security)
Fully and Unconditionally Guaranteed, as Described Herein, by
Success Bancshares, Inc. [LOGO]



         The __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") offered hereby represent undivided beneficial interests in the assets of Success Capital Trust I, a statutory business trust formed under the laws of the State of Delaware ("Success Capital"). Success Bancshares, Inc., a Delaware corporation (referred to as the "Company" when such reference includes Success Bancshares, Inc. and its subsidiaries, collectively, or "Success Bancshares" when referring only to the parent company) will be the owner of all of the beneficial interests represented by common securities of Success Capital (the "Common Securities" and, collectively with the Trust Preferred Securities, the "Trust Securities"). Success Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in __% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by Success Bancshares. The Junior Subordinated Debentures will mature on __________, 2028, which date may be advanced (such date, as advanced, if appropriate, the "Stated Maturity") to a date not earlier than _________, 2003 if certain conditions are met (including Success Bancshares having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines, policies or regulations of the Federal Reserve).





         SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES OFFERED HEREBY.





    THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS
     OF A BANK, AND ARE NOT INSURED BY THE BANK INSURANCE FUND, THE SAVINGS
                ASSOCIATION INSURANCE FUND OR THE FEDERAL DEPOSIT
                INSURANCE CORPORATION, OR ANY OTHER GOVERNMENTAL
                              AGENCY OR OTHERWISE.




    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


==============================================================================================================================
                                                                               Underwriting              Proceeds to
                                                   PRICE TO PUBLIC            Commissions(1)        Success Capital(2)(3)
------------------------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security                           $10.00                      (2)                   $14,400,000
------------------------------------------------------------------------------------------------------------------------------
Total(4)                                             $15,000,000                   (2)                   $14,400,000
==============================================================================================================================



(1) Success Bancshares and Success Capital have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that all of the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures, Success Bancshares has agreed to pay the Underwriters as compensation for arranging the investment therein of such proceeds, $0.40 per Trust Preferred Security, or $600,000 in the aggregate ($690,000 if the Underwriters' over-allotment option is exercised in full). See "Underwriting."
(3) Before deducting offering expenses payable by Success Bancshares estimated to be approximately $260,000.
(4) Success Capital and Success Bancshares have granted the Underwriters a 30-day option to purchase up to 225,000 additional Trust Preferred Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If this option is exercised in full, the total Price to Public and Proceeds to Success Capital will be $17,250,000 and $16,560,000, respectively. See "Underwriting".




         The Trust Preferred Securities are offered by the Underwriters named herein, subject to prior sale, when, as and if issued by Success Capital and delivered to and accepted by the Underwriters and subject to certain prior conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be through the facilities of The Depository Trust Company, New York, New York, on or about _____________, 1998.



EVEREN SECURITIES, INC.                              TUCKER ANTHONY INCORPORATED

(continued from previous page)


The Trust Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Trust Preferred Securities--Subordination of Common Securities of Success Capital held by Success Bancshares."



         Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accruing from the date of original issuance and payable quarterly in arrears on the 15th day of March, June, September and December of each year (subject to possible deferral as described below), commencing June 15, 1998, at the annual rate of __% of the Liquidation Amount (as defined herein). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution is due. So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, Success Bancshares will have the right to defer any payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date (as defined herein). Upon the termination of any such Extension Period and the payment of all amounts then due, Success Bancshares may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities will also be deferred and Success Bancshares will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue at the rate of ____%, compounded quarterly (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate at the rate of __% per annum, compounded quarterly), and holders of the Trust Preferred Securities will be required to accrue income and will be required to pay United States federal income tax on that income. See "Risk Factors--Risks Relating to Trust Preferred Securities--Option to Defer Interest Payment Period; Tax and Market Price Consequences of a Deferral of Interest Payments," "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."



         Success Bancshares will, through the Guarantee Agreement, the Trust Agreement and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of Success Capital's obligations under the Trust Preferred Securities (the "Guarantee"). See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." Under the Guarantee, Success Bancshares will guarantee the payment of Distributions by Success Capital and payments on liquidation of, or redemption of, the Trust Preferred Securities (subordinated to the right to payment of Senior and Subordinated Debt of Success Bancshares, as defined in "Description of Junior Subordinated Debentures--Subordination") to the extent of funds held by Success Capital. The Guarantee does not cover payment of Distributions when Success Capital does not have sufficient funds to pay Distributions or upon the dissolution of Success Capital. See "Risk Factors--Risks Relating to Trust Preferred Securities--Limitations on Direct Actions Against Success Bancshares and on Rights Under Guarantee" and "Description of Guarantee." If Success Bancshares does not make required payments on the Junior Subordinated Debentures held by Success Capital, Success Capital will have insufficient funds to pay Distributions on the Trust Preferred Securities. In such event, a holder of the Trust Preferred Securities will have the right to institute a legal proceeding directly against Success Bancshares pursuant to terms of the Indenture to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities." The obligations of Success Bancshares under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt of Success Bancshares. See "Risk Factors--Risks Relating to Trust Preferred Securities--Subordination of Success Bancshares' Obligations Under the Junior Subordinated Debentures and the Guarantee."


         CERTAIN PERSONS PARTICIPATING IN THE PUBLIC OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF TRUST PREFERRED SECURITIES TO COVER THE SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         IN CONNECTION WITH THE PUBLIC OFFERING, CERTAIN PERSONS MAY ENGAGE IN PASSIVE MARKET-MAKING TRANSACTIONS IN THE TRUST PREFERRED SECURITIES ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 UNDER REGULATION M. SEE "UNDERWRITING."

(continued from previous page)


         The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Trust Preferred Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of Success Bancshares, subject to any required prior approval of the Federal Reserve, (i) at any time or from time to time, in whole or in part, on or after __________, 2003 or (ii) at any time, in whole (but not in part), within 90 days following the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Trust Preferred Securities--Redemption."


         Success Bancshares will have the right at any time to dissolve Success Capital and, after satisfaction of liabilities to creditors of Success Capital as required by applicable law, to cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of Success Capital, subject to Success Bancshares having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. See "Description of Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures."

         The Junior Subordinated Debentures are unsecured and subordinated to all Senior and Subordinated Debt. As of December 31, 1997, Success Bancshares had approximately $18.6 million aggregate principal amount of Senior and Subordinated Debt outstanding. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior and Subordinated Debt that Success Bancshares can issue. See "Risk Factors--Risks Relating to Trust Preferred Securities--Subordination of Success Bancshares' Obligations Under the Junior Subordinated Debentures and the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."

         In the event of the dissolution of Success Capital, after satisfaction of liabilities to creditors of Success Capital as required by applicable law, the holders of Trust Preferred Securities will be entitled to receive a liquidation amount of $10 per Trust Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Distribution of such Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures."

         Application has been made to list the Trust Preferred Securities on the Nasdaq National Market ("Nasdaq"). Although EVEREN Securities, Inc. and Tucker Anthony Incorporated (the "Underwriters") have indicated an intention to make a market in the Trust Preferred Securities, the Underwriters are not obligated to make a market in the Trust Preferred Securities, and any market-making may be discontinued at any time at the sole discretion of the Underwriters. There can be no assurance that a market will develop for the Trust Preferred Securities. See "Risk Factors--Risks Relating to Trust Preferred Securities--Absence of Existing Public Market; Possible Volatility of Market Prices" and "Underwriting."

         The Trust Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described herein, Trust Preferred Securities in certificate form will not be issued in exchange for global certificates. See "Book- Entry Issuance."

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture under which the Junior Subordinated Debentures will be issued dated as of __________, 1998, as amended and supplemented from time to time, between Success Bancshares and Bankers Trust Company, as trustee (the "Indenture Trustee"), (ii) the "Trust Agreement" means the Trust Agreement relating to Success Capital dated ______________, 1998, as amended and restated from time to time, among Success Bancshares, Bankers Trust Company, as property trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and
(iii) the "Guarantee Agreement" means the Guarantee Agreement dated as of ______________, 1998, as amended and supplemented from time to time, between Success Bancshares and Bankers Trust Company, as guarantee trustee (the "Guarantee Trustee").

                  [MAP OF SUCCESS BANCSHARES BANKING LOCATIONS
                     (INCLUDING FUTURE BRANCHES IN DOWNTOWN
                CHICAGO AND THE SUBURBAN COMMUNITIES OF SKOKIE (2
                   BRANCHES), MUNDELEIN, LAKE ZURICH AND NORTH
                            LIBERTYVILLE, ILLINOIS)]

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the Company's Consolidated Financial Statements, including the accompanying notes, appearing elsewhere in this Prospectus. Unless the context clearly suggests otherwise, references to the "Company" include Success Bancshares and its subsidiaries, collectively, and references to "Success Bancshares" include the parent company only. Except as otherwise indicated, the information in this Prospectus assumes no exercise of the Underwriters' over-allotment option. Prospective investors should carefully consider the matters set forth in "Risk Factors."

                                   THE COMPANY

         Success Bancshares is a bank holding company headquartered in Lincolnshire, Illinois. Together with its majority owned subsidiary, Success National Bank (the "Bank"), the Company had total assets of $378.7 million at December 31, 1997. Through the Bank, the Company engages in full service community banking. The Bank is also headquartered in Lincolnshire, Illinois, located approximately 35 miles north of downtown Chicago, and has eight branch offices, in addition to its headquarters. These branch offices are located in Deerfield (2), Libertyville, Lincolnwood (2), Chicago (Lincoln Park), Arlington Heights and Northbrook, Illinois.

         Through its branch network, the Company provides community banking services to individuals, small-to-medium-sized businesses, local governmental units and institutional clients primarily in the northern Chicagoland area. These services include traditional checking, NOW, money market, savings and time deposit accounts, as well as a number of innovative deposit products targeted to specific market segments. The Bank offers home equity, home mortgage, commercial real estate, commercial and consumer loans, safe deposit box facilities and other innovative and traditional services specially tailored to meet the needs of customers in its target markets. The Company's goal is to continue to offer innovative, attractive financial products to businesses and individuals in its target markets.

         As a community bank, the Bank stresses personalized service, local decision making, quick response to customers and strong relationships with business, civic and community organizations. Management believes this marketing and service approach enables the Bank to compete effectively with the money center, super regional and regional banks that have a presence in its target markets.

         The Company's goal is to foster continued profitable growth while maintaining strong credit quality. To achieve this goal, the Company's strategic plan is focused on providing a high level of service to its core customers while expanding its market share in its target markets. Key elements of the Company's strategic plan include:


         - MAINTAINING STRONG LOCAL PRESENCE AND DECISION-MAKING AUTHORITY. The Company's strong local presence combined with its focus on local decision making provide the Bank with the competitive advantage of being able to tailor products and services to meet the needs of the customers, to make decisions for customers quickly and to enjoy the symbiotic benefits of investing and participating in its community.



         - PROVIDING A HIGH LEVEL OF SERVICE THROUGH QUALITY EMPLOYEES. The Company intends to compete with larger institutions by providing a high level of individualized service and responsiveness, which the Company maintains by emphasizing the recruiting and training of competent and highly motivated employees who are able to make decisions and quickly respond to customers' needs.



         - POSITIONING FOR CONTROLLED MARKET EXPANSION. The Company will pursue disciplined growth by opening branches in areas where management believes local residents and small-to-medium-sized businesses would benefit from a community banking alternative. The Company believes that continued consolidation in the banking industry will provide attractive growth opportunities. The Company's strategic plan also includes opportunistically acquiring other financial institutions.

         - INCREASING ITS PORTFOLIO OF HIGH QUALITY LOANS. The Company is committed to maintaining strong credit quality as it grows its loan portfolio.



         - FOCUSING ON CORE CUSTOMERS. The Company believes that focusing on establishing and maintaining long-term relationships with individuals and small-to-medium-sized businesses in its target markets will result in growth and increased profitability.



         - CREATING INNOVATIVE AND NICHE PRODUCTS. The Company intends to continue developing innovative loan and deposit products. The Company also intends to continue developing lending niches which generate loan growth and service its target markets.


RECENT DEVELOPMENTS

Expansion

         Since the consummation of its initial public offering in October 1997, the Company has worked to aggressively execute its strategic plan.


         - The Company has used its capital to grow its asset base from $345.6 million at September 30, 1997 to $378.7 million at December 31, 1997.



         - In addition to opening its Lincolnwood/International Office branch in November 1997, the Company's expansion plans currently include:


               LOCATION                     PROJECTED BRANCH OPENING BY                     STATUS
               --------                     ---------------------------                     ------
         Downtown Chicago                    June 30, 1998                      Lease prepared for execution.
         Skokie                              September 30, 1998                 Lease executed.
         Skokie/Oakton Street                September 30, 1998                 Lease executed; negotiating
                                                                                    village approval.
         Mundelein                           September 30, 1998                 Purchase agreement executed;
                                                                                    remodeling in progress.
         Lake Zurich                         September 30, 1998                 Final negotiations on branch
                                                                                    purchase agreement and lease
                                                                                    in progress.
         North Libertyville                  December 31, 1998                  Construction in progress.


         - The Company is currently negotiating an agreement to purchase an industrial loan company with an aggregate asset base of $15 million located in the State of Hawaii. Although this acquisition is not located in the Company's primary target markets, management believes that it would be attractive given the limited number of banking institutions in the State of Hawaii and the local market knowledge of the President and Chief Executive Officer of Success Bancshares.


Other


         - The Bank has applied to the Office of the Comptroller of the Currency (the "OCC") for authorization to undertake a transaction the result of which would be that Success Bancshares would acquire ownership of 100% of the outstanding capital stock of the Bank (the "Minority Acquisition"). As of December 31, 1997, Success Bancshares owned 100% of the outstanding preferred stock and 92% of the outstanding common stock of the Bank.


         The Company's principal executive offices are located at One Marriott Drive, Lincolnshire, Illinois 60069, and its telephone number is (847) 634-4200.

                                 SUCCESS CAPITAL


         Success Capital is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on April 21, 1998. The initial trust agreement will be amended and restated in its entirety substantially in the form to be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Success Capital was formed for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by Success Bancshares and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of Success Capital, and payments by Success Bancshares under the Junior Subordinated Debentures (and any proceeds derived therefrom) will be the sole revenues of Success Capital. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of Success Bancshares as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred Securities--Subordination of Common Securities of Success Capital Held by Success Bancshares." Success Bancshares will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Success Capital. Success Capital has a term of 31 years, but may terminate earlier as provided in the Trust Agreement.


         Success Capital's principal executive offices are located at One Marriott Drive, Lincolnshire, Illinois 60069, and its telephone number is (847) 634-4200.

                                  THE OFFERING


TRUST PREFERRED SECURITIES ISSUER..............       Success Capital

SECURITIES OFFERED.............................       1,500,000 Trust Preferred Securities having a Liquidation Amount of $10 per
                                                      Trust Preferred Security. The Trust Preferred Securities represent undivided beneficial interests in Success Capital's assets, which will consist solely of the Junior Subordinated Debentures (and any proceeds derived therefrom) and rights to payments thereunder. Success Capital has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectu Preferred
                                                      Securities at the initial offering price, solely to cover over-allotments, if any.

OFFERING PRICE.................................       $10 per Trust Preferred Security

DISTRIBUTIONS..................................       The Distributions payable on each Trust Preferred Security will be fixed at a rate per annum of __% of the Liquidation Amount, will be cumulative, will accrue from the date of issuance of the Trust Preferred Securities and will be payable quarterly in arrears on the 15th day of March, June, September and
                                                      December of each year, commencing on June 15, 1998 (subject to possible deferral as described below). See "Description of Trust Preferred Securities-
                                                      Distributions.

EXTENSION PERIODS..............................       So long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares will have the right, at any time, to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension
                                                      Period may extend beyond the Stated Maturity of the Junior Subordinated
                                                      Debentures or end interest payments are so deferred, Distributions on the
                                                      Trust Preferred Securities will also be deferred and Success Bancshares will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to Success Bancshares' capital stock or make any payments with respect to any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an
                                                      Extension Period, Distr compounded quarterly. Because interest would continue to accrue and compound on the Junior Subordinated Debentures, to the extent permitted by applicable law, holders of the Trust Preferred Securities will be required to accrue income for United States federal income tax purposes without regard to whether holders receive Distributions. See "Risk
                                                      Factors--Risks Relating to Trust Preferred Securities--Option to Defer
                                                      Interest Payment Period; Tax and Ma Payments," "Description of Junior
                                                      Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain
                                                      Federal Income Tax Consequences--Interest Income and Original Issue Discount."


REDEMPTION.....................................       The Trust Preferred Securities are subject to mandatory redemption by Success
                                                      Capital as described below upon repayment of the Junior Subordinated
                                                      Debentures at their Stated Maturity in an amount equal to the amount of Junior
                                                      Subordinated Debentures maturing on or being redeemed on such date, at a redemption price equal to the aggregate Liquidation Amount of the Trust
                                                      Preferred Securities plus accumulated and unpaid Distributions thereon to such date ______, 2028, which date may be advanced as set forth in the next sentence. Subject to Federal Reserve approval if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of Success Bancshares (i) at any time or from time to time, in whole or in part, on or after _____, 2003 or (ii) at any time, in whole (but not in part), within continuance of a Tax Event, an Investment Company Event or a
                                                      Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued but unpaid interest to the date of redemption. See
                                                      "Description of Trust Preferred Securities--Redemption" and "Description of
                                                      Junior Subordinated Debentures--Redemption."

DISTRIBUTION OF THE JUNIOR
SUBORDINATED DEBENTURES........................       Success Bancshares has the right at any time to dissolve Success Capital and, after satisfaction of liabilities to creditors of Success Capital as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to holders of Trust Preferred Securities in liquidation of Success
                                                      Capital, subject to Success Bancshares having received prior approval of the
                                                      Federal Reserve to do so if then required under applicable capital guidelin
                                                      See "Description of Trust Preferred Securities--Dissolution of Success Capital
                                                      and Distribution of Junior Subordinated Debentures."

GUARANTEE......................................       Taken together, Success Bancshares' obligations under various documents described herein, including the Guarantee Agreement, provide a full guarantee of payments by Success Capital of Distributions and other amounts due on the
                                                      Trust Preferred Securities. Under the Guarantee Agreement, Success Bancshares
                                                      guarantees the payment of Distributions by Success Capital and payments on dissolution of Success Capital or redemption of the Trust Preferred Securities
                                                      (Subordinated Debt of Success Bancshares) to the extent of funds held by
                                                      Success Capital. If Success Capital has insufficient funds to pay
                                                      Distributions on the Trust Preferred Securities (i.e., if Success Bancshares
                                                      has failed to make required payments under the Junior Subordinated
                                                      Debentures), a holder of the Trust Preferred Securities would have the right to institute a legal proceeding directly against Success Bancshares to enforce payment of such D Junior Subordinated Debentures--Enforcement of Certain
                                                      Rights by Holders of Trust Preferred Securities," "Description of Junior
                                                      Subordinated Debentures-- Debenture Events of Default" and "Description of
                                                      Guarantee."

RANKING........................................       The Trust Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities, except as described under
                                                      "Description of Trust Preferred Securities-- Subordination of Common
                                                      Securities of Success Capital Held by Success Bancshares." The Guarantee and
                                                      the Junior Subordinated Debentures are unsecured and subordinated to all
                                                      Senior and Subordinated Debt of Success Bancshares. At December 31, 1997, the
                                                      aggrega Bancshares was approximately $18.6 million. In addition, because
                                                      Success Bancshares is a holding company, all obligations of Success Bancshares relating to the securities described herein will be effectively subordinated to all existing and future liabilities of Success Bancshares' subsidiaries, including the Bank. Success Bancshares may cause additional Trust Preferred
                                                      Securities to be issued by trusts similar to Success Capital in the future, and th may be issued. In this event, Success Bancshares' obligations under the
                                                      Junior Subordinated Debentures to be issued to such other trusts and Success
                                                      Bancshares' guarantees of the payments by such trusts will rank pari passu with Success Bancshares' obligations under the Junior Subordinated Debentures and the Guarantee, respectively.

VOTING RIGHTS..................................       The holders of the Trust Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Trust
                                                      Preferred Securities, the dissolution of Success Capital and certain other matters described herein. See "Description of Trust Preferred
                                                      Securities--Voting Rights; Amendment of the Trust Agreement."

PROPOSED NASDAQ NATIONAL MARKET(SM)
 SYMBOL........................................       SXNBP

USE OF PROCEEDS................................       The proceeds to Success Capital from the sale of the Trust Preferred
                                                      Securities offered hereby will be invested by Success Capital in the Junior
                                                      Subordinated Debentures. Success Bancshares intends to invest (immediately following the consummation of the proposed Minority Acquisition) approximately
                                                      $13,000,000 of the net proceeds in the Bank in the form of common stock of the
                                                      Bank to increase its capital level to support anticipated growth. Prior to t
                                                      Bancshares may invest up to $13,000,000 of the net proceeds in the Bank in the form of preferred stock of the Bank. See "Business--Recent Developments."
                                                      Success Bancshares intends to use the remaining net proceeds for general corporate purposes, which may include, without limitation, funding additional investments in the Bank and possible future acquisitions. Pending the investment by Success Bancshares in the Bank, Success Bancshares will invest suc securities. See "Use of Proceeds."

ERISA CONSIDERATIONS...........................       Prospective purchasers should carefully consider the restrictions on purchase set forth in "ERISA Considerations."

ABSENCE OF MARKET FOR TRUST PREFERRED
SECURITIES.....................................       The Trust Preferred Securities will be a new issue of securities for which there currently exists no market. Although the Underwriters have informed
                                                      Success Bancshares and Success Capital that they currently intend to make a market in the Trust Preferred Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice.
                                                      Accordingly, there can be no assurance as to the development or liquidity of an "Underwriting."

RATING.........................................       The Trust Preferred Securities will not be rated by any nationally recognized statistical rating organization. See "Risk Factors--Risks Relating to Trust
                                                      Preferred Securities--Absence of Rating for Trust Preferred Securities."

RISK FACTORS...................................       An investment in the Trust Preferred Securities involves substantial risks that should be considered by prospective purchasers. In addition, because holders of the Trust Preferred Securities may receive Junior Subordinated
                                                      Debentures on dissolution of Success Capital, and because payments on the
                                                      Junior Subordinated Debentures are the sole source for Distributions on, and redemptions of, the Trust Preferred Securities, prospective purchasers of the
                                                      Tru decision with regard to the Junior Subordinated Debentures and should carefully review all of the information relating to the Junior Subordinated
                                                      Debentures contained in this Prospectus. See "Risk Factors" and "Description of the Junior Subordinated Debentures."

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

   The summary consolidated financial and other data should be read in conjunction with the Company's Consolidated Financial Statements, including the accompanying notes, appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                    YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------
                                                  1997          1996          1995          1994         1993
                                               -----------   -----------   -----------   ----------   ----------
           STATEMENT OF INCOME DATA:
    Interest income.....................      $   24,912    $   19,850    $   18,675    $  14,619    $   10,960
    Interest expense....................          12,861        10,020         9,886        7,221         5,016
                                               ---------     ---------     ---------     --------     ---------
        Net interest income.............          12,051         9,830         8,789        7,398         5,944
    Provision for loan losses...........             766           310           207          250           220
                                               ---------     ---------     ---------     --------     ---------
       Net interest income after
         provision for loan losses......          11,285         9,520         8,582        7,148         5,724
    Other operating income..............           8,191         7,149         6,004        5,007         5,501
    Other operating expenses............          17,853        15,630        13,342       12,016        10,144
    Minority interest in income of
         subsidiary bank................              37            23            47           58            79
                                               ---------     ---------     ---------     --------     ---------
       Income before taxes..............           1,586         1,016         1,197           81         1,002
    Income tax expense (benefit)........             499           233           260         (182)          176
                                               ---------     ---------     ---------     --------     ---------
       Net income.......................      $    1,087    $      783    $      937    $     263    $      826
                                              ==========    ==========    ==========    =========    ==========
COMMON SHARE DATA:
    Earnings per common share
       Basic............................      $     0.68    $     0.66    $     0.93    $    0.27    $     0.92
       Diluted..........................            0.65          0.63          0.86         0.26          0.84
    Book value(1).......................           10.30          8.99          7.48         5.83          7.27
    Weighted average common
       shares outstanding(2)............       1,531,000     1,061,000     1,011,000      990,000       899,000






                                                                         DECEMBER 31,
                                               -----------------------------------------------------------------
                                                  1997          1996          1995         1994          1993
                                               ----------    -----------   -----------   ---------    ----------
          BALANCE SHEET DATA:
    Loans, net..........................      $  287,025    $  203,299    $  171,135    $ 139,491    $  109,224
    Total assets........................         378,719       276,349       251,338      222,809       190,677
    Deposits............................         329,424       245,105       227,308      204,171       162,676
    Borrowings, including repurchase
           agreements...................          16,163        18,975        14,395       11,174        19,644
    Shareholders' equity (3)............          30,070        10,100         8,085        5,973         6,706

                                                                 Year Ended December 31,
                                                ----------------------------------------------------------
                                                   1997       1996         1995        1994        1993
                                                ----------  ---------   ----------  ----------   ---------
PERFORMANCE DATA:
    Net interest margin(4) .................       4.17%       4.25%       4.14%       4.14%       4.38%
    Return on average assets ...............       0.34        0.31        0.40        0.13        0.53
    Return on average equity ...............       7.76        8.33       14.48        4.29       14.00
    Loans to deposits ......................      87.13       82.94       75.29       68.32       67.14
    Average equity to average assets .......       4.39        3.66        2.77        3.00        3.77
ASSET QUALITY RATIOS:
    Non-performing loans to total loans(5) .       0.63%       0.06%       0.37%       0.27%       1.25%
    Non-performing assets to total assets ..       0.56        0.04        0.25        0.17        0.72
    Allowance for loan losses to total loans       0.72        0.70        0.70        0.71        0.78
    Non-performing loans to
       allowance for loan losses ...........      87.54        8.28       53.74       38.10      160.35
    Net loan charge-offs to average loans ..       0.05        0.04        0.01        0.08        0.01
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND DIVIDENDS(6):
    Excluding deposit interest .............       1.90        1.64        2.07        1.10        3.21
    Including deposit interest .............       1.12        1.09        1.12        1.01        1.20
OTHER:
    Banking facilities .....................          9           7           7           5           4
    Full-time equivalent employees .........        162         144         150         120         114



----------

(1) Book value per share is calculated using total shareholders' equity divided by shares outstanding at end of period.

(2) The increase in weighted average common shares outstanding from 1,061,000 at December 31, 1996 to 1,531,000 at December 31, 1997 is
         attributable to Success Bancshares' initial public offering of common stock consummated in October 1997.


(3) The decrease in shareholders' equity from $6,706 in 1993 to $5,973 in 1994 is primarily attributable to the implementation of SFAS 115 Accounting for Certain Investments in Debt and Equity Securities on December 31, 1993. The unrealized net loss on securities available-for-sale, net of tax declined $1.6 million during 1994, and was recorded as a reduction in shareholders' equity.


(4) Net interest income on a tax-equivalent basis divided by average interest-earning assets.

(5) Non-performing loans consist of non-accrual loans and loans contractually past due 90 days or more and still accruing.

(6) Earnings consist of income before income tax plus interest expense. Fixed charges consist of interest expense.

                                  RISK FACTORS


         Prospective investors should consider carefully the following factors associated with the ownership of Trust Preferred Securities together with the other information contained in this Prospectus. Prospective investors should note, in particular, that this Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," believe," "estimate," "may," "intend" and "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. The considerations listed below represent certain important factors the Company believes could cause such results, performance or achievements to differ. These considerations are not intended to represent a complete list of the general or specific risks that may affect Success Bancshares and Success Capital. It should be recognized that other risks, including general economic factors and expansion strategies, may be significant, presently or in the future, and the risks set forth below may affect the Company and Success Capital to a greater extent than indicated.

                  RISKS RELATING TO TRUST PREFERRED SECURITIES

SUBORDINATION OF SUCCESS BANCSHARES' OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

         All obligations of Success Bancshares under the Junior Subordinated Debentures and the Guarantee will be unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt, the amount of which is unlimited. At December 31, 1997, the aggregate outstanding Senior and Subordinated Debt of Success Bancshares was approximately $18.6 million. As a holding company, the right of Success Bancshares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that Success Bancshares may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and all obligations of Success Bancshares relating to the Trust Preferred Securities (including obligations under the Guarantee) will be effectively subordinated to all existing and future liabilities of the Bank and any other subsidiaries, and holders of the Trust Preferred Securities should look only to the assets of Success Bancshares, and not of its subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee Agreement or the Trust Agreement will place any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Debt, that may be incurred by Success Bancshares or its subsidiaries. Further, there will be no limitation on Success Bancshares' ability to issue additional Junior Subordinated Debentures in connection with any further offerings of Trust Preferred Securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. In addition, all obligations of Success Bancshares under the Junior Subordinated Debentures will rank subordinate to the deposit liabilities of the Bank, which are insured by the Federal Deposit Insurance Corporation (the "FDIC"). See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee."

OPTION TO DEFER INTEREST PAYMENT PERIOD; TAX AND MARKET PRICE CONSEQUENCES OF A DEFERRAL OF INTEREST PAYMENTS

         So long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares will have the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. As a consequence of any such deferral, quarterly Distributions on the Trust Preferred Securities by Success Capital will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional interest thereon at the rate of ___% per annum, compounded quarterly, from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, Success Bancshares will be prohibited from (i) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of Success Bancshares' capital stock (other than (a) paying dividends or distributions in common stock of Success Bancshares, (b) redeeming rights or taking certain other actions under any shareholders' rights plan, (c) reclassifying any class of Success Bancshares' capital stock into another class of capital stock or (d) purchasing Success Bancshares' common stock related to rights under any of Success Bancshares' benefit plans for its Directors, officers or employees), (ii) making any payment of principal, interest or premium, if any, on or repaying, repurchasing, or redeeming any debt securities of Success Bancshares that rank pari passu or junior in interest to the Junior Subordinated Debentures (provided this restriction will not prohibit payments under the Guarantee) or (iii) redeeming, purchasing or acquiring less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Further, during an Extension Period, Success Bancshares would have the ability to continue to make payments on Senior and Subordinated Debt. Prior to the termination of any Extension Period, so long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters, to extend beyond the Stated Maturity of the Junior Subordinated Debentures or to end on a date other than an Interest Payment Date. Upon the termination of any Extension Period, and the payment of all interest then accrued and unpaid (including the additional amounts of interest accumulated on the Trust Preferred Securities at the rate of ___% per annum, compounded quarterly), Success Bancshares may elect to begin a new Extension Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that Success Bancshares may elect to begin an Extension Period. See "Description of Trust Preferred Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period."


         If Success Bancshares exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include their pro rata share of original issue discount ("OID") in gross income as it accrues for United States federal income tax (and possibly other) purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." Should Success Bancshares elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold the Trust Preferred Securities. As a result of the existence of Success Bancshares' right to defer interest payments, the market price of the Trust Preferred Securities may be more volatile than the market prices of other securities on which OID accrues that are not subject to any such deferral.

DEPENDENCE ON DIVIDENDS AND INTEREST PAYMENTS FROM THE BANK

         The ability of Success Capital to pay amounts due on the Trust Preferred Securities is dependent upon Success Bancshares making payments on the Junior Subordinated Debentures as and when required. As a holding company without significant assets other than its equity interest in the Bank, Success Bancshares' ability to pay interest on the Junior Subordinated Debentures to Success Capital (and consequently Success Capital's ability to pay Distributions on the Trust Preferred Securities) and its obligations under the Guarantee depends primarily upon the cash dividends Success Bancshares receives from the Bank. Dividend payments from the Bank are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the Bank, as well as certain other regulatory restrictions if such dividends would impair the safety and soundness of the Bank. Payment of dividends by the Bank is also subject to the Bank's profitability, financial condition and capital expenditures and other cash flow requirements. No assurance can be given that the Bank will be able to pay dividends in the future. See "Supervision and Regulation."

ADVANCEMENT OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES; REDEMPTION OF TRUST PREFERRED SECURITIES

         Success Bancshares will have the right, subject to receipt of prior approval from the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, at any time to advance the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. See "Description of Junior Subordinated Debentures--Redemption."

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION


         Upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after _______, 2003), Success Bancshares will have the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and therefore to cause a mandatory redemption of the Trust Preferred Securities. The exercise of such right is subject to Success Bancshares having received prior approval of the Federal Reserve to do so if then required under applicable guidelines, policies or regulations of the Federal Reserve. See "Description of Trust Preferred Securities--Redemption."


         A "Tax Event" means the receipt by Success Bancshares and Success Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) Success Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Success Bancshares on the Junior Subordinated Debentures is not, or within 90 days of such opinion will not be, deductible by Success Bancshares, in whole or in part, for United States federal income tax purposes, or (iii) Success Capital is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "--Uncertainty of Deductibility of Interest on the Junior Subordinated Debentures and Related Possible Tax Law Changes" below for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit Success Bancshares to cause a redemption of the Junior Subordinated Debentures (and therefore the Trust Preferred Securities) prior to ______, 2003.

         An "Investment Company Event" means the receipt by Success Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Success Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.


         A "Capital Treatment Event" means the receipt by Success Bancshares of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities under the Trust Agreement, the Trust Preferred Securities (or any substantial portion thereof) do not, or within 90 days of the date of such opinion will not, constitute Tier 1 capital (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Success Bancshares.


UNCERTAINTY OF DEDUCTIBILITY OF INTEREST ON THE JUNIOR SUBORDINATED DEBENTURES AND RELATED POSSIBLE TAX LAW CHANGES


         Success Bancshares' ability to deduct the interest paid on the Junior Subordinated Debentures depends upon whether the Junior Subordinated Debentures are characterized as debt instruments for federal income tax purposes, taking all the relevant facts and circumstances into account. Success Bancshares believes that the Junior Subordinated Debentures are debt instruments for federal income tax purposes and that interest on the Junior

Subordinated Debentures will, therefore, be deductible by Success Bancshares. There is no clear authority on the appropriate characterization for federal income tax purposes of instruments such as the Junior Subordinated Debentures when they are issued in connection with an offering of securities such as the Trust Preferred Securities.


         Under the Taxpayer Relief Act of 1997, enacted on August 5, 1997, issuers of certain convertible debt instruments are not entitled to deduct interest thereon. For example, interest is not deductible if the debt instrument is convertible into equity of the issuer (or a related party) at the option of the holder and there is a substantial certainty that the holder will exercise the conversion option. Similarly, interest is not deductible if the debt instrument is part of an arrangement which is reasonably expected to result in a conversion at the option of the issuer (or a related party). Success Bancshares believes that this legislation will not affect the deductibility of interest on the Junior Subordinated Debentures. The Internal Revenue Service (the "Service"), however, has not yet issued any guidance regarding its interpretation of the new legislation. There can be no assurance that the Service will not take the position that interest on the Junior Subordinated Debentures is not deductible. Accordingly, there can be no assurance that an audit or future interpretation by the Service of the new legislation will not result in a Tax Event and a redemption of the Trust Preferred Securities before, or after _________________, 2003. If the interest on the Junior Subordinated Debentures is not deductible by Success Bancshares, Success Bancshares would have significant additional income tax liabilities. Any such tax liability could adversely affect the ability of Success Bancshares to pay interest on the Junior Subordinated Debentures to Success Capital (and consequently Success Capital's ability to pay Distributions on the Trust Preferred Securities and Success Bancshares' ability to pay its obligations under the Guarantee).


         Two recent legislative initiatives, the 1998 budget proposals of President Clinton's administration and the Revenue Reconciliation Bill of 1996, could have denied interest deductions for interest on the Junior Subordinated Debentures. Neither the 1998 proposal nor the 1996 bill has been enacted. However, future enactment of these or similar proposals could affect deduction of interest expenses and OID with respect to the Junior Subordinated Debentures. This, in turn, could give rise to a Tax Event, which would permit Success Bancshares, upon approval of the Federal Reserve if such approval is then required under applicable capital guidelines, policies or regulations of the Federal Reserve, to cause a redemption of the Trust Preferred Securities. See "Description of Trust Preferred Securities--Redemption," "Description of Junior Subordinated Debentures--Redemption" and "Certain Federal Income Tax Consequences--Possible Tax Law Changes Affecting the Trust Preferred Securities."


POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES


         Success Bancshares will have the right at any time to dissolve Success Capital and, after satisfaction of liabilities to creditors of Success Capital as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of Success Capital. The exercise of such right is subject to Success Bancshares having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. Because holders of the Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of Success Capital, and because Distributions are otherwise dependent upon payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures."


         Under current United States federal income tax law and interpretations and assuming, as expected, Success Capital is classified as a grantor trust for such purposes, Success Bancshares does not believe that a distribution of the Junior Subordinated Debentures upon a liquidation of Success Capital would be a taxable event to holders of the Trust Preferred Securities. However, if a Tax Event were to occur which would cause Success Capital to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by Success Capital could be a taxable event to Success Capital and the holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities."

LIMITATIONS ON DIRECT ACTIONS AGAINST SUCCESS BANCSHARES AND ON RIGHTS UNDER THE GUARANTEE

         The Guarantee will guarantee to the holders of the Trust Preferred Securities the following payments, to the extent not paid by Success Capital:
(i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Success Capital has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that Success Capital has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution of Success Capital (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that Success Capital has funds on hand available therefor at such time (the "Liquidation Distribution") and (b) the amount of assets of Success Capital remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of Success Capital as required by applicable law. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Success Bancshares to enforce its rights under the Guarantee without first instituting a legal proceeding against Success Capital, the Guarantee Trustee or any other person or entity. If Success Bancshares were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, Success Capital would lack sufficient funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Success Bancshares to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against Success Bancshares for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, Success Bancshares will have a right of set-off under the Indenture to the extent of any payment made by Success Bancshares to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Guarantee." The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED VOTING RIGHTS

         Holders of Trust Preferred Securities generally will have limited voting rights relating only to the modification of the Trust Preferred Securities, the dissolution of Success Capital and the exercise of Success Capital's rights as a holder of Junior Subordinated Debentures and the Guarantee. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights will be vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described in the Trust Agreement. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and Success Bancshares may amend the Trust Agreement without the consent of holders of Trust Preferred Securities, subject to certain exceptions, to ensure that Success Capital will be classified for United States federal income tax purposes as a grantor trust or to ensure that Success Capital will not be required to register as an "investment company." See "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

LIMITED COVENANTS

         The covenants in the Indenture are limited, and there are no covenants relating to Success Bancshares in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures or Trust Preferred Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations or limits the ability of Success Bancshares or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether Success Bancshares will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

TRUST PREFERRED SECURITIES NOT FDIC INSURED

         The Trust Preferred Securities are not savings or deposit accounts or other obligations of a bank, and are not insured by the Bank Insurance Fund, the Savings Association Insurance Fund, the FDIC or any other governmental agency or otherwise.

ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF MARKET PRICES

   There exists no public market for the Trust Preferred Securities. Success Bancshares has applied to have the Trust Preferred Securities approved for listing on Nasdaq. There can be no assurance that an active and liquid trading market will develop or that a continued listing of the Trust Preferred Securities will be available on Nasdaq. Although the Underwriters have informed Success Capital and Success Bancshares that they intend to make a market in the Trust Preferred Securities, the Underwriters are not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities. In the event that an active trading market for the Trust Preferred Securities does not develop, the market price and liquidity of the Trust Preferred Securities will be adversely affected.

   Future trading prices of the Trust Preferred Securities may be subject to significant fluctuations in response to prevailing interest rates, the operating results and financial condition of the Company, the market for similar securities and general market and economic conditions. The offering price and rate of Distributions of the Trust Preferred Securities have been determined by negotiations among representatives of Success Bancshares and the Underwriters, and the offering of the Trust Preferred Securities may not be indicative of the market price following the offering. As a result of the existence of Success Bancshares' right to (i) defer interest payments on or, subject to prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, advance the Stated Maturity of the Junior Subordinated Debentures, and (ii) dissolve Success Capital and distribute Junior Subordinated Debentures to the holders of Trust Preferred Securities, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such provisions. There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures, which are not being listed on Nasdaq, that may be distributed in exchange for the Trust Preferred Securities if Success Bancshares exercises its right to dissolve Success Capital. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Trust Preferred Securities may receive in dissolution of Success Capital, may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities. See "Description of Junior Subordinated Debentures--Distribution Upon Liquidation."

TRADING PRICE


         The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Trust Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and --Sales or Redemption of Trust Preferred Securities."


ABSENCE OF RATING FOR TRUST PREFERRED SECURITIES

         The Trust Preferred Securities are not rated by any rating agency and are not anticipated to be rated in the future. The Company believes, however, that if the Trust Preferred Securities were to be rated, the rating determined would be that of speculative grade.


                          RISKS RELATING TO THE COMPANY

IMPACT OF BRANCH OPENINGS AND ACQUISITIONS ON PROFITABILITY

         The Company's recent historical results have been impacted by the opening of its branch banking facilities. Each of the various branch facilities was newly opened by the Company within the past six years, including the Lincolnwood/International Office branch which opened in November 1997, the Arlington Heights branch which opened in September 1997 and the downtown Deerfield branch which opened in April 1997. The level of reported net income and return on average assets for the Company in the near term will continue to be impacted by start-up costs associated with these branching operations. Management believes that new branch facilities typically require 18 to 30 months of operation before becoming profitable, due to the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding assets. The Company intends to expand in its target markets by establishing additional branches, and is currently in the process of opening branches in downtown Chicago and the suburban communities of Skokie (2 branches), Mundelein, Lake Zurich and North Libertyville, Illinois. To the extent the Company undertakes additional branching, the Company is likely to continue to experience the effects of higher operating expenses relative to operating income from the new branches, which may limit increases in profitability. The Company's ability to expand by establishing new branch offices is dependent on its ability to identify advantageous branch office locations and generate new deposits and loans from those locations that will create an acceptable level of net income for the Company. There can be no assurance the Company will be able to successfully establish additional branches.

         Although the Company has expanded through establishing new branch offices in the past, the Company's strategic plan also includes selectively acquiring other financial institutions in its target markets. There can be no assurance that potential acquisitions will be available on terms acceptable to the Company or that the required regulatory approvals for any proposed acquisitions will be obtained. There also can be no assurance that the Company will be able to successfully integrate, operate and manage any business that it does acquire so as to maintain or increase profitability.

ADVERSE IMPACT OF ECONOMIC CONDITIONS

         Economic conditions beyond the Company's control may have a significant adverse impact on the Company's operations. Examples of such conditions include:
(i) the strength of credit demand by customers, (ii) the introduction and growth of new investment instruments and transaction accounts by non-bank financial competitors and (iii) changes in the general levels of interest rates, including changes resulting from the monetary activities of the Federal Reserve.

         Economic growth in the Company's market area is dependent upon the local economy. Adverse changes in the economy of the Chicago metropolitan area would likely impair the Bank's ability to gather deposits and could otherwise have a negative effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of the collateral pledged to the Bank. See "Business--The Company" and "--Competition."

CREDIT RISK; ALLOWANCE FOR LOAN LOSSES

         There are risks inherent in making any loan, including risks with respect to the period of time over which the loan may be repaid, risks resulting from changes in economic and industry conditions including those in the Company's local market area, risks inherent in dealing with individual borrowers and risks resulting from uncertainties as to the future value of the collateral. The Company's allowance for loan losses is established in consultation with management of the Bank and is maintained at a level considered adequate by management to absorb anticipated loan losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company's control, and such losses may exceed current estimates. There can be no assurance that the Company's allowance for loan losses will prove sufficient to cover actual loan losses in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition."

EFFECT OF INTEREST RATES

         Like most banks, the Bank realizes income primarily from the spread between interest earned on loans and investments and the interest paid on deposits and borrowings. It is expected that the Bank, from time to time, will experience "gaps" in the interest rate sensitivities of its assets and liabilities, meaning that either its interest-bearing liabilities will be more sensitive to changes in market interest rates than its interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to the Bank's position, the "gap" will adversely affect the Bank's earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset/Liability Management."

COMPLIANCE WITH REGULATORY CAPITAL REQUIREMENTS; EFFECT ON GROWTH

         The Federal Reserve has established certain minimum risk-based capital standards that apply to bank holding companies, and the OCC has established certain minimum risk-based capital standards for national banks. As of December 31, 1997, Success Bancshares and the Bank equaled or exceeded all capital adequacy requirements. As of December 31, 1997, the most recent notification from the OCC categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. The growth of Success Bancshares and the Bank in the past has been, and may in the future be, constrained by these capital adequacy requirements. There can be no assurance that Success Bancshares and/or the Bank will continue to be in compliance with all of the applicable regulatory capital requirements. Bank holding companies and/or banks which are not in compliance with the applicable capital requirements may be subject to significant operating restrictions including, among other restrictions, restrictions on the payment of dividends and incurring additional indebtedness. Any imposition of such operating restrictions on Success Bancshares and/or the Bank could have an adverse effect on the Company's growth and its financial results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Supervision and Regulation."

RELIANCE ON KEY PERSONNEL

         The Company's success to date has been influenced strongly by its ability to attract and to retain senior management experienced in providing community banking services. Success Bancshares' ability to retain the management team of the Bank and, as Success Bancshares grows, to attract and retain qualified additional senior and middle management, will continue to be important to successful implementation of the Company's strategy. Currently, Success Bancshares is the beneficiary under a key-man life insurance policy on Saul D. Binder, President and Chief Executive Officer of Success Bancshares and the Bank, in the amount of $1.0 million. Mr. Binder has also entered into an employment agreement with Success Bancshares. Steven A. Covert, Executive Vice President and Chief Financial Officer of Success Bancshares, has entered into an Executive Severance Agreement with Success Bancshares. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on the Company's business and financial results. See "Management."

COMPETITION

         The Company is headquartered in Lincolnshire, Illinois, a suburb of Chicago. The Company currently conducts its business from its main office and eight additional branch offices, all of which are located in the north and northwest suburbs of Chicago and the north side of Chicago. The Company faces significant competition both in making loans and in attracting deposits. Most of the Company's mortgage loans are secured by properties located in Cook and Lake Counties. The Chicago metropolitan area has a high density of financial institutions, many of which have a state-wide or regional presence, and, in some cases, a national presence, and all of which are competitors of the Company to varying degrees. The Company's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Many of the Company's non-bank competitors are not subject to the same degree of regulation as that imposed on bank holding companies, federally insured banks and national banks. As a result, such non-bank competitors have advantages over the Company in providing certain services. The Company's most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions, many of which are significantly larger than the Company and, therefore, have greater financial and marketing resources than those of the Company. The Company faces additional competition for deposits from short-term money market funds, other corporate and government securities funds and from other financial institutions such as brokerage firms and insurance companies. Such competition may limit the growth and profitability of the Company in the future. See "Business--Competition" and "--Market."

SUPERVISION AND REGULATION

         Bank holding companies and national banks operate in a highly regulated environment and are subject to supervision and examination by federal regulatory agencies. Success Bancshares is subject to the Bank Holding Company Act of 1956, as amended (together with the regulations issued thereunder, the "BHC Act"), and to regulation and supervision by the Federal Reserve. The Bank, as a national bank that is a member of the Federal Reserve System and insured by the FDIC, is subject to the primary regulation and supervision of the OCC, and secondarily, of the FDIC. Federal laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The OCC and the FDIC possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by national banks, and the Federal Reserve possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which Success Bancshares and the Bank may conduct business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in monetary or legislative policies may affect the interest rates the Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks, including the Bank. See "Supervision and Regulation."

YEAR 2000 COMPLIANCE

         The Company has established a committee (the "Y2K Committee") comprised of senior management to address the implications of the Year 2000 ("Y2K") on the Company's business systems, services, major loan customers and competitive conditions. The Y2K Committee reports directly to the Company's Audit Committee and has adopted a formal Y2K plan designed to minimize the impact of the Y2K on the Company. Such plan has been approved by the Audit Committee.


         The Company does not maintain a proprietary mainframe system. Instead, the majority of the Company's data processing services are provided by M&I Data Systems ("M&I"), located in Milwaukee, Wisconsin, which is a major third party provider of data processing services to financial institutions. Several other third-party providers supply the remainder of the Company's data processing services. The Y2K Committee is closely monitoring the progress of M&I and such other providers toward resolving the Y2K issues in their products as well as evaluating other systems used by the Company but must rely on the cooperation of M&I and such providers to assure Y2K compliance. There can be no assurances that M&I or any other data processing services providers of the Company will timely convert their products to properly utilize dates beyond December 31, 1999 and the failure by M&I and/or any of such other providers to do so could have an adverse impact on the Company. See "Supervision and Regulation--Year 2000."


                                 USE OF PROCEEDS


         All of the net proceeds from the sale of Trust Preferred Securities will be invested by Success Capital in the Junior Subordinated Debentures. The net proceeds to Success Bancshares from the sale of the Junior Subordinated Debentures are estimated to be $14,140,000 (assuming no exercise of the over-allotment option and net of estimated underwriting commission and other estimated offering expenses). Success Bancshares intends to invest (immediately following the consummation of the proposed Minority Acquisition) approximately $13,000,000 of the net proceeds in the Bank in the form of common stock of the Bank to increase its capital to support anticipated growth. Prior to the consummation of the Minority Acquisition, Success Bancshares may invest up to $13,000,000 of the net proceeds in the Bank in the form of preferred stock of the Bank. See "Business--Recent Developments." Success Bancshares intends to use the remaining net proceeds to fund additional growth of the Bank or for general corporate purposes, which may include, without limitation, potential future acquisitions. Pending the investment by Success Bancshares in the Bank, Success Bancshares will invest such proceeds in short-term, highly-rated marketable debt securities.


                      MARKET FOR TRUST PREFERRED SECURITIES


         Success Bancshares has applied for listing of the Trust Preferred Securities on Nasdaq under the symbol SXNBP. There can be no assurance, however, that an active and liquid trading market will develop or, if developed, that such a market will continue. The offering price and rate of Distributions of the Trust Preferred Securities have been determined by negotiations among representatives of Success Bancshares and the Underwriters, and the offering price of the Trust Preferred Securities may not be indicative of the market price following the offering.


                              ACCOUNTING TREATMENT

         For financial reporting purposes, Success Capital will be treated as a subsidiary of Success Bancshares and, accordingly, the accounts of Success Capital will be included in the consolidated financial statements of the Company. The Trust Preferred Securities will be presented as a separate line item below debt and above equity in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities as an expense in the consolidated statements of operations.

         Future reports of Success Bancshares filed under the Exchange Act will include a footnote to the financial statements stating that (i) Success Capital is wholly owned, (ii) the sole assets of Success Capital are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures), and (iii) the Guarantee constitutes a full and unconditional guarantee by Success Bancshares of the obligations of Success Capital under the Trust Preferred Securities. Success Capital will not provide separate reports under the Exchange Act.

                                 CAPITALIZATION

         The following table sets forth the Company's consolidated capitalization as of December 31, 1997, (i) on a historical basis and (ii) on a pro forma basis, giving effect to the issuance of the Trust Preferred Securities by Success Capital and the application of the estimated net proceeds from the sale thereof including, but not limited to, the purchase of the Junior Subordinated Debentures from Success Bancshares. See "Use of Proceeds." This data should be read in conjunction with the financial statements, including the notes thereto, of the Company included elsewhere in this Prospectus.


                                                                                            DECEMBER 31, 1997
                                                                                       ----------------------------
                                                                                           ACTUAL       PRO FORMA
                                                                                       -------------- -------------
                                                                                          (dollars in thousands)


Long-term debt .......................................................................     $  6,720      $  6,720
9% Convertible subordinated notes ....................................................          200           200
                                                                                           --------      --------
   Total Long-term Debt ..............................................................        6,920         6,920
 Company obligated mandatory redeemable preferred securities of
     subsidiary trust holding solely junior subordinated debentures ..................           --        15,000
Shareholders' Equity:
   Common stock, $0.001 par value, 7,500,000 shares authorized
   2,918,324 shares issued............................................................            3             3
Additional paid-in-capital ...........................................................       24,151        24,151
Retained earnings ....................................................................        6,352         6,352
Loan to Employee Stock Ownership Plan ................................................         (158)          158)
                                                                                           --------      --------
   Total before unrealized loss on securities ........................................       30,348        30,348
  Unrealized loss on securities available for sale, net of tax .......................         (278)         (278)
                                                                                           --------      --------
   Total shareholders' equity (1) ....................................................       30,070        30,070
                                                                                           --------      --------
  Total capitalization ...............................................................     $ 36,990      $ 51,990
                                                                                           ========      ========



---------



(1) As of December 31, 1997, the Company's regulatory capital ratios were as follows: a leverage ratio of 9.69%, a tier 1 ratio of 11.55% and a total risk-based capital ratio of 12.37%. On October 21, 1996, the Federal Reserve approved, subject to certain limitations as to amount, the use of certain cumulative preferred stock instruments such as Trust Preferred Securities as Tier 1 capital for bank holding companies such as Success Bancshares. The Company has elected to issue the Trust Preferred Securities because it expects the Trust Preferred Securities to qualify as Tier 1 capital and the Distributions payable on the Trust Preferred Securities to be a tax deductible expense of Success Bancshares. Success Banchares expects that, upon completion of the sale of the Trust Preferred Securities, Trust Preferred Securities having an aggregate Liquidation Amount of approximately $9,665,000 will qualify as Tier 1 capital, and that the remaining amounts will qualify as Tier 2 capital, under the capital guidelines of the Federal Reserve. Capital received from the proceeds of the sale of the Trust Preferred Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). See "Supervision and Regulation."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

         The following selected consolidated financial data with respect to the Company's consolidated financial position at December 31, 1997, 1996 and 1995, and its results of operations for the years ended December 31, 1997, 1996 and 1995 have been derived from, and should be read in conjunction with, the audited consolidated financial statements, and notes thereto, of the Company appearing elsewhere in this Prospectus. The selected consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1994 and 1993 and its results of operations for the years ended December 31, 1994 and 1993 have been derived from audited consolidated financial statements of the Company, which are not presented herein.



                                                                           YEAR ENDED DECEMBER 31,

                                                       1997            1996             1995            1994            1993
                                                   -----------     -----------      -----------     -----------      -----------
Statement of Income Data:
    Interest income ..........................     $    24,912     $    19,850      $    18,675     $    14,619      $    10,960
    Interest expense .........................          12,861          10,020            9,886           7,221            5,016
                                                   -----------     -----------      -----------     -----------      -----------
        Net interest income ..................          12,051           9,830            8,789           7,398            5,944
    Provision for loan losses ................             766             310              207             250              220
                                                   -----------     -----------      -----------     -----------      -----------
       Net interest income after provision
       for loan losses .......................          11,285           9,520            8,582           7,148            5,724
    Other operating income
       Service charges on deposit accounts ...           1,879           1,402            1,134             865              687
       Securities gains, net .................              --              --               25              61              481
       Gain on sales of loans, net ...........              61             109               84              94            1,077
       Writedown of real estate loans
       held-for-sale, transferred to portfolio              --             (74)              --            (572)              --
       Credit card processing income .........           5,987           5,334            4,389           4,071            2,960
       Other fees and commissions ............             264             378              372             488              296
                                                   -----------     -----------      -----------     -----------      -----------
         Total other operating income ........           8,191           7,149            6,004           5,007            5,501
    Other operating expenses
       Salaries and employee benefits ........           6,177           5,513            4,729           3,986            2,755
       Occupancy and equipment expenses ......           2,044           1,715            1,388           1,287              934
       Credit card processing expenses .......           5,541           5,013            3,879           3,756            3,290
       Other non-interest expenses ...........           4,091           3,389            3,346           2,987            3,165
                                                   -----------     -----------      -----------     -----------      -----------
         Total other operating expenses ......          17,853          15,630           13,342          12,016           10,144
    Minority interest in income of
       subsidiary bank .......................              37              23               47              58               79
       Income before taxes ...................           1,586           1,016            1,197              81            1,002
    Income tax expense (benefit) .............             499             233              260            (182)             176
                                                   -----------     -----------      -----------     -----------      -----------
       Net income ............................     $     1,087     $       783      $       937     $       263      $       826
                                                   ===========     ===========      ===========     ===========      ===========
COMMON SHARE DATA:
    Earnings per common  share
       Basic .................................     $      0.68     $      0.66      $      0.93     $      0.27      $      0.92
       Diluted ...............................            0.65            0.63             0.86            0.26             0.84
    Book value(1) ............................           10.30            8.99             7.48            5.83             7.27
    Weighted average common shares
       outstanding(2) ........................       1,531,000       1,061,000        1,011,000         990,000          899,000

                                                                             DECEMBER 31,
                                                    ---------------------------------------------------------------
                                                       1997         1996         1995         1994          1993
                                                    ----------   ----------   ----------    ---------    ----------
Balance Sheet Data:
    Cash and cash equivalents.....................  $ 23,901     $ 13,833    $  20,559    $ 18,909      $   8,190
    Securities.....................................   53,754       47,707       50,732      55,614         55,393
    Real estate loans held for sale...............        65          117         203           40         11,021
    Loans, net....................................   287,025      203,299       171,135    139,491        109,224
    Total assets..................................   378,719      276,349       251,338    222,809        190,677
    Deposits......................................   329,424      245,105       227,308    204,171        162,676
    Borrowings, including repurchase agreements...    16,163       18,975       14,395      11,174         19,644
    Shareholders' equity(3).......................    30,070       10,100        8,085       5,973          6,706





                                                                        YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------------------------------
                                                       1997         1996         1995         1994          1993
                                                    ----------   ----------   ----------    ---------    ----------
Performance Data:
    Net interest margin(4)........................      4.17%       4.25%        4.14%        4.14%         4.38%
    Return on average assets......................      0.34        0.31         0.40         0.13          0.53
    Return on average equity......................      7.76        8.33        14.48         4.29         14.00
    Loans to deposits.............................     87.13       82.94        75.29        68.32         67.14
    Average equity to average assets..............      4.39        3.66         2.77         3.00          3.77
ASSET QUALITY RATIOS:
    Non-performing loans to total loans(5)........      0.63%       0.06%        0.37%        0.27%         1.25%
    Non-performing assets to total assets.........      0.56        0.04         0.25         0.17          0.72
    Allowance for loan losses to total loans......      0.72        0.70         0.70         0.71          0.78
    Non-performing loans to allowance for
       loan losses ...............................     87.54        8.28        53.74        38.10        160.35
    Net loan charge-offs to average loans.........      0.05        0.04         0.01         0.08          0.01
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND DIVIDENDS(6):
    Excluding deposit interest....................      1.90        1.64         2.07         1.10          3.21
    Including deposit interest....................      1.12        1.09         1.12         1.01          1.20
CAPITAL RATIOS:
    Leverage(7)...................................      9.69%       4.37%        3.70%        3.52%         3.67%
    Tier 1(8).....................................     11.55        6.20         5.68         5.79          5.96
       Total risk-based(9)........................     12.37        8.00         7.53         7.83          8.35
OTHER:
    Banking facilities............................         9           7            7            5             4
    Full-time equivalent employees................       162         144          150          120           114




------------------

(1) Book value per share is calculated using total shareholders' equity divided by shares outstanding at end of period.

(2) The increase in weighted average common shares outstanding from 1,061,000 at December 31, 1996 to 1,531,000 at December 31, 1997 is
         attributable to Success Bancshares' initial public offering of common stock consummated in October 1997.

(3) The decrease in shareholders' equity from $6,706 in 1993 to $5,973 in 1994 is primarily attributable to the implementation of SFAS 115 Accounting for Certain Investments in Debt and Equity Securities on December 31, 1993. The unrealized net loss on securities available-for-sale, net of tax, declined $1.6 million during 1994, and was recorded as a reduction in shareholders' equity.

(4) Net interest income on a tax-equivalent basis divided by average interest-earning assets.

(5) Non-performing loans consist of non-accrual loans and loans contractually past due 90 days or more and still accruing.

(6) Earnings consist of income before income tax plus interest expense. Fixed charges consist of interest expense.

(7)      Tier 1 capital to total average assets.

(8)      Tier 1 capital to risk weighted assets.

(9)      Total capital to risk weighted assets.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements of the Company, including the accompanying notes, each appearing elsewhere in this Prospectus. In addition to historical information, the following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" contained elsewhere in this Prospectus. The financial information provided below may be rounded to the nearest decimal (in the case of amounts in excess of $1.0 million) or the nearest hundred thousand dollars (in the case of all other amounts) in order to simplify the presentation of management's discussion and analysis. However, the ratios and percentages provided below are calculated (adjusted for rounding) using the detailed financial information contained in the financial statements, notes and tables included elsewhere herein.

GENERAL

         Success Bancshares' principal business is conducted by the Bank, its majority-owned subsidiary, and consists of full service community banking. The profitability of the Company's operations depends primarily on its net interest income, provision for loan losses, other operating income and other operating expenses. Net interest income is the difference between the income the Company receives on its loan and investment portfolios and its cost of funds, which consists of interest paid on deposits and borrowings. The provision for loan losses reflects the cost of credit risk in the Company's loan portfolio. Other operating income consists of service charges on deposit accounts, securities gains, gains on sale of loans, credit card processing income and other fees and commissions. Other operating expenses include salaries and employee benefits as well as occupancy and equipment expenses, credit card processing expenses and other non-interest expenses.

         Net interest income is dependent on the amounts and yields of interest-earning assets as compared to the amounts of and rates on interest-bearing liabilities. Net interest income is sensitive to changes in market rates of interest and the Company's asset/liability management procedures in coping with such changes. The provision for loan losses is dependent on increases in the loan portfolio and management's assessment of the collectibility of the loan portfolio, as well as economic and market factors. Non-interest expenses are heavily influenced by the growth of operations, with additional employees necessary to staff and open new branch facilities and marketing expenses necessary to promote the new branch facilities. Growth in the number of account relationships directly affects such expenses as data processing costs, supplies, postage and other miscellaneous expenses.

CONSOLIDATED RESULTS OF OPERATIONS

Comparison of Results of Operations for the Years Ended December 31, 1997 and December 31, 1996

         General. The Company's net income for the year ended December 31, 1997 was $1.1 million compared to net income of $783,000 for the year ended December 31, 1996. The $304,000 increase in net income was primarily attributable to an increase in net interest income and other operating income, partially offset by increased net operating expenses.

         Net interest income. Net interest income increased to $12.1 million for the year ended December 31, 1997 from $9.8 million for 1996. This increase in net interest income of $2.2 million, or 22.6%, was attributable to a $5.1 million increase in interest income resulting from the $57.3 million, or 24.2%, increase in average interest-earning assets in the year ended December 31, 1997 compared to the year ended December 31, 1996. Partially offsetting this increase in interest income was a $2.8 million increase in interest expense for the year ended December 31, 1997, a 28.4% increase from 1996. The Company's net interest margin decreased to 4.17% for 1997 compared to 4.25% in 1996 as a result of the impact of promoting home equity loan growth by offering lower interest rates and market competition for high-quality loan customers.

         Provision for loan losses. The provision for loan losses increased to $766,000 for the fiscal year ended December 31, 1997, from $310,000 in the prior year, which increase was necessary to reflect the increase in commercial real estate lending and to offset an increase in net charge-offs. At December 31, 1997, the allowance for loan losses represented 0.72% of loans outstanding, which management believed was adequate to cover potential losses in the portfolio. There can be no assurance that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for loan losses is dependent upon actual charge-offs during the year, historical loss experience, delinquent loans and an evaluation of current and prospective economic conditions in the Company's market area.

         Other operating income. Total other operating income increased approximately $1.1 million, or 14.6%, to $8.2 million for 1997, compared to $7.1 million in 1996. Service charges on deposit accounts increased by 34.0% to $1.9 million for the year ended December 31, 1997, from $1.4 million in 1996. The increase is primarily attributable to a 15.0% increase in the average balance of deposit accounts subject to such service charges and a 102.5% increase in average overdrafts outstanding. The majority of service charges on deposit accounts consisted of fees charged for overdrafts and failure to maintain required balances. Credit card processing income increased to $6.0 million from $5.3 million for the years ended December 31, 1997 and 1996, respectively, due primarily to a 10.3% increase in the amount of credit card sales processed and an increase in rates charged to merchants. Total processing volume increased to $290.3 million for the year ended December 31, 1997, from $263.2 million in 1996.

         Other operating expenses. Total other operating expenses increased $2.3 million, or 14.2%, to $17.9 million for 1997, as compared to $15.6 million in 1996. This increase reflects the higher level of expenditures required to support the Company's growth. Salaries and employee benefits increased to $6.2 million for the year ended December 31, 1997, as compared to $5.5 million for the prior year. The increase of $664,000 reflects increased staffing to support new locations and the growth in deposit and loan accounts at existing banking locations which are required to maintain high levels of customer service. Also contributing to the increase in salaries were normal salary increases. Occupancy and equipment expenses increased to $2.0 million for 1997, from $1.7 million for 1996, primarily due to improvements in the Company's computer systems and the costs associated with the April 1997 opening of the downtown Deerfield branch location and September 1997 opening of the Arlington Heights branch location. Data processing expense increased to $889,000, or 40.4%, for the year ended December 31, 1997, compared to $633,000 for 1996, primarily due to substantially higher volume levels and the costs associated with the conversion of the Company's data processing provider in March 1997. Credit card processing expenses increased $528,000, or 10.5%, to $5.5 million for 1997, compared to $5.0 million for 1996, primarily due to the increase in the amount of credit card sales processed. Other non-interest expenses increased by $360,000, or 13.6%, to $3.0 million for the year ended December 31, 1997, from $2.6 million for 1996, primarily due to a $321,000 increase in legal fees attributable to increased collection costs and other matters.

         Income taxes. The Company recorded income tax expense of $499,000 for 1997, compared to an income tax expense of approximately $233,000 in 1996, which increase is attributable to the increase in net income before tax.

Comparison of Results of Operations for the Years Ended December 31, 1996 and December 31, 1995

         General. The Company's net income was $783,000 for the year ended December 31, 1996, compared to net income of $937,000 for the year ended December 31, 1995, a decrease of $154,000 or 16.4%. The decrease in net income was primarily due to increases in interest expense of $134,000, the provision for possible loan losses of $103,000 and other operating expenses of $2.3 million, offset by increases in interest income of $1.2 million and other operating income of $1.1 million.

         Net interest income. Net interest income increased by $1.0 million, or 11.8%, to $9.8 million in 1996 from $8.8 million in 1995. This increase was attributable to a $17.8 million increase in average interest-earning assets to $236.4 million in 1996 from $218.6 million in 1995. The Company's net interest margin in 1996 increased to 4.25% compared to 4.14% in 1995. This increase was primarily due to the Company's ability to use the increase in demand deposits and other borrowings to fund higher yielding commercial loans and real estate mortgage loans.

         Provision for loan losses. The provision for loan losses increased to $310,000 in 1996 from $207,000 in 1995, to provide for the growth in the Company's loan portfolio. Total loans increased $32.4 million, or 18.7% to $205.4 million at December 31, 1996, from $173.0 million at December 31, 1995. At December 31, 1996, the allowance for loan losses represented 0.70% of total loans, which management believed was adequate to cover potential losses in the loan portfolio.

         Other operating income. Other operating income increased by $1.1 million, or 19.1%, to $7.1 million in 1996 from $6.0 million in 1995. Contributing to this increase was an increase in service charges on deposit accounts of $268,000 to $1.4 million in 1996 and an increase in credit card processing income of $945,000 to $5.3 million in 1996. The increase in service charges on deposit accounts is directly attributable to the $17.8 million, or 7.8%, increase in deposits to $245.1 million at December 31, 1996, from $227.3 million at December 31, 1995. The increase in credit card processing income is primarily attributable to the increase in the number of participating merchants and a corresponding processing volume increase to $263.2 million at December 31, 1996, from $214.7 million at December 31, 1995, a 22.6% increase.

         Other operating expenses. Other operating expenses increased $2.3 million, or 17.1%, to $15.6 million in 1996 from $13.3 million in 1995, primarily due to a $784,000 increase in salaries and employee benefits primarily attributable to a full year of staffing of two additional branches, adding a number of experienced senior personnel and additional staff to position the Company for anticipated growth and normal annual salary and wage increases. Occupancy and equipment expenses increased $327,000, or 23.6%, to $1.7 million in 1996 from $1.4 million in 1995 primarily due to a full year of operating of two additional branch facilities in 1996, one of which was in operation for 10 months in 1995 and the other for less than one month in 1995. Credit card processing expenses increased by approximately $1.1 million, or 29.2%, to $5.0 million in 1996 from $3.9 million in 1995, primarily due to the increase in the number of participating merchants and corresponding processing volume increases.

         Income taxes. The Company recorded an income tax expense of $233,000 in 1996 compared to $260,000 in 1995, reflecting the decrease in the Company's net income before taxes in 1996.

INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

         The following table sets forth the average daily balances, net interest income and expense and average yields and rates for the Company's interest-earning assets and interest-bearing liabilities for the indicated years on a tax-equivalent basis assuming a 34% tax rate.



                                                                          Year Ended December 31,
                                                   --------------------------------------------------------------------
                                                                 1997                                1996
                                                   --------------------------------    --------------------------------
                                                    Average                  Yield/    Average                  Yield/
                                                    Balance    Interest       Rate     Balance     Interest      Rate
                                                   --------    --------      ------   --------     --------    -------
                                                                          (dollars in thousands)
ASSETS
Loans (1) (2)...................................   $239,084    $21,755        9.10%   $182,453     $16,764       9.19%
Taxable investment securities...................     38,801      2,318        5.97      40,423       2,397       5.93
Investment securities exempt from
   Federal income taxes.........................      8,214        613        7.46       8,824         671       7.60
Interest-bearing deposits with
   financial institutions.......................      4,032        215        5.33       2,189         125       5.71
Other interest-earning assets...................      3,576        208        5.82       2,500         120       4.80
                                                   --------    -------       -----    --------     -------      -----
Total interest-earning assets...................    293,707    $25,109        8.55%    236,389     $20,077       8.49%
Non-interest-earning assets.....................     25,335                             19,890
                                                   --------                           --------
    Total assets................................   $319,042                           $256,279
                                                   ========                           ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   NOW & money market accounts..................   $ 88,652    $ 3,114        3.51%   $ 76,127     $ 2,557       3.36%
   Savings deposits.............................     19,946        640        3.21      18,329         606       3.31
   Time deposits................................    127,236      7,436        5.84      96,308       5,469       5.68
Notes payable...................................      4,249        363        8.54       4,237         355       8.38
Other borrowings................................     20,978      1,308        6.24      15,923       1,033       6.49
                                                   --------    -------        ----    --------     -------       ----
Total interest-bearing liabilities..............    261,061     12,861        4.93     210,924      10,020       4.75
Demand deposits - non-interest-bearing..........     40,868                             33,922
Other non-interest-bearing liabilities..........      2,560                              1,515
Minority interest in subsidiary bank............        544                                515
Shareholders' equity............................     14,009                              9,403
                                                   --------                           --------
   Total liabilities and shareholder's equity...   $319,042                           $256,279
                                                   ========                           ========

Net interest income.............................               $ 12,248                            $ 10,057
                                                               ========                            ========

Net interest margin.............................                              4.17%                              4.25%
                                                                              ====                               ====



                                                         Year Ended December 31,
                                                   ----------------------------------
                                                                  1995
                                                   ----------------------------------
                                                    Average                   Yield/
                                                    Balance    Interest        Rate
                                                   ---------   ---------      ------
ASSETS
Loans (1) (2)...................................   $156,896    $14,965         9.54%
Taxable investment securities...................     43,515      2,936         6.75
Investment securities exempt from
   Federal income taxes.........................     11,895        825         6.94
Interest-bearing deposits with
   financial institutions.......................      4,586        108         2.35
Other interest-earning assets...................      1,744        103         5.91
                                                   --------    -------         ----
Total interest-earning assets...................    218,636    $18,937         8.66%
Non-interest-earning assets.....................     14,846
                                                   --------
    Total assets................................   $233,482
                                                   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   NOW & money market accounts..................   $ 68,574    $ 2,534         3.70%
   Savings deposits.............................     18,293        589         3.22
   Time deposits................................     96,020      5,648         5.88
Notes payable...................................      5,190        449         8.65
Other borrowings................................     10,746        666         6.20
                                                   --------    -------         ----
Total interest-bearing liabilities..............    198,823      9,886         4.97
Demand deposits - non-interest-bearing..........     26,884
Other non-interest-bearing liabilities..........        789
Minority interest in subsidiary bank............        513
Shareholders' equity............................      6,473
                                                   --------
   Total liabilities and shareholder's equity...   $233,482
                                                   ========

Net interest income.............................               $ 9,051
                                                               =======

Net interest margin.............................                               4.14%
                                                                               ====


------------------

(1)      Non-accrual loans are included in average loans.
(2) Interest income on loans includes loan origination and other fees of $762,000, 817,000 and 819,000 for the years ended December 31, 1997,
         1996 and 1995, respectively.

         The increase in average interest-earning assets of $57.3 million to $293.7 million for the year ended December 31, 1997, is primarily attributable to the Company's loan growth. The average balance of loans during 1997 was $239.1 million, compared with $182.5 million for 1996, an increase of 31.0%.

         The Company has been actively pursuing new commercial loan relationships in its market area. Commercial loans and commercial mortgage loans totaled $151.0 million at December 31, 1997, compared with $102.2 million at December 31, 1996, an increase of $48.8 million, or 47.7%.

         The Company also launched a successful home equity product in 1997. This home equity line of credit offers a 7.5% fixed rate for three years and then converts to a prime rate-based adjustable loan. As of December 31, 1997, total closed commitments on this product were $61.8 million, and $27.5 million was drawn and outstanding.

         The Company primarily utilized interest-bearing deposits to fund loan growth, which contributed to the $50.1 million increase in average interest-bearing liabilities during 1997.

CHANGES IN INTEREST INCOME AND EXPENSE

         The following table shows the dollar amount of changes in interest income and expense by major categories of interest-earning assets and interest-bearing liabilities attributable to changes in volume or rate or both, for the years indicated.



                                                                        Year Ended December 31,
                                                    ------------------------------------------------------------------
                                                       1997 Compared to 1996                 1996 Compared to 1995
                                                    ------------------------------      ------------------------------
                                                        Change due to                       Change due to
                                                    ---------------------      Total    --------------------     Total
                                                      Volume       Rate       Change      Volume       Rate     Change
                                                    ---------   ---------   ---------   ---------   --------- ---------
                                                                             (dollars in thousands)
INTEREST-EARNING ASSETS:

Net loans (1) ...................................    $ 5,155     $  (164)    $ 4,991     $ 2,365     $  (566)    $ 1,799
Taxable investment securities ...................        (97)         18         (79)       (199)       (340)       (539)
Investment securities exempt from
  Federal income taxes(1) .......................        (46)        (12)        (58)       (228)         74        (154)
Interest-bearing deposits with financial
  institutions ..................................         99          (9)         90         (78)         95          17
Other interest-earning assets ...................         59          29          88          39         (22)         17
                                                     -------     -------     -------     -------     -------     -------
    Total increase (decrease) in interest income       5,170        (138)      5,032       1,899        (759)      1,140
                                                     -------     -------     -------     -------     -------     -------

INTEREST-BEARING LIABILITIES:

NOW and money market accounts ...................    $   435     $   122     $   557     $   265     $  (242)    $    23
Savings deposits ................................         52         (18)         34           1          16          17
Time deposits ...................................      1,804         163       1,967          17        (196)       (179)
Notes payable ...................................          1           7           8         (80)        (14)        (94)
Other borrowings ................................        317         (42)        275         335          32         367
                                                     -------     -------     -------     -------     -------     -------
    Total increase (decrease) in interest
      expense ...................................      2,609         232       2,841         538        (404)        134
                                                                 -------     -------     -------     -------     -------
    Increase (decrease) in net interest income ..    $ 2,561     $  (370)    $ 2,191     $ 1,361     $  (355)    $ 1,006
                                                     =======     =======     =======     =======     =======     =======




(1) Tax-exempt income is reflected on a fully tax equivalent basis utilizing a 34% rate for all periods presented. -


         Volume variances are computed using the change in volume multiplied by the previous year's rate. Rate variances are computed using the changes in rate multiplied by the previous year's volume. The change in interest due to both rate and volume has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

FINANCIAL CONDITION

         Total consolidated assets of the Company increased $102.4 million, or 37%, to $378.7 million at December 31, 1997 from $276.3 million at December 31, 1996. Growth in loans was the largest component of this increase.

Securities

         The following table sets forth certain information with respect to the Company's securities portfolio.



                                                                                   DECEMBER 31,
                                                 ------------------------------------------------------------------------------
                                                          1997                        1996                       1995
                                                 -----------------------    ------------------------  -------------------------
                                                 Amortized       Fair         Amortized     Fair       Amortized       Fair
                                                    Cost         Value           Cost       Value         Cost         Value
                                                 -----------  ----------    -----------  -----------  -----------   -----------
                                                                                (dollars in thousands)
SECURITIES AVAILABLE-FOR-SALE:
   U.S. Treasury.........................        $     3,775  $    3,792    $       748  $       754  $     1,236   $     1,250
   U.S. government sponsored entities....              3,346       3,301          5,846        5,721        7,845         7,643
   States and political subdivisions, exempt
     from Federal income taxes...........              4,437       4,442          1,565        1,561        1,779         1,769
   Mortgage-backed securities............              7,019       7,054          2,568        2,585          555           556
   SBA guaranteed loan participation
     certificate.........................              3,221       3,238          4,337        4,290        4,293         4,359
   Other securities......................                182         263            110          236           14            99
                                                 -----------   ---------    -----------  -----------  -----------   -----------
       Total.............................        $    21,980   $  22,090    $    15,174  $    15,147  $    15,722   $    15,676
                                                 ===========   =========    ===========  ===========  ===========   ===========


   SECURITIES HELD-TO-MATURITY:
   U.S. Treasury.........................        $       246   $     248    $       242  $       245  $       238   $       246
   U.S. government sponsored entities....             14,754      14,962         15,368       15,403       17,719        17,907
   States and political subdivisions
     Taxable.............................              1,791       1,899          1,845        1,939        1,845         2,006
     Exempt from Federal income taxes....              6,506       6,702          6,906        7,041        7,174         7,327
   Mortgage-backed securities............              5,148       5,409          5,804        6,037        6,384         6,768
   Other securities......................              3,219       3,219          2,395        2,395        1,696         1,696
                                                 -----------   ---------    -----------  -----------  -----------   -----------
       Total.............................        $    31,664   $  32,439    $    32,560  $    33,060  $    35,056   $    35,950
                                                 ===========   =========    ===========  ===========  ===========   ===========



Securities of a Single Issuer

         There were no securities of any single issuer, other than the U.S. Treasury or U.S. government sponsored entities, which had a book value in excess of 10% of shareholders' equity at December 31, 1997.

Securities, Maturities and Yields

         The following table sets forth maturities and the weighted average yields of the securities at December 31, 1997.



                                                                             MATURITY
                                    ---------------------------------------------------------------------------------------------
                                    Due in One Year or        Due After One Year      Due After Five Years
                                           Less               Through Five Years      Through Ten Years       Due After Ten Years
                                    --------------------     -------------------      --------------------     --------------------
                                                Weighted                Weighted                 Weighted                 Weighted
                                                Average                 Average                   Average                 Average
                                     Balance     Yield        Balance    Yield         Balance     Yield      Balance      Yield
                                    ---------  --------      --------- ---------       -------   --------     --------    --------
                                                                          (dollars in thousands)
AVAILABLE-FOR-SALE:
U.S. Treasury.......................   $2,030    5.42%        $  1,762     6.48%        $     -        - %     $     -         -%
U.S. government sponsored
  entities..........................    1,335    3.71              749     5.66           1,217     5.81             -         -
State and political
  subdivisions(1)...................      585    5.86            2,087     6.28           1,770     6.34             -         -
Mortgage-backed securities (2)......    4,007    6.10            3,047     6.80               -        -             -         -
SBA guaranteed loan participation
  certificates (2)..................       94    8.22               68     7.48               -        -         3,076      7.02
   Other securities.................        -       -                -      -                 -        -           263      5.53
                                       ------    ----         --------    -----         -------     ----        ------      ----
                                       $8,051    5.54%        $  7,713     6.48%        $ 2,987     6.12%       $3,339      6.90%
                                       ======    ====         ========    =====         =======     ====        ======      ====
   HELD-TO-MATURITY:
   U.S. Treasury....................   $  246    6.61%        $      -        -%        $     -        -%       $    -         -%
   U.S. government sponsored
     entities.......................    3,574    4.87            2,885     6.44           7,835     6.68           460      5.49
   States and political
     subdivisions(1)................      461    7.38            3,049     7.45           1,965     8.16         2,822      8.44
   Mortgage-backed securities(2)....        -       -            1,360     7.58           2,948     7.30           840      7.39
   Other securities.................        -       -              150     8.00             300     7.65         2,769      5.93
                                       ------    ----         --------    -----          ------     ----        ------      ----
                                       $4,281    5.24%        $  7,444     7.09%        $13,048     7.07%       $6,891      7.11%
                                       ======     ====        ========    =====         =======     ====        ======      ====



-----------

(1) The yield is reflected on a fully tax equivalent basis utilizing a 34% tax rate.
(2)      These securities are presented based on contractual maturities.

Loan Portfolio

         The loan portfolio is the largest category of the Company's interest-earning assets. Total loans as a percentage of total assets increased to 76.5% at December 31, 1997, from 74.3% at December 31, 1996.

         The following table sets forth the historical composition of the loan portfolio.


                                                                          December 31,
                                -------------------------------------------------------------------------------------------------
                                         1997                    1996                      1995                    1994
                                --------------------     ----------------------    ----------------------  ----------------------
                                           Percent of                Percent of                Percent of              Percent of
                                 Amount    Portfolio      Amount     Portfolio       Amount    Portfolio     Amount     Portfolio
                                --------   ---------    ---------    ---------     ----------  ---------   ---------    ---------
                                                                     (dollars in thousands)
Commercial...................   $ 87,506      30.21%    $  58,912      28.68%       $  45,217      26.14%   $  33,640      23.83%
Real estate - construction...     13,409       4.63        12,282       5.98           12,821       7.41        8,656       6.13
Real estate - mortgages......    106,120      36.64        84,920      41.34           68,227      39.44       63,533      45.01
Home equity..................     72,944      25.18        43,193      21.03           37,820      21.86       30,810      21.83
Installment..................      9,253       3.19         5,615       2.73            8,655       5.00        4,056       2.87
Credit cards.................        432       0.15           503       0.24              261       0.15          443       0.33
                                --------   --------     ---------   --------        ---------   --------    ---------  ---------

     Total gross loans.......    289,664     100.00%      205,425     100.00%         173,001     100.00%     141,138     100.00%
                                           ========                 ========                    ========               =========
Unearned discount............          -                       (2)                         (3)                     (8)
Net deferred loan fees.......       (187)                    (261)                       (223)                   (126)
Unaccreted discount
 from loss on transfer
 of loans from held-for-
 sale to portfolio ..........       (373)                    (438)                       (451)                   (513)
                                --------                ---------                  ----------               ---------
Loans, net of unearned
 discount and net deferred
  loan fees..................    289,104                  204,724                     172,324                 140,491
Allowance for loan losses....     (2,079)                  (1,425)                     (1,189)                 (1,000)
                                --------                ---------                  ----------               ---------
   Net loans.................   $287,025                $ 203,299                  $  171,135               $ 139,491
                                ========                =========                  ==========               =========


                                           December 31,
                                    ---------------------------
                                              1993
                                    ---------------------------
                                                  Percent of
                                      Amount       Portfolio
                                    ---------     -----------
Commercial...................       $ 34,118        30.96%
Real estate - construction...          6,697         6.08
Real estate - mortgages......         29,691        26.94
Home equity..................         36,366        33.00
Installment..................          2,771         2.51
Credit cards.................            562         0.51
                                    --------     --------
     Total gross loans.......        110,205       100.00%
                                                 ========
Unearned discount............            (18)
Net deferred loan fees                  (108)
Unaccreted discount
 from loss on transfer
 of loans from held-for-
 sale to portfolio ..........              -
Loans, net of unearned              --------
 discount and net deferred
  loan fees..................        110,079
Allowance for loan losses....           (855)
                                    --------
   Net loans.................       $109,224
                                    ========



         Commercial Loans: Commercial loans are generally written with adjustable interest rates to match variable rate funding sources. Such loans increased $28.6 million to $87.5 million at December 31, 1997, as the Company actively pursued more commercial loan relationships. Commercial loans represented 30.2% of the total loan portfolio at December 31, 1997, as compared to 28.7% of the total loan portfolio at December 31, 1996.

         Real Estate Mortgage Loans: Real estate mortgage loans, which consist of residential and commercial loans secured by real estate, totaled $106.1 million at December 31, 1997, compared to $84.9 million at December 31, 1996. This increase is primarily related to an increased emphasis in commercial real estate lending. Real estate mortgage loans are typically written with fixed rates of interest, and commercial real estate loans typically have a five-year balloon feature.

         Home Equity Loans: Home equity loans increased $29.8 million, or 68.9%, from December 31, 1996 and were $72.9 million at December 31, 1997. At December 31, 1997, home equity loans accounted for 25.2% of the total loan portfolio, compared to 21.0% of the total loan portfolio at December 31, 1996. The increase in home equity loans is primarily due to the success of the Company's prime rate-based home equity products, including a new product promoted by the Company featuring a 7.5% fixed rate for three years, adjusting to prime thereafter. As of December 31, 1997, $61.8 million of total commitments on the loans had been closed, with $27.5 million drawn and outstanding. Home equity lines of credit, in addition to senior mortgage indebtedness, normally do not exceed 80% of the residential real estate collateral value. These loan to value ratios help to limit the credit risk associated with these loans.

         The Bank has no concentrations of loans to borrowers engaged in the same or similar industries that exceed 10% of total loans. The Company maintains a policy of directing its lending activities to the target markets from which its deposits are drawn.

Loan Maturities

         The following table sets forth the maturities of commercial and real estate construction loans outstanding at December 31, 1997. Also set forth are the amounts of such loans due after one year, classified according to sensitivity to changes in interest rates.



                                                                               MATURITY
                                          -------------------------------------------------------------------------
                                           DUE IN ONE       DUE AFTER ONE YEAR

                                          YEAR OR LESS      THROUGH FIVE YEARS            DUE AFTER FIVE YEARS           TOTAL
                                          ------------  ---------------------------   -----------------------------   -----------
                                                                        (dollars in thousands)

                                                                               FLOATING                   FLOATING
                                                                  FIXED          RATE           FIXED       RATE
                                                             ------------  -------------   -----------   ----------
Commercial and real estate
construction loans............            $     88,318       $      5,840  $       3,232   $     2,838   $      687   $   100,915
                                          ============       ============  =============   ===========   ==========   ===========



Non-performing Loans

         Non-performing loans include: (1) loans accounted for on a non-accrual basis, (2) accruing loans contractually past due 90 days or more as to interest or principal payments and (3) loans whose terms have been renegotiated to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

         The Bank has a reporting and control system to monitor non-performing loans. The following table provides certain information on the Bank's non-performing loans at the dates indicated.



                                                                                         December 31,
                                                          -----------------------------------------------------------------------
                                                              1997          1996            1995          1994           1993
                                                          ------------  ------------   ------------    -----------   ------------
                                                                                   (dollars in thousands)
Nonaccrual loans........................................  $      1,479  $          -   $         13    $       258   $        852
Restructured loans......................................             -             -              -              -              -
Loans 90 days or more past due, accruing................           341           118            626            123            519
                                                          ------------  ------------   ------------    -----------   ------------
     Total non-performing loans.........................  $      1,820  $        118   $        639    $       381   $      1,371
                                                          ============  ============   ============    ===========   ============
Non-performing loans to loans, net of unearned
     discount and net deferred loan fees................          0.63%         0.06%          0.37%          0.27%          1.25%
Non-performing loans to allowance for loan loss.........         87.54%         8.28%         53.74%         38.10%        160.35%



         The increase in non-performing loans of $1.7 million from December 31, 1996 to December 31, 1997 is primarily attributable to seven loans. Of these loans, two (totaling $303,000) are 90 days or more past due but still accruing interest. Each of these loans is secured by a first lien on residential real estate or a second lien where the Bank also holds the first lien. Should management's view of the collectibility of these loans change, they may be transferred to nonaccrual status. The remaining five large non-performing loans are nonaccrual and are summarized as follows:



                                                                         Number                         Balance at
                                  Loan Type                             of Loans                     December 31, 1997
                     ---------------------------------------        --------------------        -------------------------------
                                                                                                   (dollars in thousands)
                     Residential Mortgage - 1st Lien                       2                          $     385
                     Commercial Mortgage - 1st Lien                        1                                555
                     Commercial Construction                               1                                342
                     Commercial Line of Credit                             1                                100



Management is aggressively pursuing collection efforts with respect to each of these non-performing loans.

         Loans with principal or interest payments contractually due but not yet paid are reviewed by senior management on a weekly basis and are placed on nonaccrual status when scheduled payments remain unpaid for 90 days or more, unless the loan is both well-secured and in the process of collection. Interest income on nonaccrual loans is recorded when actually received in contrast to the accrual basis, which records income over the period in which it is earned, regardless of when it is received.

Potential Problem Loans

         In addition to those loans disclosed under "Non-performing Loans," there are certain loans in the portfolio which management has identified through its problem loan identification system which exhibit a higher than normal credit risk. Management's review of the total loan portfolio to identify loans where there is concern that the borrower will not be able to continue to satisfy present loan repayment terms includes factors such as review of individual loans, recent loss experience and current economic conditions. Loans in this category include those with characteristics such as those that have recent adverse operating cash flow or balance sheet trends, or have general risk characteristics that the loan officer believes might jeopardize the future timely collection of principal and interest payments. The principal amount of loans in this category as of December 31, 1997 and December 31, 1996 were approximately $3.7 million and $983,000, respectively. One loan, a commercial mortgage totaling $2.9 million, secured by a strip shopping center in Deerfield, Illinois, contributed to the majority of this increase. This loan, while current, was added to the Bank's watch list due to its debt service coverage and loan to value ratio. At December 31, 1997, there were no significant loans which were classified by any bank regulatory agency that are not included above as non-performing or as a potential problem loan.

Other Real Estate Owned

         The Bank had one property, a single-family home in Deerfield, Illinois, totaling $290,000 in other real estate owned at December 31, 1997, and none at December 31, 1996.

Allowance for Loan Losses

         The allowance for loan losses is maintained at a level considered adequate to provide for potential future losses in the Company's loan portfolio. The level of the allowance is based upon management's periodic and comprehensive evaluation of the loan portfolio, as well as current and projected economic conditions. Reports of examination furnished by Federal banking authorities are also considered by management in this regard. These evaluations by management in assessing the adequacy of the allowance include consideration of past loan loss experience, changes in the composition of the loan portfolio, the volume and condition of loans outstanding and current market and economic conditions.

         Loans are charged to the allowance for loan losses when deemed uncollectible by management, although collection efforts may continue and future recoveries may occur.

         Set forth in the following table is an analysis of the allowance for loan losses.


                                                                          Year Ended December 31,
                                               ------------------------------------------------------------------------------
                                                   1997            1996            1995           1994              1993
                                               -------------    -----------    -------------  -------------    --------------
                                                                             (dollars in thousands)
Allowance at beginning of period.........      $   1,425        $    1,189     $    1,000     $       855      $      647
Charge-offs:
   Commercial............................             71                49              -              88              26
   Real estate - construction............              -                 -              -               -               -
   Real estate - mortgage................              -                 -              -               -               -
   Home equity...........................              -                 -              -               -               -
   Installment...........................             23                20              4               1               7
   Credit cards..........................             55                 9             15              50              19
                                               ---------        ----------     ----------     -----------      ----------
Total charge-offs........................            149                78             19             139              52
                                               ---------        ----------     ----------     -----------      ----------

Recoveries:
   Commercial............................             22                 -              -              31              23
   Real estate - construction............              -                 -              -               -               -
   Real estate - mortgage................              -                 -              -               -               -
   Home equity...........................              -                 -              -               -               -
   Installment...........................             15                 3              -               1               -
   Credit cards..........................              -                 1              1               2              17
                                               ---------        ----------     ----------     -----------      ----------
Total recoveries.........................             37                 4              1              34              40
                                               ---------        ----------     ----------     -----------      ----------
Net charge-offs..........................            112                74             18             105              12
Provision for loan losses................            766               310            207             250             220
                                               ---------        ----------     ----------     -----------      ----------
Allowance at end of period...............      $   2,079        $    1,425     $    1,189     $     1,000      $      855
                                               =========        ==========     ==========     ===========      ==========
Allowance to loans, net of unearned
  discount and net deferred loan fees....           0.72%            0.70%           0.70%           0.71%           0.78%
Net charge-offs to average net loans.....           0.05%            0.04%           0.01%           0.08%           0.01%


         The loan loss provision of $766,000 in 1997 reflects an increase of $456,000 from the 1996 provision. The increase was necessary to reflect the increase in commercial real estate lending and to offset an increase in net charge-offs.

         The following table presents the allocation of the allowance for loan losses.



                                                                                 December 31,
                                  --------------------------------------------------------------------------------------------------
                                         1997                 1996                1995                 1994                1993
                                  ------------------   -------------------  -----------------   -----------------  -----------------
                                          Percent of           Percent of         Percent of          Percent of          Percent of
                                           loans of             loans of           loans of            loans of            loans of
                                             each                 each               each                each                each
                                           category             category            category           category            category
                                           to total             to total            to total           to total            to total
                                  Amount    loans      Amount    loans      Amount   loans      Amount   loans     Amount   loans
                                  ------   -------     ------  ---------   -------- --------   ------- ---------  -------  ---------
                                                                      (dollars in thousands)
Commercial....................    $  829    30.21%     $  597     28.68%   $  596    26.14%    $  550    23.83%   $  478    30.96%
Real estate - construction....         -     4.63           -      5.98         -     7.41          -     6.13         -     6.08
Real estate - mortgage........       118    36.64          59     41.34        37    39.44         27    45.01        20    26.94
Installment...................        56     3.19          34      2.73        36     5.00         35     2.87        53     2.51
Home equity...................       387    25.18         224     21.03       190    21.86        180    21.83       163    33.00
Credit cards..................         5     0.15          12      0.24         7     0.15          9     0.33        34     0.51
Unallocated...................       684        -         499         -       323        -        199        -       107        -
                                  ------   ------      ------    ------    ------   ------     ------   ------    ------   ------
     Total....................    $2,079   100.00%     $1,425    100.00%   $1,189   100.00%    $1,000   100.00%   $  855   100.00%
                                  ======   ======      ======    ======    ======   ======     ======   ======    ======   ======



         Control of the Company's loan quality is continually monitored by management and is reviewed by the Board of Directors and loan committee of the Bank on a monthly basis, subject to the oversight by Success Bancshares' Board of Directors through its members who serve on the loan committee. Independent external review of the loan portfolio is provided by the examinations conducted by regulatory authorities, independent public accountants in conjunction with their annual audit and an independent loan review performed by an entity engaged by the Board of Directors of the Bank. The amount of additions to the allowance for loan losses which are charged to earnings through the provision for loan losses is determined based on a variety of factors, including actual charge-offs during the year, historical loss experience, delinquent loans and an evaluation of current and prospective economic conditions in the Company's market area. Although management believes the allowance for loan losses is adequate to cover any potential losses, there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future.

Asset/Liability Management

         As a continuing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on its net interest income. This effort entails providing a reasonable balance between interest rate risk, credit risk, liquidity risk and maintenance of yield. Asset/liability management policies are established and monitored by management in conjunction with the Board of Directors of the Bank, subject to general oversight by Success Bancshares' Board of Directors. The policies establish guidelines for acceptable limits on the sensitivity of the market value of assets and liabilities to changes in interest rates.

         The Company's net income is dependent on its net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than interest-earning assets. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net income.

         The following table illustrates the Company's estimated interest rate sensitivity and periodic and cumulative gap positions as calculated as of December 31, 1997.


                                                                  Time to Maturity or Repricing
                                            --------------------------------------------------------------------------
                                             0-90 Days     91-365 Days       1-5 Years    Over 5 Years       Total
                                            ------------  --------------   -------------  ------------    ------------
                                                                        (dollars in thousands)

INTEREST-EARNING ASSETS:
Net loans(1)............................      $  121,152   $   18,265      $   112,632    $   34,976      $   287,025
Securities..............................           9,363       12,227           17,451        14,713           53,754
Interest-bearing deposits with                       564            -                -             -              564
    financial institutions..............
Federal funds sold......................           7,000            -                -             -            7,000
                                              ----------   ----------      -----------    ----------      -----------
     Total interest-earning assets            $  138,079   $   30,492      $   130,083    $   49,689      $   348,343
                                              ==========   ==========      ===========    ==========      ===========



     Interest-Bearing Liabilities:
     NOW and money market accounts......      $   45,061   $    8,891      $    51,828    $    3,218      $   108,998
     Savings deposits...................             626        1,907           10,927         5,929           19,389
     Time deposits......................          57,298       51,305           46,798           411          155,812
     Borrowings.........................           5,544        4,162            4,056         2,401           16,163
                                              ----------  -----------      -----------    ----------      -----------
     Total interest-bearing liabilities       $  108,529   $   66,265      $   113,609    $   11,959      $   300,362
                                              ==========   ==========      ===========    ==========      ===========

     Rate sensitive assets (RSA)........      $  138,079   $  168,571      $   298,654    $  348,343      $   348,343

     Rate sensitive liabilities (RSL)...      $  108,529   $  174,794      $   288,403    $  300,362      $   300,362

     Cumulative gap  (GAP = RSA - RSL)..      $   29,550   $   (6,223)     $    10,251    $   47,981      $    47,981


     RSA/Total assets...................           36.46%       44.51%           78.86%        91.98%           91.98%
     RSL/Total assets...................           28.66%       46.15%           76.15%        79.31%           79.31%

     GAP/Total assets...................            7.80%       (1.64%)           2.71%        12.67%           12.67%
     GAP/RSA............................           21.40%       (3.69%)           3.43%        13.77%           13.77%




(1)  Includes loans held for sale.

         While the gap position illustrated above is a useful tool that management can assess for general positioning of the Company's balance sheets, management uses an additional measurement tool to evaluate its asset/liability sensitivity which determines exposure to changes in interest rates by measuring the percentage change in net interest income due to changes in rates over a one-year time horizon. Management measures such percentage change assuming an instantaneous permanent parallel shift in the yield curve of 100 and 200 basis points, both upward and downward. The model uses an option-based pricing approach to estimate the sensitivity of mortgage loans. The most significant embedded option in these types of assets is the prepayment option of the borrowers. The model uses various prepayment assumptions depending upon the type of mortgage instrument (residential mortgages, commercial mortgages, mortgage-backed securities, etc.). Prepayment rates for mortgage instruments ranged from 5 to 45 CPR (Constant Prepayment Rate) as of December 31, 1997. For administered rate core deposits (e.g. NOW and savings accounts), the model utilizes interest rate floors equal to 100 basis points below their current levels.

         Utilizing this measurement concept, the interest rate risk of the Company, expressed as a percentage change in net interest income over a one-year time horizon due to changes in interest rates, at December 31, 1997, was as follows:



                                                                             Basis Point Change
                                                           -------------------------------------------------------
                                                               +200          +100           -100          -200
                                                           -------------  -----------    -----------   -----------


Percentage change in net interest income due to an
 immediate change  in interest over a one-year time
 horizon...........................................            0.94%         0.52%         (0.03%)       (3.52%)


         The Company does not currently engage in trading activities or use derivative instruments to control interest rate risk. Although such activities may be permitted with the approval of the Board of Directors of the Bank, the Company does not intend to engage in such activities in the immediate future.

         Interest rate risk is the most significant market risk affecting the Company. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Company's business activities.

Deposits

         Average total deposits were $276.7 million for the year ended December 31, 1997, an increase of 23.2% from 1996. The increase in deposits occurred as a result of opening new branches, and continued emphasis on deposit growth through marketing and rate promotions. The composition of deposits has not changed significantly from 1996.

         The following table sets forth the maturities of certificates of deposit and other time deposits of $100,000 or more at December 31, 1997.



                                                                                        December 31, 1997
                                                                                    --------------------------
                                                                                      (dollars in thousands)
             Maturing within three months..........................................     $       29,614
             After three but within six months.....................................              7,861
             After six but within twelve months....................................             11,342
             After twelve months...................................................             12,149
                                                                                        --------------
                 Total.............................................................     $       60,966
                                                                                        ==============




Securities Sold Under Agreements to Repurchase

         Securities sold under agreements to repurchase are overnight repurchase agreements with customers of the Bank and primarily consist of U.S. government sponsored entity obligations. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into a third-party custodian's account designated by the Bank under a written custodial agreement that explicitly recognizes the customer's interest in the securities. At December 31, 1997, no material amount of agreements to repurchase securities sold were outstanding with any individual customer. Securities sold under agreements to repurchase averaged $5.8 million and $4.1 million during 1997 and 1996, respectively, and the maximum amounts outstanding at any month-end during 1997 and 1996 were $12.0 million and $4.6 million, respectively. The weighted average rate paid during 1997 and 1996 was 4.15% and 4.20%, respectively, and the weighted average rate at the end of 1997 and 1996 was 4.54% and 4.23%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

         Success Bancshares and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements could result in certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material adverse effect on the Company's growth and financial condition. The regulations require Success Bancshares and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting principles. The capital adequacy guidelines are also subject to qualitative judgments by the regulators about risk weightings and other factors.

           Quantitative measures established by Federal Reserve, OCC and FDIC regulations to ensure capital adequacy require Success Bancshares and the Bank to maintain minimum ratios of Tier 1 capital (as defined in such regulations) to total average assets (as defined in such regulations) ("leverage ratio") and minimum ratios of Tier 1 Capital and total capital (as defined in such regulations) to risk weighted assets (as defined in such regulations) ("Tier 1 Ratio" and "Total Risk-Based Capital Ratio," respectively). As of December 31, 1997, Success Bancshares and the Bank were in compliance with all applicable regulatory capital requirements. However, there can be no assurance that Success Bancshares or the Bank will continue to be in compliance with such regulatory capital requirements. See "Supervision and Regulation."

         Liquidity management at the Bank involves planning to meet anticipated funding needs at a reasonable cost. Liquidity management is guided by policies formulated and monitored by Success Bancshares' senior management and the Bank's asset/liability committee, which take into account the marketability of assets, the sources and stability of funding and the level of unfunded commitments. The Bank's principal sources of funds are deposits, short-term borrowings and capital contributions by Success Bancshares through its capital-raising efforts or out of the proceeds of borrowings under the revolving line of credit. Borrowings by the Bank from the Federal Reserve Bank of Chicago and Federal Home Loan Bank of Chicago provide additional sources of short-term liquidity.

         The Bank's core deposits, the most stable source of liquidity for community banks due to the nature of long-term relationships generally established with depositors and the security of deposit insurance provided by the FDIC, are available to provide long-term liquidity. At December 31, 1997 and 1996, 68.4% and 69.8%, respectively, of Success Bancshares' total assets were funded by core deposits with balances less than $100,000, while remaining assets were funded by other funding sources such as core deposits with balances in excess of $100,000, public funds, purchased funds and the capital of the Bank.

         Liquid assets refer to money market assets such as cash and due from banks, Federal funds sold and interest-bearing time deposits with financial institutions, as well as securities available-for-sale and securities held-to-maturity with a remaining maturity less than one year. Net liquid assets represent the sum of the liquid asset categories less the amount of assets pledged to secure public funds. At December 31, 1997 and 1996, net liquid assets totaled approximately $39.0 million and $26.3 million, respectively. The increase in net liquid assets from December 31, 1996 to December 31, 1997 is a result of excess cash received from deposit inflows being invested in short-term funds and the timing of investment maturities.

           The Company's cash flows are composed of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Net cash provided by operating activities, consisting primarily of earnings, was $2.9 million for the year ended December 31, 1997, and $1.6 million for the year ended December 31, 1995. Net cash used in operating activities was $266,000 for the year ended December 31, 1996. A significant component in the fluctuation of net cash provided by or used in operating activities is the timing of the sale of loans held for sale to permanent investors. Net cash used in investing activities, consisting primarily of loan and investment funding, was $93.0 million, $29.9 million and $26.4 million for the years ended December 31, 1997, 1996, and 1995, respectively. Net cash provided by financing activities, consisting principally of deposit growth and the issuance of stock, was $100.1 million, $23.5 million, and $26.9 million for the years ended December 31, 1997, 1996 and 1995, respectively.

EFFECTS OF INFLATION

         The financial statements and related financial data concerning the Company presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Inflation can have a significant effect on the operating results of all industries. However, the effects of inflation in the local economy and on the Company's operating results have been relatively modest for the past several years. Since substantially all of the Company's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates.


         The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Furthermore, inflation can directly affect the value of loan collateral in general, and real estate collateral in particular. These factors are taken into account in the initial underwriting process and over the life of the Company's loans. The Company believes that it has systems in place to continue to manage the rates, liquidity and interest rate sensitivity of the Company's assets and liabilities. See "--Financial Condition--Asset/Liability Management."


FORWARD-LOOKING STATEMENTS

         Statements made about the Company's future economic performance, strategic plans or objectives, revenues or earnings projections or other financial items and similar statements are not guarantees of future performance, but are forward-looking statements. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those in the statements. Important factors that might cause the Company's actual results to differ materially include, but are not limited to, the following:


-        Federal and state legislative and regulatory developments;
- The impact of continued loan and deposit promotions on the Company's net interest margin;
-        The impact of opening, staffing and operating new branch facilities;
- Changes in management's estimate of the adequacy of the allowance for loan losses;
- Changes in the level and direction of loan delinquencies and write-offs;
- Interest rate movements and their impact on customer behavior and the Company's net interest margin;
- The impact of repricing and competitors' pricing initiatives on loan and deposit products;
- The Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace;
-        The Company's ability to access cost effective funding; and
-        Changes in financial markets and general economic conditions.

                                    BUSINESS


THE COMPANY

         Success Bancshares, a Delaware corporation, is a bank holding company headquartered in Lincolnshire, Illinois. Together with the Bank, its majority owned subsidiary, the Company had total assets of $378.7 million at December 31, 1997. Success Bancshares was originally incorporated in September 1984. Through the Bank, the Company engages in full service community banking. The Bank is also headquartered in Lincolnshire, Illinois, located approximately 35 miles north of downtown Chicago, and, in addition to its headquarters, has eight branch offices, all of which have been established since 1992:



                                                                                                        Average
         BANK OR                                                      COMMUNITIES                      Household
     BRANCH LOCATION           Date Opened        Total Deposits        SERVED        Population(1)    Income(2)
-------------------------- --------------------  ----------------  -----------------  -------------  --------------
                                                  (in thousands)

       Lincolnshire             March 1973           $142,105      Lincolnshire            3,955         $123,364
      (Headquarters)                                               Vernon Hills           18,830           53,722
                                                                   Lake Forest            18,771          142,688

       Lincolnwood             February 1992          100,190      Lincolnwood            12,168           75,654
                                                                   Skokie                 58,980           53,390
                                                                   Evanston               73,433           56,079
                                                                   West Rogers Park       65,374           37,975
                                                                   Peterson Park          16,236           41,463

       Lincoln Park             April 1993             22,692      Lincoln Park           61,092           67,158
                                                                   Lakeview               91,031           44,515

       Libertyville             March 1994             17,377      Libertyville           19,757           72,815
                                                                   Green Oaks              2,416           95,025
                                                                   Mundelein              23,995           50,466
                                                                   Mettawa                   386          204,615

        Northbrook              March 1995             19,055      Northbrook             33,476          107,350
                                                                   Glencoe                 8,705          164,254
                                                                   Winnetka               12,899          174,957
                                                                   Glenview               37,836           83,709

   Deerfield/Riverwoods        December 1995            7,205      Riverwoods              3,049          169,359
                                                                   Buffalo Grove          39,806           64,797
                                                                   Wheeling               30,863           43,976

    Deerfield/Downtown          April 1997             12,914      Deerfield              17,822           90,821
                                                                   Highland Park          29,309          119,892
                                                                   Bannockburn             1,495          139,510

    Arlington Heights          September 1997           7,488      Arlington Heights      77,438           59,692
                                                                   Mount Prospect         53,605           53,502
                                                                   Prospect Heights       15,635           50,605
                                                                   Palatine               39,985           56,951

Lincolnwood/International      November  1997             398      Lincolnwood            12,168           75,654
      Office                                                       Skokie                 58,980           53,390
                                                                   Evanston               73,433           56,079
                                                                   West Rogers Park       65,374           37,975
                                                                   Peterson Park          16,236           41,463




----------------------

(1) Reflects 1994 census estimates published by Bureau of the Census, U.S. Department of Commerce.

(2) Provided by Northeastern Illinois Planning Commission derived from 1989 information reported in 1990 U.S. Census Data.

         The Company's 1998 expansion plans include opening branches in downtown Chicago and the suburban communities of Skokie (2 branches), Mundelein, Lake Zurich and North Libertyville, Illinois.

         The Company provides community banking services to individuals, small-to-medium-sized businesses, local governmental units and institutional clients primarily in the Northern Chicagoland area. These services include traditional checking, NOW, money market, savings and time deposit accounts, as well as a number of innovative deposit products targeted to specific market segments. The Bank offers home equity, home mortgage, commercial real estate, commercial and consumer loans, safe deposit facilities and other innovative and traditional services specially tailored to meet the needs of customers in its target markets. The Company's goal is to continue to offer innovative, attractive financial products to businesses and individuals in its target markets.

         As a community bank, the Bank stresses personalized service, local decision making, quick response to customers and strong relationships with business, civic and community organizations. Management believes this marketing and service approach enables the Bank to compete effectively with the money center, super regional and regional banks that have a presence in its target markets.

STRATEGY

         The Company's goal is to foster continued profitable growth in the assets of the Bank while maintaining strong credit quality. To achieve this goal, the Company's strategic plan is focused on providing a high level of service to its core customers while expanding its market share in the north and northwest suburbs of Chicago and the north side of Chicago. Key elements of the Company's strategic plan include:


         - MAINTAINING STRONG LOCAL PRESENCE AND DECISION-MAKING AUTHORITY. The Company's strong local presence combined with its focus on local decision making differentiates it from larger financial institutions with national or regional markets that have branches in the Company's target markets. The Company believes that these principles provide the Bank with the competitive advantage of being able to tailor products and services to meet the needs of the customers, to make decisions for customers quickly and to enjoy the symbiotic benefits of investing and participating in its community.



         - PROVIDING A HIGH LEVEL OF SERVICE THROUGH QUALITY EMPLOYEES. A cornerstone of the Company's strategy is to provide customers with quality products and services delivered through traditional and state-of-the-art systems, while making highly responsive and personalized attention to customer service the priority in all of its operations. The rapid pace of consolidation in the financial services industry has led to the disenchantment of many individuals and small businesses with the perceived lower level of service offered by the resulting larger institutions. The Company intends to capitalize on this negative perception by providing a high level of individualized service and responsiveness. The Company believes that providing this individualized service depends on competent and highly motivated employees who are able to make decisions and quickly respond to customers' needs. To ensure professional servicing of commercial and retail customers of the Bank, the Company emphasizes the recruiting and training of such employees at all levels of the organization. The Company expects that a well-trained, motivated and loyal staff will produce the maximum personal contact needed to understand and meet customer needs and preferences.



         - POSITIONING FOR CONTROLLED MARKET EXPANSION. The Company believes that there are significant opportunities to grow its deposit and loan base. In anticipation of such opportunities, the Company has invested in structuring an organization that is capable of handling a much larger scope of operations. New systems and quality personnel have been put in place so that new branches may be opened or added in a cost effective manner. The Company will pursue disciplined growth in its target markets by opening or acquiring branches in areas where management believes local residents and small-to-medium-sized businesses would benefit from a community banking alternative. Following an industry trend, the Company will continue to pursue branching opportunities at non-traditional outlets. Although the Company has expanded through establishing new branch offices in the past, the Company's strategic plan also includes selectively acquiring other financial institutions.

     - INCREASING ITS PORTFOLIO OF HIGH QUALITY LOANS. The Company's policy is to respond to all creditworthy segments of its target markets as a key to its long-term success. The Company makes an active effort to determine the credit needs of the communities in its target markets, including low and moderate income areas and individuals, and to evaluate the products it offers and the design of those products to determine whether it is effectively responding to such communities. The Bank adheres to strict underwriting standards in its loan origination activities and loans in excess of certain specified lending limits are subject to approval by the Bank's loan committee or, in certain circumstances, by the full Board of Directors of the Bank. The Board of Directors and loan committee of the Bank, which include a number of persons who also serve as Directors of Success Bancshares, review the loan portfolio on a monthly basis to assess loan quality. In addition to the internal review process, independent external review of the loan portfolio is provided by the examinations conducted by regulatory authorities, independent public accountants in connection with their annual audit and a loan review performed by an independent consultant engaged by the audit committee of the Bank's Board of Directors. The Company has historically had a high quality loan portfolio as exhibited by a loan loss rate (net charge-offs to average total loans) of 0.05% for the year ended December 31, 1997. The Company is committed to maintaining strong credit quality while increasing its loan portfolio as the Company grows.



         - FOCUSING ON CORE CUSTOMERS. The Company continues to focus on establishing and maintaining long-term relationships with its core customers. The Company emphasizes relationships with individuals and small-to-medium-sized businesses in its target markets and believes that focusing on its core customers will result in growth and increased profitability.



         - CREATING INNOVATIVE AND NICHE PRODUCTS. The Company intends to continue developing innovative loan and deposit products. The Company believes that its local presence and focus on local decision making enable the Bank to target and be more responsive to the needs of its customers by offering customized products and services. For instance, the Company developed the SIGMA account which combines a checking account and credit card with a home equity loan. The Company also intends to continue to develop lending niches which generate loan growth and service its target markets. The Company has developed a strong expertise in real estate loans to small entrepreneurs and in loans to the long-term health care industry. The Company is also one of the few sources of loans for co-operative apartments in Chicagoland and provides unique and flexible home equity loans. The Company intends to continue to market its products aggressively through creative newspaper and other advertising, special promotions and frequently sponsored community events. The Bank also emphasizes business development calling programs and superior servicing of existing commercial loan customers.


RECENT DEVELOPMENTS

Expansion

   Since the consummation of its initial public offering in October 1997, the Company has worked to aggressively execute its strategic plan.


         - The Company has used its capital to grow its asset base from $345.6 million at September 30, 1997 to $378.7 million at December 31, 1997.

         - In addition to opening its Lincolnwood/International Office branch in November 1997, the Company's expansion plans currently include:




              LOCATION                    PROJECTED BRANCH OPENING BY                STATUS

         Downtown Chicago                   June 30, 1998                  Lease prepared for execution.
         Skokie                             September 30, 1998             Lease executed.
         Skokie/Oakton Street               September 30, 1998             Lease executed; negotiating
                                                                                village approval.
         Mundelein                          September 30, 1998             Purchase agreement executed;
                                                                               remodeling in progress.
         Lake Zurich                        September 30, 1998             Final negotiations on branch purchase
                                                                               agreement and lease in progress.
         North Libertyville                 December 31, 1998              Construction in progress.





         - The Company is currently negotiating an agreement to purchase an industrial loan company with an aggregate asset base of $15 million located in the State of Hawaii. Although this acquisition is not located in the Company's primary target markets, management believes that it would be attractive given the limited number of banking institutions in the State of Hawaii and the local market knowledge of the President and Chief Executive Officer of Success Bancshares.


Other


         - The Bank has applied to the OCC for authorization to undertake the Minority Acquisition, a transaction the result of which would be that Success Bancshares would acquire ownership of 100% of the outstanding capital stock of the Bank. As of December 31, 1997, Success Bancshares owned 100% of the outstanding preferred stock and 92% of the outstanding common stock of the Bank.


SERVICES

Deposit Services

         The Bank's deposit accounts include certificates of deposit, savings accounts, checking and NOW accounts and money market accounts. In connection with its opening of new banking facilities, the Bank has aggressively marketed innovative deposit products at highly competitive rates to increase its market share in its target markets. Innovative deposit products offered by the Bank include:


         - MORE ACCOUNT. The More account is an open time account with its interest rate tied directly to the 13-week U.S. Treasury bill rate. The account is structured in such a way that the larger the customer's balance, the higher the rate of return on the customer's investment.



         - BUSINESS MORE II ACCOUNT. The Business More II Account features a high variable interest rate based on the 13-week U.S. Treasury bill rate compounded monthly which is earned on open accounts based on various levels of daily balances. The rate on this money market account is subject to change weekly and the depositor must maintain a minimum daily balance in the account each day to earn interest.



         - CIVIC PLUS ACCOUNT. The Civic Plus Account helps not-for-profit organizations stretch their resources by paying them 5% interest on average outstanding monthly balances and by waiving all monthly check processing fees and monthly minimum balance requirements.



         - SURE PAY OVERDRAFT PROGRAM. Sure Pay is a pre-approved method of borrowing funds short-term through a line of credit. Sure Pay covers overdrafts and allows cash advances by check and ATM withdrawals. The Company believes that Sure Pay's annual percentage rate is significantly below the rate of interest on most credit cards.

Lending Services

         The Bank has concentrated its efforts on building its lending services in the following areas:


         - COMMERCIAL AND INDUSTRIAL LOANS. These loans are made to small-to-medium-sized businesses that are sole proprietorships, partnerships or corporations. Generally, these loans are secured with collateral including accounts receivable, inventory and equipment, and generally require personal guarantees of the principals.



         - COMMERCIAL REAL ESTATE LOANS. The Bank offers loans for acquisition, development, and construction of real estate secured by the real estate involved, in addition to loans secured by commercial real estate, multi-family residential properties and other non-farm, non-residential properties. The Bank also makes loans to small-to-medium-sized real estate developers building ten homes or fewer per year and rehabbers doing a small number of projects per year. These loans typically have 20 to 30 year amortization schedules with five-year balloons and are personally guaranteed by the borrowers.



         - RESIDENTIAL REAL ESTATE LOANS. These are loans made to finance residential units that house from one to four families. The Company originates only fixed rate residential real estate loans including 15 year, 30 year, 5/25, 7/23 and five-year balloon mortgages. A majority of loans originated pursuant to Fannie Mae and FHLMC guidelines are sold in the secondary market with servicing retained by the Company. The Bank is one of a limited number of lending institutions in the Chicago area to offer financing for co-operative apartments. In addition, the Bank makes non-conforming loans which are held in its portfolio. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition."



         - HOME EQUITY LINES OF CREDIT. The Bank has originated many unique and flexible home equity lines of credit for its customers. These lines of credit are secured by the borrower's home and can be drawn on at the discretion of the borrower. These lines of credit are typically at variable interest rates. When made, home equity lines, combined with the outstanding loan balance of prior mortgage loans, generally do not exceed 80% of the appraised value of the underlying real estate collateral.


The following accounts demonstrate the Bank's determination to meet the specific needs of its customer base:


         - SIGMA ACCOUNT. With a SIGMA account, an interest-bearing checking account, an equity line of credit secured by a mortgage on the customer's primary residence and a Visa/Mastercard Gold card are combined into one convenient account that is available for a ten year period. Deposits to the SIGMA checking account are automatically applied against any amount outstanding under the equity line of credit thus minimizing interest charges. Where there is no outstanding balance on the equity line of credit, the deposits automatically earn interest at a premium over the rate then being paid by the Bank on its NOW checking accounts. The SIGMA equity line of credit is available when the customer needs funds in excess of the customer's balance in the SIGMA checking account. The equity line of credit bears a variable interest rate based upon the prime rate with a maximum rate below current market rates. Interest charges incurred by the customer on the equity line of credit are often tax deductible. The Visa/Mastercard Gold card provides the customer with purchase flexibility and allows the customer to avoid incurring any monthly credit card interest charges by automatically transferring the full amount of the outstanding balance on the SIGMA Gold card from the customer's SIGMA checking account and, when necessary, the customer's SIGMA line of credit.



         - SUCCESS PLUS ACCOUNT. The Success Plus account is a home equity line of credit which allows the customer to access the line of credit by writing a check or using a special Visa Gold card that makes advances directly from the line of credit. No minimum draw is required, repayment is spread over ten years, and interest is charged based upon the prime rate. An enhancement to this product was launched in 1997 which offered a 7.5% fixed rate of interest for three years, adjusting to the prime rate thereafter.



         - SUCCESS FOR SENIORS ACCOUNT. Success for Seniors is the Bank's alternative to reverse mortgage products for individuals over the age of 62. It combines a primary checking account with a 20-year home equity line of credit up to 75% of the home's appraised value, which converts into 30-year fixed rate mortgage at the end of the 20-year term. The product also offers a Visa Gold card, and an attractive interest rate on the first $1,000 in the NOW account.



         - READY ACCESS PROGRAM. The Bank, in conjunction with the Office of the Illinois State Treasurer, offers a unique program which enables individuals with disabilities to obtain low fixed rate financing in order to purchase transportation modifications and technical devices to achieve greater mobility and to enhance their quality of life through a more independent lifestyle. Under this program, the Treasurer's Office deposits state funds with participating financial institutions, such as the Bank, which then offer low interest Ready Access loans to individuals with disabilities.



COMPETITION

           Success Bancshares competes in the commercial banking industry through its subsidiary, the Bank, in the communities it serves. The commercial banking industry is highly competitive, and the Bank faces strong direct competition for deposits, loans, and other financial-related services. Factors which affect competition generally include the general and local economic conditions, current interest rate levels and volatility in the mortgage markets. The Bank competes directly in Cook and Lake counties with other commercial banks, thrifts, credit unions, stockbrokers and the finance divisions of automobile companies. Some of these competitors are local, while others are statewide or nationwide. The Bank has developed a community banking and marketing strategy. In keeping with this strategy, the Bank provides highly personalized and responsive service characteristic of locally-owned and managed institutions. As such, the Bank competes for other deposits principally by offering depositors a variety of deposit programs, convenient office locations, hours and other services. The Bank competes for loan originations primarily through the interest rates and loan fees it charges, the efficiency and quality of services it provides to borrowers and the variety of its loan products. Some of the financial institutions and financial services organizations with which the Bank competes are not subject to the same degree of regulation as that imposed on bank holding companies and national banking associations. In addition, the larger banking organizations have significantly greater resources than those that will be available to the Bank. As a result, such competitors have advantages over the Bank in providing certain non-deposit services. Currently, major competitors in certain of the Bank's markets include Harris Trust and Savings Bank, The Northern Trust Company, LaSalle Bank, N.A., First National Bank of Chicago and American National Bank and Trust Company of Chicago.

EMPLOYEES

         As of December 31, 1997, the Company had 162 full-time equivalent employees. The employees are not represented by a collective bargaining unit. The Company considers its relationship with its employees to be good.

PROPERTIES

         Success Bancshares and the Bank are headquartered in Lincolnshire, Illinois. In addition to its headquarters, the Bank has eight branch facilities located in Deerfield (2), Libertyville, Lincolnwood (2), Chicago (Lincoln Park), Arlington Heights and Northbrook, Illinois.

           The table below summarizes the Company's owned and leased facilities.




                                                                                      Approximate
           Location                           Type of Facility                       Square Footage            Expiration Date
--------------------------------   -----------------------------------------     ---------------------    -------------------------
Lincolnshire, IL                   Corporate headquarters and branch                     11,760                   Owned
Lincolnwood, IL                    Branch                                                 8,760                   Owned
Lincolnwood/International          Branch                                                 1,900                   October 2001
    Office, IL
Lincoln Park, IL                   Branch                                                 1,967                   April 2003
Libertyville, IL                   Operations center and branch                           8,100                   Owned
Northbrook, IL                     Branch                                                 1,950                   November 1998
Deerfield/Riverwoods, IL           Commercial loan center and branch                      4,100                   September 1998
Deerfield/Downtown, IL             Branch                                                 2,200                   Owned
Arlington Heights, IL              Branch                                                 1,300                   Owned



LEGAL PROCEEDINGS

         Success Bancshares and the Bank are from time to time parties in various routine legal actions arising in the normal course of business. Management believes that there is no proceeding threatened or pending against Success Bancshares or the Bank which, if determined adversely, would materially adversely affect the consolidated financial position or operations of the Company.


                           SUPERVISION AND REGULATION


         Bank holding companies and banks are extensively regulated under federal and state law. References under this heading to applicable statutes or regulations are brief summaries of portions thereof which do not purport to be complete and which are qualified in their entirety by reference to those statutes and regulations. Any change in applicable laws or regulations may have a material adverse effect on the business of commercial banks and bank holding companies, including Success Bancshares and the Bank. However, management is not aware of any pending regulatory or legislative proposals or current recommendations by any regulatory authority which, if implemented, would have or would be reasonably likely to have a material effect on liquidity, capital resources or operations of Success Bancshares or the Bank.


BANK HOLDING COMPANY REGULATION

General

         Success Bancshares is registered as a "bank holding company" with the Federal Reserve and, accordingly, is subject to supervision by the Federal Reserve under the BHC Act. Success Bancshares is required to file with the Federal Reserve periodic reports and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve examines Success Bancshares and may examine the Bank.

Investments and Activities

           The BHC Act generally requires prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank or bank holding company, or for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHC Act prohibits a bank holding company from acquiring direct or indirect ownership or control of voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for its authorized subsidiaries. Under the BHC Act and Federal Reserve regulations, Success Bancshares and the Bank are prohibited from engaging in certain tie-in arrangements in connection with an extension of credit, lease, sale of property or furnishing of services.

           Under the Change in Bank Control Act, any person who proposes to acquire 10% or more of the outstanding voting stock of Success Bancshares may be required either to demonstrate that such person is not in control of Success Bancshares or to obtain Federal Reserve approval to acquire control of Success Bancshares. Prior regulatory approval will be required before acquiring the power to directly or indirectly direct the management, operations or policies of Success Bancshares or the Bank or before acquiring control of 25% or more of any class of Success Bancshares' or Bank's outstanding voting stock. In addition, any corporation, partnership or trust that acquires 25% or more of the outstanding voting stock of Success Bancshares or the Bank, or acquires the power to directly or indirectly direct the management, operations or policies of Success Bancshares or the Bank, will have to obtain approval of the Federal Reserve to become a bank holding company and thereafter be subject to regulation as such.

         It is the policy of the Federal Reserve that Success Bancshares is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank. The Federal Reserve takes the position that in implementing this policy, it may require Success Bancshares to provide such support when Success Bancshares otherwise would not consider itself able to do so.

Capital Requirements


           The Federal Reserve has adopted risk-based capital requirements for assessing bank holding company capital adequacy. These standards define regulatory capital and establish minimum capital standards in relation to assets and off-balance sheet exposures, as adjusted for credit risks. Under the Federal Reserve's risk-based guidelines, capital is classified into two categories. For bank holding companies, Tier 1 capital, or "core" capital, consists of common shareholders' equity, perpetual preferred stock and trust preferred stock (both subject to certain limitations) and minority interest in the common equity accounts of consolidated subsidiaries, and is reduced by goodwill, certain other intangible assets and certain investments in other corporations. Tier 2 capital consists of the allowance for loan and lease losses (subject to certain conditions and limitations), perpetual preferred stock (to the extent not included in Tier 1 capital), "hybrid capital instruments," perpetual debt and mandatory convertible debt securities, and term subordinated debt and intermediate-term preferred stock.


         Under the Federal Reserve's capital guidelines, bank holding companies are required to maintain a minimum ratio of qualifying capital to risk-weighted assets of 8.0%, of which at least 4.0% must be in the form of Tier 1 capital. The Federal Reserve also requires a minimum leverage ratio of Tier 1 capital to total average assets of 3.0%, except that bank holding companies not rated in the highest category under the regulatory rating system are required to maintain a leverage ratio of 1.0% to 2.0% above such minimum.

         In its capital adequacy guidelines, the Federal Reserve emphasizes that the foregoing standards are supervisory minimums and that banking organizations generally are expected to operate well above the minimum ratios. These guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels. The growth of Success Bancshares and the Bank has been, and may in the future be, constrained by these capital adequacy requirements.

           As of December 31, 1997, Success Bancshares had a Tier 1 Ratio of 11.55%, a Total Risk-Based Capital Ratio of 12.37% and a leverage ratio of 9.69%.

Dividend Limitations

         As a holding company, Success Bancshares is dependent upon dividend distributions from the Bank for its income. Federal statutes, regulations and policies impose restrictions on the payment of dividends by Success Bancshares and the Bank.

           Federal Reserve policy provides that a bank holding company should not pay dividends unless (i) the bank holding company's net income over the prior year is sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the capital needs, asset quality and overall financial condition of the bank holding company and its subsidiaries.

           Delaware law also places certain limitations on the ability of Success Bancshares to pay dividends. For example, Success Bancshares may not pay dividends to its shareholders if, after giving effect to the dividend, Success Bancshares would not be able to pay its debts as they become due. The right of Success Bancshares, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries. Since a major source of Success Bancshares' revenue is dividends Success Bancshares receives and expects to receive from the Bank, Success Bancshares' ability to pay dividends is likely to be dependent on the amount of dividends paid by the Bank. No assurance can be given that the Bank will, in any circumstances, pay dividends to Success Bancshares.

BANK REGULATION

General

         The Bank is subject to supervision and examination by the OCC pursuant to the National Bank Act and regulations promulgated thereunder. The Bank is a member of the Federal Reserve and as such is also subject to examination by the Federal Reserve.

         The deposits of the Bank are insured by the Bank Insurance Fund under the provisions of the Federal Deposit Insurance Act (the "FDIA"), and the Bank is, therefore, also subject to supervision and examination by the FDIC. The FDIA requires that the appropriate federal regulatory authority (the OCC, in the case of the Bank) approve any merger and/or consolidation by or with an insured bank, as well as the establishment or relocation of any bank or branch office. The FDIC also supervises compliance with the provisions of federal law and regulations which place restrictions on loans by FDIC-insured banks to their directors, executive officers and other controlling persons.

         Furthermore, banks are affected by the credit policies of other monetary authorities, including the Federal Reserve, which regulate the national supply of bank credit. Such regulation influences overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans and paid on deposits. The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

Transactions with Insiders and Affiliates

         Transactions between a bank and its holding company or other affiliates are subject to various restrictions imposed by state and federal regulatory agencies. Such transactions include loans and other extensions of credit, purchases of securities and other assets and payments of fees or other distributions. In general, these restrictions limit the amount of transactions between an institution and an affiliate of such institution, as well as the aggregate amount of transactions between an institution and all of its affiliates, and require transactions with affiliates to be on terms comparable to those for transactions with unaffiliated entities. Federal law and regulations also restrict the extent to which the Bank may lend to its Directors and officers, to the Directors, officers and shareholders of Success Bancshares and to entities controlled by such persons.

Dividend Limitations

         Pursuant to the National Bank Act, national banks may pay dividends only out of undivided profits. Federal law and regulations prohibit any national bank, such as the Bank, from declaring dividends in any calendar year in excess of its net profits for the year to date plus the retained net profits for the preceding two years without the prior approval of the OCC. Furthermore, the OCC may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice.

         In addition to the foregoing, the ability of the Bank to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA"), as described below.

Standards for Safety and Soundness

           The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires federal bank regulatory agencies to prescribe standards of safety and soundness, by regulations or guidelines, relating generally to operations and management, asset growth, asset quality, earnings, stock valuation, and compensation. The OCC and the other federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal stockholder. In addition, each of the federal banking regulators (including the OCC) adopted regulations that authorize, but do not require, the appropriate regulator to order an institution that has been given notice by the appropriate regulator that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the appropriate regulator must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the "prompt corrective action" provisions of FDICIA. If an institution fails to comply with such an order, the appropriate regulator may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

Capital Requirements

           The OCC has established the following minimum capital standards for national banks, such as the Bank: a leverage requirement consisting of a minimum ratio of Tier 1 Capital to total assets of 3% for the most highly-rated banks within minimum requirements of 4% to 5% for all others, and a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 Capital. For purposes of these capital standards, Tier 1 Capital and total capital consist of substantially the same components as Tier 1 Capital and total capital under the Federal Reserve's capital guidelines for bank holding companies. See "--Bank Holding Company Regulation--Capital Requirements."

         The capital requirements described above are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual institutions. For example, the regulations of the OCC provide that additional capital may be required to take adequate account of, among other things, interest rate risk or the risks posed by concentrations of credit, nontraditional activities or securities trading activities.

         During the year ended December 31, 1997, the Bank was not required by the OCC to increase its capital to an amount in excess of the minimum regulatory requirement. As of December 31, 1997, the Bank exceeded its minimum regulatory capital requirements with a leverage ratio of 8.90% and a risk-based capital ratio of 11.38%.

         In August 1995, the federal banking agencies published a final rule modifying their existing risk-based capital standards to provide for consideration of interest rate risk when assessing the capital adequacy of a bank. Under the final rule, the regulators must explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank's capital adequacy. The federal banking agencies also have adopted a joint agency policy statement providing guidance to banks for managing interest rate risk. This policy statement emphasizes the importance of adequate oversight by management and a sound risk management process. The assessment of interest rate risk management made by the banks' examiners will be incorporated into the banks' overall risk management rating and used to determine the effectiveness of management.

Prompt Corrective Action

           FDICIA requires the federal banking regulators, including the OCC, to take prompt corrective action with respect to depository institutions that fall below certain capital standards and prohibits any depository institution from making any capital distribution that would cause it to be undercapitalized. Institutions that are not adequately capitalized may be subject to a variety of supervisory actions including, but not limited to, restrictions on growth, investment activities, capital distributions and affiliate transactions and will be required to submit a capital restoration plan which, to be accepted by the regulators, must be guaranteed in part by any company having control of the institution (such as Success Bancshares). In other respects, FDICIA provides for enhanced supervisory authority, including greater authority for the appointment of a conservator or receiver for under capitalized institutions. The capital-based prompt corrective action provisions of FDICIA and their implementing regulations apply to FDIC-insured depository institutions. However, federal banking agencies have indicated that, in regulating bank holding companies, the agencies may take appropriate action at the holding company level based on their assessment of the effectiveness of supervisory actions imposed upon subsidiary insured depository institutions pursuant to the prompt corrective action provisions of FDICIA.

Insurance of Deposit Accounts

         Under FDICIA, as an FDIC-insured institution, the Bank is required to pay deposit insurance premiums based on the risk it poses to the insurance fund. The FDIC has authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the insurance funds and to impose special additional assessments. FDIC regulations provide for an assessment range of zero to 0.27% of insured deposits depending on the risk category to which an institution is assigned. Each depository institution is assigned to one of three capital groups: "well capitalized", "adequately capitalized" or "less than adequately capitalized." Within each capital group, institutions are assigned to one of three supervisory subgroups: "healthy," "supervisory concern" or "substantial supervisory concern." Accordingly, there are nine combinations of capital groups and supervisory subgroups to which varying assessment rates would be applicable.

         During 1997, the Bank was assessed at an average annual rate of 0% of deposits. Deposit insurance may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

           The Economic Growth and Regulatory Paperwork Reduction Act of 1996 enacted on September 30, 1996 provides that beginning with semi-annual periods after December 31, 1996, deposits insured by the BIF will also be assessed to pay interest on the bonds (the "FICO Bonds") issued in the late 1980s by the Financing Corporation to recapitalize the now defunct Federal Savings & Loan Insurance Corporation. For purposes of the assessments to pay interest on the FICO Bonds, BIF deposits will be assessed at a rate of 20.0% of the assessment rate applicable to Savings Association Insurance Fund ("SAIF") deposits until December 31, 1999. After the earlier of December 31, 1999 or the date on which the last savings association ceases to exist, full pro rata sharing of FICO assessments will begin. During 1997, assessments for the payment of interest on the FICO Bonds were approximately 1.3 basis points for BIF-assessable deposits and approximately 6.4 basis points for SAIF-assessable deposits. The payment of the assessment to pay interest on the FICO Bonds did not materially affect the Bank.

Federal Reserve System

         The Bank is subject to Federal Reserve regulations requiring depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that 3.0% reserves must be maintained against total transaction accounts of $47.8 million or less plus 10.0% on the remainder. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements.

Community Reinvestment Act

           Under the Community Reinvestment Act ("CRA"), a financial institution has a continuing and affirmative obligation, consistent with the safe and sound operation of such institution, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires each federal banking agency, in connection with its examination of a financial institution, to assess and assign one of four ratings to the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications for charters, branches and other deposit facilities, relocations, mergers, consolidations, acquisitions of assets or assumptions of liabilities and savings and loan holding company acquisitions. The CRA also requires that all institutions make public disclosure of their CRA ratings. The Bank received a "satisfactory" rating from the OCC on its most recent CRA performance evaluations.

           In April 1995, federal banking agencies adopted amendments revising their CRA regulations. Among other things, the amended CRA regulations substitute for the prior process-based assessment factors a new evaluation system that rates an institution based on its actual performance in meeting community needs. In particular, the system focuses on three tests: (i) a lending test, to evaluate the institution's record of making loans in its assessment areas, (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing and programs benefiting low or moderate income individuals and businesses and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs and other offices. The amended CRA regulations also clarify how an institution's CRA performance is considered in the application process.

Brokered Deposits

         Well-capitalized institutions are not subject to limitations on brokered deposits, while an adequately capitalized institution is able to accept, renew or rollover brokered deposits only with a waiver from the FDIC and subject to certain restrictions on the yield paid on such deposits. Undercapitalized institutions are not permitted to accept brokered deposits. The Bank is eligible under the statutory standard to accept brokered deposits and may use this funding source form time to time when management deems it appropriate from an asset/liability management perspective.

MONETARY POLICY AND ECONOMIC CONDITIONS

         The earnings of banks and bank holding companies are affected by general economic conditions and also by the fiscal and monetary policies of federal regulatory agencies, including the Federal Reserve. Through open market transactions, variations in the discount rate and the establishment of reserve requirements, the Federal Reserve exerts considerable influence over the cost and availability of funds obtainable for lending or investing.

         The above monetary and fiscal policies and resulting changes in interest rates have affected the operating results of all commercial banks in the past and are expected to do so in the future. The Bank cannot fully predict the nature or the extent of any effects which fiscal or monetary policies may have on its business and earnings.

YEAR 2000


         The federal banking regulators have issued several statements providing guidance to financial institutions on the steps the regulators expect financial institutions to take to become Y2K compliant. Each of the federal banking regulators is also examining the financial institutions under its jurisdiction to assess each institution's compliance with the outstanding guidance. If an institution's progress in addressing the Y2K problem is deemed by its primary federal regulator to be less than satisfactory, the institution will be required to enter into a memorandum of understanding with the regulator which will, among other things, require the institution to promptly develop and submit an acceptable plan for becoming Y2K compliant and to provide periodic reports describing the institution's progress in implementing the plan. Failure to satisfactorily address the Y2K problem may also expose a financial institution to other forms of enforcement action that its primary federal regulator deems appropriate to address the deficiencies in the institution's Y2K remediation program. See "Risk Factors--Risks Relating to Success Bancshares--Year 2000 Compliance."




                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         The Directors, executive officers and certain other key employees of Success Bancshares, and their respective ages and principal positions with Success Bancshares and the Bank as of April 1, 1998, are as follows:




                     NAME                              AGE                            POSITION

  Saul D. Binder(1).........................           58        Director, President and Chief Executive Officer of
                                                                 Success Bancshares and President and Chief Executive
                                                                 Officer of the Bank
  Christa N. Calabrese....................             49        Executive Vice President and Chief Lending Officer of the Bank

  Steven A. Covert........................             36        Executive Vice President and Chief Financial Officer of Success
                                                                 Bancshares and the Bank
  Ronald W. Tragasz.......................             51        Senior Vice President and Cashier of the Bank

  Marlene Sachs...........................             66        Secretary of Success Bancshares and Vice President and Secretary
                                                                 to the Board of Directors of the Bank
  George M. Ohlhausen(1)(2)                            75        Chairman of the Board of Directors of Success Bancshares

  Charles G. Freund(3)(4)                              74        Director of Success Bancshares

  Avrom H. Goldfeder(4)(5)                             38        Director of Success Bancshares

  Samuel D. Kahan(3)(4)...................             51        Director of Success Bancshares

  Sherwin Koopmans(2)(5)..................             56        Director of Success Bancshares

  Norman D. Rich(1)(2)....................             63        Director of Success Bancshares

-------------------
(1) Class III Director
(2) Member of the Audit Committee
(3) Class I Director
(4) Member of the Compensation Committee
(5) Class II Director



         Saul D. Binder has been President and Chief Executive Officer since joining the Bank in 1982, and has been President and Chief Executive Officer of Success Bancshares since 1992. Mr. Binder has been a Director of the Bank since 1982 and a Director of Success Bancshares since its incorporation in 1986. From March 1985 to December 1989, Mr. Binder served as President of the Bank of Bellwood. From August 1986 to December 1989, he served as President of First National Bank of Wheaton. From August 1985 to December 1989, Mr. Binder served as Secretary of Bellwood Bancorp.

         Christa N. Calabrese has been Executive Vice President of the Bank since October 1997 and Chief Lending Officer of the Bank since 1992. She also served as Senior Vice President of the Bank from 1992 to October 1997. Prior to joining the Bank, Ms. Calabrese was an Asset Specialist with the Resolution Trust Corporation from 1990 to 1992. From 1969 through 1990, Ms. Calabrese held commercial lending positions with local community banks.

         Steven A. Covert was named Executive Vice President and Chief Financial Officer of Success Bancshares and the Bank in September 1995. From July 1993 to December 1994, Mr. Covert was Senior Vice President and Chief Financial Officer of Ithaca Bancorp, Inc., a bank holding company located in Ithaca, New York. From January 1991 to July 1993, Mr. Covert was Vice President and Chief Financial Officer of Center Banks, Incorporated, a bank holding company located in Skaneateles, New York. Prior to January 1991, Mr. Covert was employed by KPMG Peat Marwick LLP as an auditor, where he obtained his license as a Certified Public Accountant.

         Ronald W. Tragasz joined the Bank in September 1991, and is currently Senior Vice President and Cashier of the Bank and Assistant Secretary of Success Bancshares. Prior to September 1991, Mr. Tragasz was employed by the Bank of Ravenswood as Cashier and by First National Bank of Chicago as Assistant Vice President, where he was responsible for bank operating functions and various branch operations.

         Marlene Sachs has been Secretary of Success Bancshares since its inception, and Vice President, Secretary and Assistant to the President of the Bank since 1982.

         George M. Ohlhausen has been Chairman of the Board of Directors of Success Bancshares since September 1991. Since 1951, Mr. Ohlhausen has been President of George M. Ohlhausen, Inc., which represents a variety of jewelry manufacturers. He has served as a Director of the Bank since 1982 and of Success Bancshares since 1989.

         Charles G. Freund has been Chairman of the Board Emeritus of the Bank since September 1991. From August 1989 to September 1991, Mr. Freund was Chairman of the Board of the Bank. Prior to his retirement in 1986, Mr. Freund was Vice President, Secretary and Treasurer of Mid-Con Corp., a natural gas transmission company. He currently serves as a Director of Lincoln National Income Fund, Lincoln National Convertible Securities Fund and the Mathers Fund. Mr. Freund has been a Director of the Bank since 1978 and of Success Bancshares since 1989.

         Avrom H. Goldfeder has been a Director of Success Bancshares since 1997. Mr. Goldfeder has been a member-trader of the Chicago Board of Trade
(CBOT) since 1986. He is a member of the CBOT Business Conduct Committee and is Vice Chairman of the CBOT Educational Research Foundation. Mr. Goldfeder was a founding partner of the Financial Futures Interest Rate Group before joining ING Futures and Options in October 1990.

         Samuel D. Kahan has been a Director of Success Bancshares since 1995. Mr. Kahan is an economist and since October 1995, has been President of A.S.K. Financial Research Ltd., an economic research firm. From 1985 to 1995, Mr. Kahan was the Chief Economist for Fuji Securities, Inc., a subsidiary of Fuji Bank, Ltd.

         Sherwin Koopmans has been a Director of Success Bancshares since 1997. Prior to his retirement in January 1996, Mr. Koopmans was the Associate Director of the Division of Depository and Asset Services for the FDIC from July 1994 to December 1995. Prior to working for the FDIC, Mr. Koopmans was the Regional Director and then the Vice President for Resolution for the Resolution Trust Corporation from December 1991 to July 1994.

         Norman D. Rich has been a Director of both Success Bancshares and the Bank since 1991. Mr. Rich is a principal of the accounting and consulting firm of Veatch, Rich & Nadler, Chtd., and has been during the last five years. Mr. Rich is a Certified Public Accountant.

         Success Bancshares' Board of Directors consists of seven (7) members divided into three classes of Directors who are elected to hold office for staggered three-year terms as provided in Success Bancshares' By-laws. Those persons currently serving as Class I Directors will hold office until the Annual Stockholder Meeting to be held in June 1998; Class II Directors will hold office until the Annual Stockholder Meeting to be held in 1999; and Class III Directors will hold office until the Annual Stockholder Meeting to be held in 2000.

         Executive officers are appointed annually by the Board of Directors and serve at the Board's discretion, subject to any written employment agreements with Success Bancshares. See " --Employment Agreements."

         There are no familial relationships among any of the executive officers or Directors of Success Bancshares.

DIRECTORS' COMPENSATION

         Prior to August 1997, the same people were members of both the Board of Directors of Success Bancshares and the Board of Directors of the Bank and were compensated only as members of the Bank's Board of Directors in the amount of $300 per month of service in addition to $300 per meeting attended. Since August 1997, each member of Success Bancshares' Board of Directors, other than any member who is also an executive officer, has received a fee of $1,000 a month. In addition, Success Bancshares reimburses all of its Directors for all travel-related expenses incurred in connection with their activities as Directors. George M. Ohlhausen receives an additional $32,500 annually for serving as Chairman of the Board of Directors of Success Bancshares, and Norman
D. Rich receives an additional $10,000 annually for serving as Chairman of the Audit Committee.

         As of January 1, 1997, each Director of Success Bancshares and the Bank was granted an option to purchase up to 10,000 shares of Success Bancshares' common stock at the book value per share thereof on the last day of the month prior to the month in which such option was either fully or partially exercised. Such options were to expire, by their terms, on December 31, 1997. In June 1997, both the Board of Directors of Success Bancshares and the Board of Directors of the Bank approved a resolution which reduced the number of shares for which options could be exercised to 1,000 shares and changed the expiration date of such options to July 23, 1997. Between January 1, 1997 and July 30, 1997, Directors of Success Bancshares and the Bank exercised options to purchase an aggregate of 14,761 shares of common stock at a weighted average exercise price of $8.52 per share. Management does not presently intend to award regular annual option grants to Directors of Success Bancshares and the Bank in the future.

COMMITTEES OF THE BOARD OF DIRECTORS

         Success Bancshares has two committees of its Board, the Audit Committee and the Compensation Committee. The members of the Audit Committee are Messrs. Rich, Ohlhausen and Koopmans. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan and results of their audit of the Company's financial statements and determining the independence of such accountants. The members of the Compensation Committee are Messrs. Freund, Goldfeder and Kahan. The Compensation Committee reviews and makes recommendations with respect to compensation of officers and key employees, including the grant of options under the Success Bancshares 1995 Stock Option Plan (the "1995 Stock Option Plan").

EXECUTIVE COMPENSATION

         The following table shows certain information concerning the compensation of the Chief Executive Officer and the Chief Financial Officer (the "Named Executive Officers") of Success Bancshares during the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer of Success Bancshares or the Bank had total compensation during the fiscal year ended December 31, 1997 which exceeded $100,000.

SUMMARY COMPENSATION TABLE




                                                               ANNUAL COMPENSATION
                                                                                                ALL OTHER
Name and Principal Position                     YEAR          SALARY           BONUS          COMPENSATION
---------------------------                 ------------   ------------     ------------   -------------------
Saul D. Binder
President and Chief Executive Officer
of Success Bancshares and the Bank ...........  1997       $175,000              -               $19,420(1)
                                                1996        175,000              -                19,503(2)
                                                1995        175,000              -                 5,116(3)


Steven A. Covert
    Executive Vice President and Chief
    Financial  Officer of Success
    Bancshares and the Bank ..................  1997        $95,000            $10,000           $ 2,961(4)
                                                1996         95,000              -                   794(5)
                                                1995(6)      33,250              -                    -





-------------------

(1) Includes $500 contributed by Success Bancshares for Mr. Binder under Success Bancshares' 401(k) Plan (the "401k Plan") and $18,920 allocated to Mr. Binder under Success Bancshares' Employee Stock Ownership Plan (the "ESOP").
(2) Includes $200 contributed by Success Bancshares for Mr. Binder under the 401k Plan and $19,303 allocated to Mr. Binder under the ESOP.
(3) Includes $200 contributed by Success Bancshares for Mr. Binder under the 401k Plan and $4,916 allocated to Mr. Binder under the ESOP.
(4) Includes $500 contributed by Success Bancshares for Mr. Covert under the 401k Plan and $2,461 allocated to Mr. Covert under the ESOP.
(5) Includes $200 contributed by Success Bancshares for Mr. Covert under the 401k Plan and $594 allocated to Mr. Covert under the ESOP.
(6)      Mr. Covert joined the Company in August 1995.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information on option exercises in 1997 by the Named Executive Officers and the value of such Officers' unexercised options at December 31, 1997. Success Bancshares made no option grants in 1997 to the Named Executive Officers.



                                                                 NUMBER OF UNEXERCISED           Value of Unexercised in the
                                                                      OPTIONS AT                      Money Options at
                                                                   DECEMBER 31, 1997                December 31, 1997(1)
                                                           ---------------------------------  ---------------------------------
                             Shares
                           Acquired on       Value
     Name                   Exercise        Realized         Exercisable      Unexercisable      Exercisable      Unexercisable
     ----                 -------------  --------------    ---------------   ----------------  ----------------   --------------
Saul D. Binder(2)                -              -            113,390                 -          $1,035,843                -
Steven A. Covert(3)              -              -             17,000            17,000(4)          128,750             128,750



-------------
(1) Based on the closing price of $13.75 per share on December 31, 1997. There is no guarantee that if and when these options are exercised they will have this value.
(2) Of these options, options to purchase 28,390, 68,000 and 17,000 shares of Success Bancshares' common stock were granted in February 1990, April 1992 and January 1993, respectively, at exercise prices reflecting the fair market value as of the dates of such option grants of $1.82, $5.41 and $6.09 per share, respectively.
(3) Granted in October 1995 under the 1995 Stock Option Plan at the fair market value on the date of grant of $6.18.
(4) Future exercisability is subject to vesting and the optionee remaining employed by Success Bancshares.

EMPLOYMENT AGREEMENTS

         The Bank has entered into an Employment Agreement dated February 1, 1997 with Mr. Binder (the "Employment Agreement"). The Employment Agreement will remain in effect until Mr. Binder reaches the age of 65 or until the earlier termination of Mr. Binder's employment by either the Bank or Mr. Binder himself. The annual base salary for Mr. Binder as of the execution of the Employment Agreement was $175,000. In addition to his salary, Mr. Binder is entitled to receive an annual bonus in an amount determined by the Board of Directors of the Bank and to participate in and receive benefits under any employee insurance and fringe benefits programs that may be established by the Bank for its employees or senior executive officers. Under the terms of the Employment Agreement, Mr. Binder is entitled to reimbursement for reasonable expenses incurred by him in the performance of his duties and to use of a Bank automobile. In addition, the Employment Agreement states that the Bank will continue to pay Mr. Binder's salary, bonus (if any) and benefits for the duration for the term of the Agreement or, if there are less than 18 months remaining in the term of the Agreement, for a period of 18 months after the termination of Mr. Binder's employment, in the event of (i) the mutual agreement of the parties to terminate the Agreement, (ii) termination by Mr. Binder due to the Bank's breach of the Agreement or (iii) Mr. Binder's death or disability. The Employment Agreement further provides that upon a change of control of the Bank (as defined in the Agreement to include certain sales, transfers or dispositions of the shares of stock or assets of the Bank), Mr. Binder will receive a lump sum payment in the amount of $299,000.

         In addition, Success Bancshares has entered into an Executive Severance Agreement dated August 21, 1995 (the "Severance Agreement"), with Steven A. Covert, Executive Vice President and Chief Financial Officer of Success Bancshares and the Bank. The Severance Agreement provides that Mr. Covert is entitled to a lump sum payment in an amount equal to a maximum of 300% of his highest annual base salary in effect at any time prior to the termination of his employment if Mr. Covert's employment is terminated by the Bank without cause (as defined in the Severance Agreement) or by Mr. Covert with good reason (as defined in the Severance Agreement) during the period of five years from the date of the Severance Agreement, in the event of a change of control (as defined in the Severance Agreement) that occurs within six months of such termination.

STOCK OPTION PLANS

         Success Bancshares adopted the 1995 Stock Option Plan for executive officers and other key personnel of Success Bancshares and the Bank effective October 31, 1995, except that no member of the Compensation Committee may participate in such Plan. Options may be granted under the 1995 Stock Option Plan to purchase an aggregate of 170,000 shares of Success Bancshares' common stock. Pursuant to the 1995 Stock Option Plan, vesting of options granted thereunder is determined by the Compensation Committee of the Board of Directors and typically is over a period not exceeding four years. Options must be exercised within 10 years after the date of grant, subject to cancellation in the event that the employment of a grantee is terminated for cause (as defined in the Plan). Incentive options granted under the 1995 Stock Option Plan must have a minimum exercise price equal to 110% (100% in certain circumstances) of the fair market value of the underlying shares on the date of grant. The exercise price of all other options is determined by the Compensation Committee. The aggregate fair market value of the shares (determined at the time the option is granted) as to which options are exercisable for the first time by any participant during any single calendar year (under the 1995 Stock Option Plan and under any other option plan of Success Bancshares or any affiliate thereof) may not exceed $100,000. At December 31, 1997, there were 38,250 outstanding options under the 1995 Stock Option Plan to buy Success Bancshares' common stock at a price of $6.18 per share, 34,000 of which were held by Mr. Covert, a Named Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the initial public offering of Success Bancshares common stock and the establishment of the Compensation Committee of the Board of Directors in October 1997, the Board of Directors of Success Bancshares and the Bank, in consultation with Saul D. Binder, President and Chief Executive Officer of Success Bancshares and the Bank, determined the compensation of the executive officers. Since October 1997, such compensation has been determined solely by the Compensation Committee.

                              CERTAIN TRANSACTIONS

         From time to time, the Bank makes loans and extends credit to certain of Success Bancshares' and/or the Bank's officers and Directors and to certain companies affiliated with such persons. In the opinion of Success Bancshares, all of such loans and extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties, and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1997, an aggregate of $2.8 million of loans and extensions of credit were outstanding to certain officers and Directors of Success Bancshares and/or the Bank and to certain companies affiliated with such persons.



                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Success Bancshares' common stock as of April 1, 1998 by:
(i) each person or entity known to Success Bancshares to be the beneficial owner of more than 5% of its outstanding common stock, (ii) each Named Executive Officer, (iii) each Director of Success Bancshares and (iv) all Directors and executive officers of Success Bancshares as a group.


                                                       Number of
                                                        Shares
                NAME AND ADDRESS OF                  Beneficially       Percentage of Outstanding
                BENEFICIAL OWNER(1)                      Owned                Shares Owned
---------------------------------------------------  -------------      -------------------------

Saul D. Binder.......................................   194,447(2)               6.4%
Steven A. Covert.....................................    17,000(3)                 *
Charles G. Freund....................................    49,912(4)               1.6
Avrom H. Goldfeder...................................         -                    -
Samuel D. Kahan......................................     2,200(5)                 *
Sherwin Koopmans.....................................         -                    -
George M. Ohlhausen..................................   248,886(6)               8.1
Norman D. Rich.......................................    18,699(7)                 *
Naschon Draiman(8)...................................   155,674(9)               5.1
All Directors and executive
   officers as a group (11 persons)(10)..............   537,674                 17.6



-----------------------
*   Less than 1%.
(1) The address of each person listed above, unless noted otherwise in the footnotes, is c/o Success Bancshares, Inc., One Marriott Drive, Lincolnshire, Illinois 60069.
(2) Includes 113,390 shares subject to options exercisable within 60 days of April 1, 1998.
(3) Represents shares subject to options exercisable within 60 days of April 1, 1998.
(4) Includes 22,924 shares held in trust with respect to which Mr. Freund has sole voting and dispositive power.
(5) Includes 1,700 shares as to which Mr. Kahan shares beneficial ownership with his spouse.
(6) Includes 108,485 shares held in trust with respect to which Mr. Ohlhausen has sole voting and dispositive power, and 68,000 shares held in trust with respect to which Mr. Ohlhausen shares voting and dispositive power with his spouse.
(7) Includes 3,896 shares held in trust with respect to which Mr. Rich's spouse has voting and dispositive power, and 2,210 shares beneficially owned by Mr. Rich's spouse.
(8)  Mr. Draiman's address is 6134 North St. Louis Avenue, Chicago, Illinois
     60659.
(9) Includes 73,193 shares as to which Mr. Draiman shares beneficial ownership with his spouse.
(10) Includes 132,090 shares subject to options exercisable within 60 days of April 1, 1998.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

         Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of Success Capital will issue the Trust Securities. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of Success Capital, and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on dissolution of Success Capital over the Common Securities (which will be held by Success Bancshares), as well as other benefits as described in the Trust Agreement. See "--Subordination of Common Securities of Success Capital Held by Success Bancshares."

         Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The Guarantee of Success Bancshares will be a guarantee on a subordinated basis and will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or on dissolution of Success Capital if Success Capital does not have funds on hand available to make such payments. See "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

DISTRIBUTIONS

Payment of Distributions

         Distributions on the Trust Preferred Securities will be payable at the annual rate of ___% of the Liquidation Amount, payable quarterly in arrears on the 15th day of March, June, September and December in each year (subject to possible deferral as described below), commencing June 15, 1998, to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due. Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of Success Capital on the relevant record date which, for so long as the Trust Preferred Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Trust Preferred Securities are not in book-entry form, will be the first day of the month in which the relevant Distribution Date occurs. Distributions will be cumulative and will accumulate from the date of original issuance.


         The amount of Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" means any day other than a Saturday, a Sunday, a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee, the Delaware Trustee or the Indenture Trustee is closed for business.


         The funds of Success Capital available for distribution to holders of its Trust Preferred Securities will be dependent upon payments by Success Bancshares under the Junior Subordinated Debentures in which Success Capital will invest the proceeds from the issuance and sale of its Trust Preferred Securities. See "Description of Junior Subordinated Debentures." If Success Bancshares does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent Success Capital has funds available for the payment of such Distributions) will be guaranteed by Success Bancshares. See "Description of Guarantee."

Extension Period

         So long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. As a consequence of any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by Success Capital during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled but which have been so deferred will accumulate additional interest thereon at the rate per annum of ___% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term "Distributions" as used herein shall include any such additional accumulated interest. During any such Extension Period, Success Bancshares will be prohibited from (i) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of Success Bancshares' capital stock (other than (a) paying dividends or distributions in common stock of Success Bancshares, (b) redeeming rights or taking certain other actions under a shareholders' rights plan, (c) reclassifying any class of Success Bancshares' capital stock into another class of capital stock and (d) purchasing Success Bancshares' common stock related to rights under any of Success Bancshares' benefit plans for its Directors, officers or employees), (ii) making any payment of principal, interest or premium, if any, on, or repaying, repurchasing or redeeming, any debt securities of Success Bancshares that rank pari passu with or junior in interest to the Junior Subordinated Debentures (except for payments under the Guarantee) or (iii) redeeming, purchasing or acquiring less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, so long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters, extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all Distributions then due, and subject to the foregoing limitations, Success Bancshares may elect to begin a new Extension Period. Success Bancshares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Junior Subordinated Debentures would be payable but for such deferral or, so long as the Junior Subordinated Debentures are held by Success Capital, at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, Nasdaq or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities on the record date or the date Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of Success Bancshares' election to begin a new Extension Period to the holders of the Trust Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that Success Bancshares may elect to begin an Extension Period. Success Bancshares has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, if Success Bancshares exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include their pro rata share of OID in gross income as its accrues for United States federal income tax (and possibly other) purposes in advance of the receipt of cash. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain Federal Income Tax Consequences Interest Income and Original Issue Discount."

REDEMPTION



         Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Preferred Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Preferred Securities in such manner as the Property Trustee shall deem fair and appropriate. The amount of premium, if any, paid by Success Bancshares upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption of the Trust Preferred Securities in such manner as the Property Trustee shall deem fair and appropriate.



         Success Bancshares will have the right to redeem the Junior Subordinated Debentures (i) at any time and from time to time, in whole or in part, on or after ______, 2003 or (ii) at any time, in whole (but not in part), within 90 days following the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount thereof, together with the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. See "Description of Junior Subordinated Debentures--Redemption."


         In the event a Tax Event has occurred and is continuing and Success Capital is the holder of all outstanding Trust Preferred Securities, so long as no Debenture Event of Default has occurred and is continuing and Success Bancshares does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to dissolve Success Capital and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in dissolution of Success Capital as described below, such Trust Preferred Securities will remain outstanding and Additional Sums (as defined below), if any, will be payable on the Junior Subordinated Debentures.

DEFINITIONS

         "Additional Sums" means the additional amounts as may be necessary to be paid by Success Bancshares with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by Success Capital on the outstanding Trust Preferred Securities of Success Capital shall not be reduced as a result of any additional taxes, duties and other governmental charges to which Success Capital has become subject as a result of a Tax Event.

         "Like Amount" means (i) with respect to a redemption of Trust Preferred Securities, Trust Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities in connection with a dissolution of Success Capital, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities of the holder to whom such Junior Subordinated Debentures are distributed.


         "Redemption Price" means, with respect to any Trust Preferred Security, the Liquidation Amount of such Trust Preferred Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by Success Bancshares upon the concurrent redemption of a Like Amount of Junior Subordinated Debentures.

DISSOLUTION OF SUCCESS CAPITAL AND DISTRIBUTION OF JUNIOR SUBORDINATED
DEBENTURES



         Subject to Success Bancshares and Success Capital having received prior approval of the Federal Reserve if so required under applicable capital guidelines, policies or regulations of the Federal Reserve, Success Bancshares will have the right at any time to dissolve Success Capital and, after satisfaction of the liabilities of creditors of Success Capital as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Preferred Securities in liquidation of Success Capital.


         In addition, pursuant to the Trust Agreement, Success Capital will automatically dissolve upon expiration of its term and will earlier dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Success Bancshares or Success Capital, (ii) upon Success Bancshares delivering written direction to the Property Trustee to dissolve Success Capital (which direction is optional and, except as described above, wholly within the discretion of Success Bancshares), (iii) redemption of all of the Trust Preferred Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of Success Capital by a court of competent jurisdiction.

         If an early dissolution occurs as described in clause (i), (ii) or (iv) above, Success Capital shall be dissolved by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of Success Capital as provided by applicable law, to the holders of such Trust Preferred Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of Success Capital available for distribution to holders, after satisfaction of liabilities to creditors of Success Capital as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because Success Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Success Capital on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities (the "Liquidation Date")
(i) such Trust Preferred Securities will no longer be deemed to be outstanding,
(ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance whereupon a certificate representing such Junior Subordinated Debentures will be issued to such holder and authenticated.

         Under current United States federal income tax law and interpretations and assuming, as expected, Success Capital is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences." If Success Bancshares elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to dissolve Success Capital and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

         If Success Bancshares elects to dissolve Success Capital and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in dissolution of Success Capital, Success Bancshares shall continue to have the right to advance the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures--General."

         There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of Success Capital were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution of Success Capital, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. See "Description of Junior Subordinated Debentures--Distribution Upon Liquidation."


REDEMPTION PROCEDURES

         Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made, and the Redemption Price shall be payable on each Redemption Date, only to the extent that Success Capital has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities of Success Capital Held by Success Bancshares."

         If Success Capital gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the Paying Agent (as defined herein) for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (and without any interest or other payment with respect to such delay). In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by Success Capital or by Success Bancshares pursuant to the Guarantee, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by Success Capital for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

         Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable record holders thereof as they appear on the register of such Trust Preferred Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or Liquidation Date, as applicable. In the case of a dissolution, the record date shall be no more than 45 days before the Liquidation Date.


         If less than all of the Trust Preferred Securities issued by Success Capital are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Preferred Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected, within 60 days prior to the Redemption Date, by the Property Trustee from the outstanding Trust Preferred Securities not


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


previously called for redemption in such manner as the Property Trustee may deem fair and appropriate, or if the Trust Preferred Securities are then held in the form of a Global Preferred Security (as defined herein) in such manner as the Property Trustee may deem fair and appropriate, in accordance with the Depositary's customary procedures. The Property Trustee shall promptly notify the Securities Registrar (as defined herein) in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.


         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Preferred Securities at such holder's registered address. Unless Success Capital defaults in payment of the applicable Redemption Price on and after the Redemption Date, Distributions will cease to accrue on such Trust Preferred Securities called for redemption.

         Subject to applicable law (including, without limitation, United States federal securities law and the BHC Act), and provided that Success Bancshares has not and is not continuing its right to defer interest payments, Success Bancshares may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES OF SUCCESS CAPITAL HELD BY SUCCESS BANCSHARES

         Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

         In the case of any Event of Default (as defined herein) under the Trust Agreement resulting from a Debenture Event of Default, Success Bancshares as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of Success Bancshares as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

         (ii) default by Success Capital in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or


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


         (iii) default by Success Capital in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or



         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and Success Bancshares by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or


         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Success Bancshares to appoint a successor Property Trustee within 60 days thereof.


         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities and the Administrative Trustees, unless such Event of Default shall have been cured or waived. Success Bancshares is required to file annually with the Property Trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the Trust Agreement.



         If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon termination of Success Capital as described in "--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures."


REMOVAL OF TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any of the Issuer Trustees may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Issuer Trustees, with the exception of the Administrative Trustees, may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Success Bancshares as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any property of Success Capital may at the time be located, at the request of the Property Trustee, Success Bancshares, as the holder of the Common Securities, and the Administrative Trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF TRUSTEES


         Any Person (as defined in the Trust Agreement) into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.


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


MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF SUCCESS CAPITAL



         Success Capital may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other Person, except as described below. Success Capital may, at the request of Success Bancshares, without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Success Capital with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Success Bancshares expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of Success Capital, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Success Bancshares has received an opinion from independent counsel to Success Capital experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Success Capital nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) Success Bancshares or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Success Capital shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Success Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT


         Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights. The Trust Agreement may be amended from time to time by Success Bancshares, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that Success Capital will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Preferred Securities are outstanding or to ensure that Success Capital will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Preferred Securities. The Trust Agreement may be amended by the Issuer Trustees and Success Bancshares (i) with the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect Success Capital's status as a grantor trust for United States federal income tax purposes or Success Capital's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Preferred Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Preferred Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Preferred Securities as of a specified date or (ii) restrict the right of a holder of Trust Preferred Securities to institute suit for the enforcement of any such payment on or after such date.



         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding the Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Issuer Trustees without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities and the Administrative Trustees except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities and the Administrative Trustees of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that Success Capital will not be classified as other than a grantor trust for United States federal income tax purposes.


         Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of the Trust Preferred Securities will be required for Success Capital to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by Success Bancshares, the Issuer Trustees or any affiliate of Success Bancshares or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

         In the Indenture, Success Bancshares, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Preferred Securities) and all costs and expenses of Success Capital (including costs and expenses relating to the organization of Success Capital) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which Success Capital might become subject. The foregoing obligations of Success Bancshares under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Success Bancshares directly against Success Bancshares, and Success Bancshares has irrevocably waived any right or remedy to require that any such Creditor take any action against Success Capital or any other person before proceeding against Success Bancshares. Success Bancshares has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


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


GLOBAL TRUST PREFERRED SECURITIES



         The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Trust Preferred Security"). Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."


         No global security may be exchanged for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee unless (i) the Depositary notifies the Indenture Trustee that it is unwilling or unable to continue as a depositary for such global security and Success Bancshares is unable to locate a qualified successor depositary, (ii) Success Bancshares executes and delivers to the Indenture Trustee a written order stating that it elects to terminate the book-entry system through the Depositary or (iii) there shall have occurred and be continuing a Debenture Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $10 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor depositary or any nominee of such successor.

         Payments on Global Trust Preferred Securities will be made to the Depositary, as the depositary for the Global Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any Paying Agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Trust Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

         Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of persons that have accounts with the Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.


         So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners


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of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.


         None of Success Bancshares, the Property Trustee, any Paying Agent or the Securities Registrar for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Success Bancshares expects that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. Success Bancshares also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Trust Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Success Bancshares. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT


         The Property Trustee will act as registrar (the "Securities Registrar") and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of Success Capital, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Success Capital and the Property Trustee will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust and the Property Trustee Preferred Securities have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate Success Capital in such a way that Success Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of

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

Success Bancshares for United States federal income tax purposes. In this connection, the Property Trustee, Success Bancshares and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Success Capital or the Trust Agreement, that Success Bancshares and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities.

         Holders of the Trust Preferred Securities have no preemptive or similar rights.

GOVERNING LAW

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         Concurrently with the issuance of the Trust Preferred Securities, Success Capital will invest the proceeds thereof, together with the consideration paid by Success Bancshares for the Common Securities, in Junior Subordinated Debentures issued by Success Bancshares. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture between Success Bancshares and the Indenture Trustee. The Indenture will be qualified under the Trust Indenture Act. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

         The Junior Subordinated Debentures will bear interest at the annual rate of ___% of the principal amount thereof, payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing June 15, 1998, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day immediately preceding such Interest Payment Date. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the first day of the month in which such payment date occurs. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the dissolution, if any, of Success Capital, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ___% thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.


         The Junior Subordinated Debentures will mature on _______, 2028. Such date may be advanced once at any time by Success Bancshares to any date not earlier than ___________, 2003 subject to Success Bancshares having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that Success Bancshares elects to advance the Stated Maturity of the Junior


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Subordinated Debentures, it shall give notice to the Indenture Trustee and the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.



         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt of Success Bancshares. Because Success Bancshares is a holding company, the right of Success Bancshares to participate in any distribution of assets of any subsidiaries, including the Bank, upon any such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that Success Bancshares may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Bank, and holders of Junior Subordinated Debentures should look only to the assets of Success Bancshares, and not of its subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. The Indenture will not limit the incurrence or issuance of other secured or unsecured debt of Success Bancshares, including Senior and Subordinated Debt, whether under any existing or other indenture that Success Bancshares may enter into in the future or otherwise. In addition, the obligations of Success Bancshares under the Junior Subordinated Debentures will rank subordinate to the deposit liabilities of the Bank, which are insured by the FDIC. See "--Subordination."


OPTION TO DEFER INTEREST PAYMENT PERIOD


         So long as no Debenture Event of Default shall have occurred and be continuing, Success Bancshares will have the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. Prior to the termination of any such Extension Period, so long as no Debenture Event of Default shall have occurred and be continuing Success Bancshares may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters, or extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. At the end of such Extension Period, Success Bancshares must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Success Bancshares may elect to begin a new Extension Period, subject to the above requirements.


         During any such Extension Period, Success Bancshares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Success Bancshares' capital stock (other than (a) dividends or distributions in common stock of Success Bancshares, (b) redeeming rights or taking certain other actions under a shareholders' rights plan, (c) reclassification of any class of Success Bancshares' capital stock into another class of capital stock and (d) purchases of Success Bancshares' common stock related to rights under any of Success Bancshares' benefit plans for its Directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Success Bancshares that rank pari passu with or junior in interest to the Junior Subordinated Debentures (provided this restriction will not prohibit payments under the Guarantee) or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities.


         Success Bancshares must give the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Junior Subordinated Debentures would be payable but for such deferral or, so long as the Junior Subordinated Debentures are held by Success Capital, at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, Nasdaq or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of Success Bancshares' election to begin or extend a new Extension Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that Success Bancshares may elect to begin an Extension Period.


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         Distributions on the Trust Preferred Securities will be deferred by
Success Capital during any such Extension Period. See "Description of the Trust Preferred Securities--Distributions." During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. For a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures, see "Certain Federal Income Tax Consequences."


REDEMPTION


         Subject to Success Bancshares having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of Success Bancshares (i) at any time and from time to time, in whole or in part, on or after _______, 2003 or (ii) at any time in whole (but not in part), within 90 days following the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount thereof, together with the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption.


         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Indenture Trustee and to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless Success Bancshares defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

         If Success Capital is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, Success Bancshares will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

         The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

         As described under "Description of Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures," under certain circumstances involving the dissolution of Success Capital, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of Success Capital after satisfaction of liabilities to creditors of Success Capital as provided by applicable law. If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Trust Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of Success Capital, Success Bancshares will use its best efforts to list the Junior Subordinated Debentures on Nasdaq or such other stock exchange or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS


         If at any time (i) there shall have occurred any event of which Success Bancshares has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which Success Bancshares shall not have taken reasonable steps to cure, (ii) Success Bancshares shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, (iii) while the Junior Subordinated Debentures are held by Success Capital, Success Bancshares shall be in default with respect to its payment of any obligation under the Guarantee or (iv) there shall have occurred and be continuing a Debenture Event of Default, then Success Bancshares will not (1) declare or pay


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any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Success Bancshares's capital stock (other than (a) paying dividends or distributions in common stock of Success Bancshares, (b) redeeming rights or taking certain other actions under a shareholders' rights plan, (c) reclassifying of any class of Success Bancshares' capital stock into another class of capital stock and (d) purchasing of Success Bancshares' common stock related to rights under any of Success Bancshares' benefit plans for its Directors, officers or employees), (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Success Bancshares that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Success Bancshares of the debt securities of any subsidiary of Success Bancshares if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (provided this restriction will not prohibit payments under the Guarantee) or (3) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities.


SUBORDINATION

         In the Indenture, Success Bancshares has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt. In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Success Bancshares, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of Success Bancshares, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Success Bancshares for the benefit of creditors or (iv) any other marshalling of the assets of Success Bancshares (each such event, if any, a "Proceeding"), all Senior and Subordinated Debt (including any interest thereon accruing after the commencement of any such Proceeding) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of Junior Subordinated Debentures on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of Success Bancshares or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Junior Subordinated Debentures, to the payment of all Senior and Subordinated Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures shall be paid or delivered directly to the holders of Senior and Subordinated Debt in accordance with the priorities then existing among such holders until all Senior and Subordinated Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.


         In the event of any Proceeding, after payment in full of all sums owing with respect to Senior and Subordinated Debt, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of Success Bancshares ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of Success Bancshares the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Success Bancshares ranking junior to the Junior Subordinated Debentures, and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of Success Bancshares or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Junior Subordinated Debentures, to the payment of all Senior and Subordinated Debt at the time outstanding and to any securities issued in respect thereof under any plan of reorganization or readjustment), shall be received by the Indenture Trustee or any holder of Junior Subordinated Debentures in contravention of any of the terms of the Indenture and before all Senior and Subordinated Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior and Subordinated Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior and Subordinated Debt remaining unpaid, to the


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extent necessary to pay all such Senior and Subordinated Debt in full. In the event of the failure of the Indenture Trustee or any holder of Junior Subordinated Debentures to endorse or assign any such payment, distribution or security, each holder of Senior and Subordinated Debt is irrevocably authorized pursuant to the Indenture to endorse or assign the same.


         Subject to the payment in full of all amounts due or to become due on all Senior and Subordinated Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, the holders of the Junior Subordinated Debentures will be subrogated to the extent of the payments or distributions made to the holders of such Senior and Subordinated Debt (equally and ratably with the holders of all indebtedness of Success Bancshares that by its express terms is subordinated to Senior and Subordinated Debt of Success Bancshares to substantially the same extent as the Junior Subordinated Debentures are subordinated to the Senior and Subordinated Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior and Subordinated Debt) to the rights of the holders of such Senior and Subordinated Debt to receive payments and distributions of cash, property and securities applicable to the Senior and Subordinated Debt until the principal of (and premium, if any) and interest (including Additional Sums) on the Junior Subordinated Debentures shall be paid in full.

         The holders of Senior and Subordinated Debt may, at any time and from time to time, without the consent of or notice to the Indenture Trustee or the holders of the Junior Subordinated Debentures, without incurring responsibility to such holders and without impairing or releasing the subordination or the obligations of such holders to the holders of Senior and Subordinated Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior and Subordinated Debt, or otherwise amend or supplement in any manner Senior and Subordinated Debt or any instrument evidencing the same or any agreement under which Senior and Subordinated Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior and Subordinated Debt; (iii) release any person liable in any manner for the collection of Senior and Subordinated Debt; and (iv) exercise or refrain from exercising any rights against Success Bancshares and any other person.

         "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such person, (vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Success Bancshares whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Success Bancshares whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior and Subordinated Debt shall not be deemed to include (i) any Debt of Success Bancshares which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Success Bancshares, (ii) any Debt of Success Bancshares to any of its subsidiaries, (iii) Debt to any employee of Success Bancshares and
(iv) any other debt securities issued pursuant to the Indenture.

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         The Indenture places no limitation on the amount of additional Senior and Subordinated Debt that may be incurred by Success Bancshares. Success Bancshares expects from time to time to incur additional Debt constituting Senior and Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

         The Junior Subordinated Debentures will initially be registered in the name of Success Capital. If the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Trust Preferred Securities. See " Book-Entry Issuance."

         Although the Depositary has agreed to the procedures described under "Book-Entry Issuance," it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Success Bancshares within 90 days of receipt of notice from the Depositary to such effect, Success Bancshares will cause the Junior Subordinated Debentures to be issued in definitive form.

      Payments on Junior Subordinated Debentures represented by a global security (the "Global Subordinated Debenture") will be made to Cede & Co., the nominee for the Depositary, as the registered holder of the Junior Subordinated Debentures, as described under "Book-Entry Issuance." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee or at the offices of any Paying Agent or transfer agent appointed by Success Bancshares, provided that payment of interest may be made at the option of Success Bancshares by check mailed to the address of the persons entitled thereto.

         Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. Success Bancshares may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Success Bancshares maintains a transfer agent in the place of payment. Success Bancshares may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither Success Bancshares nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

MODIFICATION OF INDENTURE

         From time to time Success Bancshares and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Success Bancshares and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each

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outstanding Junior Subordinated Debenture, (i) change the Stated Maturity of the
Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal on the Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 60 days after written notice to Success Bancshares from the Indenture Trustee or to Success Bancshares and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of Success Bancshares.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of each of the Junior Subordinated Debentures and the Trust Preferred Securities may, on behalf of the holders of all the Junior Subordinated Debentures and Trust Preferred Securities, respectively, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.


         Success Bancshares is required to file annually with the Indenture Trustee a certificate as to whether or not Success Bancshares is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Success Bancshares to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise due and payable, a holder of Trust Preferred Securities may institute a Direct Action. Success Bancshares may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, Success Capital may become subject to the reporting obligations under the Exchange Act. Success Bancshares shall have the right under the Indenture to set-off any payment made to such holder of Trust Preferred Securities by Success Bancshares in connection with a Direct Action.

         The holders of the Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that Success Bancshares shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Success Bancshares or convey, transfer or lease its properties and assets substantially as an entirety to Success Bancshares, unless (i) in case Success Bancshares consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Success Bancshares' obligations on the Junior Subordinated Debentures, (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, (iii) such transaction is permitted under the Trust Agreement and the Guarantee Agreement and does not give rise to any breach or violation of the Trust Agreement or Guarantee Agreement and (iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving Success Bancshares that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Success Bancshares deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indentures will cease to be of further effect (except as to Success Bancshares' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Success Bancshares will be deemed to have satisfied and discharged the Indenture.


COVENANTS OF SUCCESS BANCSHARES



         Success Bancshares will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) a Debenture Event of Default has occurred and is continuing, (ii) Success Capital is the holder of all such Junior Subordinated Debentures and (iii) any of certain Tax Events in respect of Success Capital has occurred and is continuing in respect of the Trust Preferred Securities, Success Bancshares will pay to Success Capital Additional

Sums. Success Bancshares will also covenant, as to the Junior Subordinated Debentures (i) to maintain directly or indirectly 100% ownership of the Common Securities of Success Capital, provided that certain successors which are permitted pursuant to the Indenture may succeed to Success Bancshares' ownership of the Common Securities, (ii) not to voluntarily (and use reasonable efforts not to allow to involuntarily) terminate, wind up or liquidate Success Capital, except in connection with (a) a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of Success Capital or (b) certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause Success Capital to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Indenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with Success Bancshares or its subsidiaries relating to other issues of their securities. In addition, Success Bancshares and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

                               BOOK-ENTRY ISSUANCE

         The Depositary will act as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.


         The Depositary is a limited purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission (the "Commission").



         Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or


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


Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Trust Preferred Securities or Junior Subordinated Debentures is discontinued.


         The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


         Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the amount to be redeemed will be determined in accordance with the Trust Agreement and the Indenture, respectively.


         Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, Success Capital or Success Bancshares, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.


         The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and Success Bancshares. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Subordinated Debenture certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. Success Bancshares, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust

Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that Success Capital and Success Bancshares believe to be accurate, but Success Capital and Success Bancshares assume no responsibility for the accuracy thereof. Neither Success Capital nor Success Bancshares has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTEE

         The Guarantee Agreement will be executed and delivered by Success Bancshares concurrently with the issuance of the Trust Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee Agreement will be qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, the Indenture, the Trust Agreement and the Trust Indenture Act. The form of the Guarantee Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

         The Guarantee will be an irrevocable guarantee on a subordinated basis of Success Capital's obligations under the Trust Preferred Securities, but will apply only to the extent that Success Capital has funds sufficient to make such payments, and is not a guarantee of collection. Success Bancshares will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Success Capital may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of Success Capital (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Success Capital has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that Success Capital has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution of Success Capital (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of Success Capital remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of Success Capital as required by law. Success Bancshares' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Success Bancshares to the holders of the Trust Preferred Securities or by causing Success Capital to pay such amounts to such holders.


         If Success Bancshares does not make interest payments on the Junior Subordinated Debentures held by Success Capital, Success Capital will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt of Success Bancshares. See "--Status of the Guarantee." Because Success Bancshares is a holding company, the right of Success Bancshares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Success Bancshares may itself be recognized as a creditor of that subsidiary. Accordingly, Success Bancshares' obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of Success Bancshares' subsidiaries, and claimants should look only to the assets of Success Bancshares for payments thereunder. Except as otherwise described herein, the Guarantee Agreement does not limit the incurrence or issuance of other secured or unsecured debt of Success Bancshares, including Senior and Subordinated Debt, whether under the Indenture, under any other indenture that Success Bancshares may enter into in the future or otherwise.


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


         Success Bancshares will, through the Guarantee Agreement, the Trust Agreement and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of Success Capital's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such Guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Success Capital's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."


STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of Success Bancshares and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

         The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against Success Bancshares to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Success Capital or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Guarantee Agreement does not place a limitation on the amount of additional Senior and Subordinated Debt that may be incurred by Success Bancshares. Success Bancshares expects from time to time to incur additional Debt constituting Senior and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. See "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of Success Bancshares and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Guarantee Agreement will occur upon the failure of Success Bancshares to perform any of its payment obligations or the failure of Success Bancshares to perform any other obligations thereunder that remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Success Bancshares to enforce its rights under the Guarantee without first instituting a legal proceeding against Success Capital, the Guarantee Trustee or any other person or entity.


         Success Bancshares, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Success Bancshares is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by Success Bancshares in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision,


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

the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Trust Preferred Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable pursuant to the Trust Agreement upon dissolution of Success Capital or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

GOVERNING LAW

         The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE


         Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent Success Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by Success Bancshares as and to the extent set forth under "Description of Guarantee." Taken together, Success Bancshares' obligations under the Indenture, the Trust Agreement and the Guarantee Agreement will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such Guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of Success Capital's obligations under the Trust Preferred Securities. If and to the extent that Success Bancshares does not make payments on the Junior Subordinated Debentures, Success Capital will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when Success Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute Direct Action. The obligations of Success Bancshares under the Guarantee will be subordinate and junior in right of payment to all Senior and Subordinated Debt.


SUFFICIENCY OF PAYMENTS


         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the rate of Distributions and Distribution and other payment dates for the Trust Preferred Securities, (iii) Success Bancshares shall pay for all and any costs, expenses and liabilities of Success Capital except Success Capital's obligations to holders of Trust Preferred Securities and (iv) the Trust Agreement will further provide that Success Capital will not engage in any activity that is not consistent with its limited purposes.


         Notwithstanding anything to the contrary in the Indenture, Success Bancshares has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Success Bancshares has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


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

ENFORCEMENT RIGHTS OF HOLDERS OF THE TRUST PREFERRED SECURITIES UNDER THE GUARANTEE

         A holder of Trust Preferred Securities may institute a legal proceeding directly against Success Bancshares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Success Capital or any other person or entity.

         A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF SUCCESS CAPITAL

         The Trust Preferred Securities will evidence a beneficial interest in Success Capital, and Success Capital exists for the sole purpose of issuing the Trust Preferred Securities and investing the proceeds thereof in Junior Subordinated Debentures and activities necessary or incidental thereto. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Junior Subordinated Debenture is that a holder of Junior Subordinated Debentures is entitled to receive from Success Bancshares the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from Success Capital (or from Success Bancshares under the Guarantee) if and to the extent Success Capital has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION


         Upon any voluntary or involuntary dissolution of Success Capital, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by Success Capital, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Success Bancshares, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of Success Bancshares, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of Success Bancshares receive payments or distributions. Since Success Bancshares will be the guarantor under the Guarantee and agree to pay for all costs, expenses and liabilities of Success Capital (other than Success Capital's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to shareholders of Success Bancshares in the event of liquidation or bankruptcy of Success Bancshares are expected to be substantially the same.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


        In the opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, counsel to the Company ("Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or, if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Person" shall include any trust if a court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.


         The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities.

         The authorities on which this summary is based are subject to various interpretations and the opinions of Counsel are not binding on the Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

         Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Trust Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws. For a discussion of the possible redemption of the Trust Preferred Securities upon the occurrence of certain tax events, see "Description of the Trust Preferred Securities--Redemption."

CLASSIFICATION OF SUCCESS CAPITAL


         In connection with the issuance of the Trust Preferred Securities, Counsel is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, Success Capital will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Trust Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Trust Preferred Securities will be eligible for the dividends received deduction.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


         The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Success Bancshares under current law, and, by acceptance of a Trust Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position of Success Bancshares will not be challenged by the Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Success Bancshares. See "Risk Factors--Risks Relating to Trust Preferred Securities--Uncertainty of Deductibility of Interest on the Junior Subordinated Debentures and Related Possible Tax Law Changes."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT


         Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

         Success Bancshares believes that, under the applicable Treasury regulations, the Junior Subordinated Debentures will not be considered to have been issued with "original issue discount" (OID) within the meaning of Section 1273(a) of the Code. If, however, Success Bancshares exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period, even though Success Bancshares will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income.

         The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether Success Bancshares exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES


         Under current law, a distribution by Success Capital of the Junior Subordinated Debentures as described under the caption "Description of the Trust Preferred Securities--Dissolution of Success Capital and Distribution of Junior Subordinated Debentures" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through Success Capital, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Trust Preferred Securities before such distribution. If, however, the dissolution of Success Capital were to occur because Success Capital is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to Securityholders by Success Capital could be a taxable event to Success Capital and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Trust Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of Success Capital. A Securityholder would recognize interest income in respect of Junior Subordinated Debentures received from Success Capital in the manner described above under "--Interest Income and Original Issue Discount."


SALES OR REDEMPTION OF TRUST PREFERRED SECURITIES


         Gain or loss will be recognized by a Securityholder on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Trust Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING


         The amount of OID accrued on the Trust Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Service.


POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES


         Two recent legislative initiatives, the 1998 budget proposals of President Clinton's administration and the Revenue Reconciliation Bill of 1996, could have denied interest deductions for interest on the Junior Subordinated Debentures. Neither the 1998 proposal nor the 1996 bill has been enacted. However, future enactment of these or similar proposals could affect deduction of interest expenses and OID with respect to the Junior Subordinated Debentures. This, in turn, could give rise to a Tax Event, which would permit Success Bancshares, upon approval of the Federal Reserve if such approval is then required under applicable capital guidelines, policies or regulations of the Federal Reserve, to cause a redemption of the Trust Preferred Securities. See "Risk Factors--Risks Relating to Trust Preferred Securities--Uncertainty of Deductibility of Interest on the Junior Subordinated Debentures and Related Possible Tax Law Changes," "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption" and "Description of Junior Subordinated Debentures--Redemption."


                              ERISA CONSIDERATIONS


         Success Bancshares, the obligor with respect to the Junior Subordinated Debentures held by Success Capital, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Trust Preferred Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which Success Bancshares, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Trust Preferred Securities should be aware that the assets of Success Capital may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of Success Capital may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Trust Preferred Securities, will be deemed to have directed Success Capital to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

                 DESCRIPTION OF SUCCESS BANCSHARES CAPITAL STOCK


GENERAL

         Success Bancshares is authorized to issue 7,500,000 shares, $0.001 par value per share, of common stock (the "Common Stock") and 1,000,000 shares, $0.001 par value per share, of preferred stock (the "Preferred Stock"). As of December 31, 1997, there were issued and outstanding 2,918,324 shares of Common Stock and no shares of Preferred Stock, with 153,340 additional shares of Common Stock reserved for issuance upon the exercise of currently outstanding options, each of which represents the right to purchase one share of Common Stock. Each share of Common Stock has the same relative rights as, and is identical in all respects with, each other share of Common Stock.

COMMON STOCK

Dividends

         The holders of Common Stock are entitled to receive and share equally in such dividends, if any, declared by the Board of Directors out of funds legally available therefor. Success Bancshares may pay dividends if, as and when declared by its Board of Directors. The payment of dividends by Success Bancshares is subject to limitations which are imposed by the Delaware General Corporation Law (the "DGCL"). Under these restrictions, dividends may be paid only out of "surplus," as defined by the DGCL, or, if there should be no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If Success Bancshares issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

Voting Rights

         The holders of Common Stock possess voting rights in Success Bancshares. Shareholders elect Success Bancshares' Board of Directors and act on such other matters as are required to be presented to them under the DGCL or Success Bancshares' Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Common Stock is entitled to one vote per share and will not have any right to cumulate votes in the election of Directors. Accordingly, holders of more than 50% of the outstanding shares of Common Stock are able to elect all of the Directors to be elected each year. Although there are no present plans to do so, if Success Bancshares issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. See "--Certain Anti-Takeover Effects of Success Bancshares' Certificate of Incorporation and By-laws and Delaware Law."

Liquidation

         In the event of any liquidation, dissolution or winding-up of Success Bancshares, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Success Bancshares, all assets of Success Bancshares available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of any liquidation or dissolution.


Preemptive Rights and Redemption


         Holders of Common Stock are not entitled to preemptive rights with respect to any shares which may be issued by Success Bancshares in the future. The Common Stock is not subject to mandatory redemption by Success Bancshares.

PREFERRED STOCK


         The Board of Directors is authorized, pursuant to Success Bancshares' Certificate of Incorporation, to issue one or more series of Preferred Stock with respect to which the Board of Directors, without stockholder approval, may determine voting, conversion and other rights which could adversely affect the rights of holders of Common Stock. The rights of the holders of the Common Stock would generally be subject to the prior rights of the

Preferred Stock with respect to dividends, liquidation preferences and other matters. Among other things, Preferred Stock could be issued by Success Bancshares to raise capital or to finance acquisitions. The issuance of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change in control of Success Bancshares. Success Bancshares has no present plans to issue any shares of Preferred Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF SUCCESS BANCSHARES' CERTIFICATE OF INCORPORATION AND BY-LAWS AND DELAWARE LAW

General

         Certain provisions of Success Bancshares' Certificate of Incorporation, By-laws and the DGCL may have the effect of impeding the acquisition of control of Success Bancshares by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by the Board of Directors.

         These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of Success Bancshares more difficult.

         The provisions of the Certificate of Incorporation and By-laws described below are designed to reduce, or have the effect of reducing, the vulnerability of Success Bancshares to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of Success Bancshares or an unsolicited takeover attempt which is unfair to shareholders.

         The following description of certain of the provisions of the Certificate of Incorporation and By-laws of Success Bancshares is necessarily general and is qualified in its entirety by reference to the Certificate of Incorporation and By-laws of Success Bancshares.

Authorized Shares

         Success Bancshares' Certificate of Incorporation authorizes the issuance of 7,500,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock have been authorized in an amount which provides the Board of Directors with as much flexibility as possible to effect, among other things, transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Success Bancshares. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board of Directors has the power to the extent consistent with its fiduciary duty to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent Board of Directors and management to retain their respective positions.


Classified Board of Directors; Filling of Board Vacancies


         The Board of Directors is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board of Directors. Each class serves a staggered three-year term, with approximately one-third of the total number of Directors being elected each year. The Certificate of Incorporation and By-laws provide that the size of the Board of Directors is determined by a majority of the Directors. The Certificate of Incorporation and By-laws also provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. Shareholders may elect Directors at either an annual or special meeting. Under the DGCL, members of a staggered board may only be removed for cause unless the corporation's certificate of incorporation provides otherwise. Success Bancshares' Certificate of Incorporation does not provide for removal of Directors without cause. The staggered board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors.

Cumulative Voting; Action by Written Consent and Shareholder Meetings

         The Certificate of Incorporation does not provide for cumulative voting for any purpose. The Certificate of Incorporation and By-laws also provide that any action required or permitted to be taken by the shareholders at an annual or special meeting may be effected by written consent in lieu of a meeting. Directors also retain the right to postpone any previously scheduled stockholder meeting and adjourn any stockholder meeting at any time, whether or not a quorum is present.

Delaware Business Combination Statute

         Section 203 of the DGCL provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of any such person.

         Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Success Bancshares has not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring Success Bancshares to negotiate in advance with the Board of Directors of Success Bancshares since the shareholder approval requirement would be avoided if a majority of the Directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of Success Bancshares. It is possible that such provisions could make it more difficult to accomplish transactions which Success Bancshares's shareholders may otherwise deem to be in their best interests.


Amendment of the Certificate of Incorporation and By-laws


         The Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to Board of Directors and shareholder amendment of the Certificate of Incorporation and By-laws, limitation of Directors' liability for monetary damages, shareholder action without a meeting and the number, election and term of Success Bancshares' Directors. By-laws may be amended only by the Board of Directors of Success Bancshares or by the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class.

Certain By-law Provisions

         The By-laws of Success Bancshares also require a shareholder who intends to nominate a candidate for election to the Board of Directors or to raise new business at a shareholder meeting to provide advance notice to the Secretary of Success Bancshares. The notice provision requires a shareholder who desires to raise new business to provide certain information to Success Bancshares concerning the nature of the new business, the shareholder and such shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a Director must provide Success Bancshares with certain information concerning the nominee and such proposing shareholder.

         The provisions described above are intended to reduce Success Bancshares' vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors.

         Attempts to take over corporations have recently become increasingly common. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Success Bancshares and its shareholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of Success Bancshares and that otherwise is in the best interest of all shareholders.


LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

         The Certificate of Incorporation provides that a Director of Success Bancshares will not be personally liable to Success Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the Director's duty of loyalty to Success Bancshares or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While the Certificate of Incorporation provides Directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or recission based on a Director's breach of his or her duty of care.


         The Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of Success Bancshares or is or was serving at the request of Success Bancshares as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official capacity as agent, will be indemnified and held harmless by Success Bancshares to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Success Bancshares to provide broader indemnification rights than said law permitted Success Bancshares to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any Director, officer, employee or agent of Success Bancshares thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate of Incorporation also specifically authorizes Success Bancshares to maintain insurance and to grant similar indemnification rights to employees or agents of Success Bancshares.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling Success Bancshares pursuant to the foregoing provisions, Success Bancshares has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), dated __________, 1998, between Success Bancshares, Success Capital, EVEREN Securities, Inc. and Tucker Anthony Incorporated (the "Underwriters"), Success Capital has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from Success Capital, the aggregate Liquidation Amount of Trust Preferred Securities set forth opposite their respective names below at the public offering price subject to the underwriting commissions set forth on the cover page of this Prospectus:


                  UNDERWRITER                                 LIQUIDATION AMOUNT
                  -----------                                 ------------------

         EVEREN Securities, Inc.............................  $
         Tucker Anthony Incorporated........................  $

                                                              ------------------
         Total..............................................  $       15,000,000
                                                              ==================


         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Trust Preferred Securities offered hereby if any of such Trust Preferred Securities are purchased.

         The Underwriters have advised Success Bancshares and Success Capital that they propose to offer the Trust Preferred Securities directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.20 per Trust Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per Trust Preferred Security to certain other dealers. After the public offering, the public offering price, concession and reallowance and other selling terms may be changed by the Underwriters. Because the National Association of Securities Dealers, Inc. ("NASD") may view the Trust Preferred Securities as interests in a direct participation program, the offering of the Trust Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         Success Bancshares and Success Capital have granted the Underwriters an option, exercisable within 30 days of the date of this Prospectus, to purchase up to an additional $2,250,000 aggregate Liquidation Amount of Trust Preferred Securities to cover over-allotments, if any, at the public offering price plus accrued Distributions. The Underwriters may exercise such option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the Trust Preferred Securities offered hereby.

         In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by Success Bancshares, Success Bancshares has agreed to pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount equal to $0.40 per Trust Preferred Security (or $600,000 ($690,000 if the over-allotment option is exercised in full) in the aggregate). Success Bancshares has also agreed to reimburse the Underwriters for their reasonable out-of-pocket expenses, including legal fees and expenses relating to the offering of the Trust Preferred Securities; provided that such reimbursement may not exceed $25,000 without Success Bancshares' prior consent.


         Each of Success Bancshares and Success Capital has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.


         In connection with the offering of Trust Preferred Securities, the Underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. Such transactions may include an overallotment, creating a syndicate short position. The Underwriters may also bid for and purchase Trust Preferred Securities. These activities stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities and may end these activities at any time.

         EVEREN Securities, Inc. served as the underwriter in the initial public offering of Success Bancshares common stock consummated in October 1997, and has made a market in the common stock since such time. In addition, the Underwriters may provide in the future investment banking services to Success Bancshares and its affiliates for which such Underwriters or their affiliates would expect to receive customary fees and commissions.



                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the creation of Success Capital will be passed upon by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Success Bancshares and Success Capital. The validity of the Guarantee and the Junior Subordinated Debentures and certain matters relating to United States federal income tax considerations will be passed upon for Success Bancshares by Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 (included in this Prospectus and the Registration Statement of which it is a part) have been audited by McGladrey & Pullen LLP, independent certified public accountants, as set forth in their report thereon included herein. The consolidated financial statements referenced above are included in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.


         The Company dismissed Crowe, Chizek and Company LLP, its independent certified public accountants, effective October 1995. In connection with the 1993 and 1994 audits and during the interim period prior to the dismissal, there were no disagreements with the former accountants on any matter or accounting principle or practice, financial statement disclosure, or auditing scope or procedure. The former accountant's reports included in the 1993 and 1994 financial statements were unqualified. The Company engaged McGladrey & Pullen, LLP as its new independent public accountants effective with the dismissal of its former accountants. During the Company's 1993 and 1994 fiscal years and during the interim period prior to engagement there were no consultations with McGladrey & Pullen, LLP with regard to either the application of accounting principles as to any specific transaction, either completed or proposed, the type of audit opinion that would be rendered on the Company's financial statements or any matter of disagreements with the former accountants. The Board of Directors approved the Audit Committee's recommendation to change accountants. In consideration of Crowe, Chizek and Company LLP, providing assurances to the Underwriters with respect to the Company's financial information prior to 1995 included in this Prospectus, the Company agreed to defend, indemnify and hold harmless to the extent permitted by law Crowe, Chizek and Company LLP and its personnel from any claim which arises from the use of such financial information, including attorneys' fees and costs of defense. This indemnification is inoperable if Crowe, Chizek and Company LLP is held liable for professional malpractice or pays any final or non-appealable settlement.


                              AVAILABLE INFORMATION


         Success Bancshares and Success Capital have jointly filed a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with the Commission in connection with the Trust Preferred Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. Success Bancshares is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such materials, in addition to the Registration Statement, may be inspected and copies thereof may be obtained at prescribed rates from the Public Reference Facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Office of the Commission at the following locations: Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. This information is also available on the Internet at the Commission's web site. The address for the web site is: http://www.sec.gov. The Registration Statement and such reports, proxy statements and other information may also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.



         For further information with respect to Success Bancshares, Success Capital and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this Prospectus concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof. Each such statement in this Prospectus is qualified in all respects by such reference.


         No separate financial statements of Success Capital have been included herein. Success Bancshares and Success Capital do not consider that such financial statements would be material to holders of the Trust Preferred Securities because Success Capital is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of Success Bancshares and issuing the Trust Securities. See "Prospectus Summary--Success Capital," "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee."

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



     The estimated expenses in connection with this offering are as set forth in the following table.


     SEC registration fee............................................................     $   5,088.75
     NASD filing fee.................................................................         2,225.00
     Nasdaq National Market application fee..........................................        40,681.51
     Trustees' fees and expenses.....................................................         9,000.00
     Reimbursable underwriter expenses...............................................        25,000.00
     Printing and engraving expenses.................................................        30,000.00
     Accounting fees and expenses....................................................        25,000.00
     Legal fees and expenses.........................................................       105,000.00
     Miscellaneous...................................................................        18,004.74
                                                                                          ------------

              Total..................................................................     $ 260,000.00
                                                                                          ============



------------------
         All amounts except the SEC registration fee, the NASD filing fee, the Nasdaq National Market application fee and the reimbursable underwriter expenses are estimated.



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



         Success Bancshares is a Delaware corporation. Reference is made to
Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.



         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense that such officer or director actually and reasonably incurred.



         Success Bancshares' Certificate of Incorporation limits the personal liability of Directors to the fullest extent permitted by Delaware law. In addition, Success Bancshares' Certificate of Incorporation and By-laws provide that Success Bancshares shall, to the fullest extent permitted by Delaware law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a Director, officer, employee or agent of Success Bancshares or is or was serving at the request of Success Bancshares as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all  expenses,  liabilities  or other  matters  referred  to or  covered  by
Delaware   law,   which  were   reasonably   incurred  by  such   person.   This
indemnification  is in addition to any other rights of  indemnification to which
such  persons  may  be  entitled  under  Success   Bancshares'   Certificate  of
Incorporation, By-laws, any agreement or notice of shareholders or disinterested Directors.



         Success Bancshares' Certificate of Incorporation and By-laws also permit it to secure insurance on behalf of any Director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law, the Certificate of Incorporation or By-laws would permit indemnification. Success Bancshares does not have any separate indemnification agreements with its Directors or officers.



         The description of Delaware law is not intended to be complete. The description of Success Bancshares' Certificate of Incorporation and its By-laws is not intended to be complete and is respectively qualified in its entirety by such Certificate and By-laws.



ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.



         The following securities, which were not registered under the Securities Act, were sold by Success Bancshares during the three-year period ending April 1, 1998:



         (i) Effective July 24, 1997, holders of Success Bancshares' 115,500 outstanding shares of Class A Common Stock, par value $1.00 per share, received
 .8749 shares of Success Bancshares' common stock, in exchange for each share of Class A Common Stock, resulting in the issuance of 101,032 shares of common stock. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.



         (ii) Effective July 24, 1997, holders of Success Bancshares' 53,591 outstanding shares of Series B Convertible Preferred Stock received one share of Success Bancshares' common stock in exchange for each share of Series B Convertible Preferred Stock, resulting in the issuance of 53,591 shares of common stock. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.



         (iii) A stock split was effected on July 30, 1997 (the "Stock Split"), pursuant to which holders of Success Bancshares' 725,292 outstanding shares of common stock received 1.7 shares of common stock in exchange for each share of common stock, resulting in the issuance of 507,675 shares of common stock. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.



         (iv) In October 1997, holders of $1,815,000 aggregate outstanding principal amount of Success Bancshares' 9% Convertible Subordinated Debentures ("Debentures"), received one share of Success Bancshares' common stock in exchange for each $8.58 principal amount of Debentures, resulting in the issuance of 211,257 shares of common stock. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.



         (v) In October 1997, holders of $1,155,000 aggregate outstanding principal amount of Success Bancshares' Convertible Subordinated Notes ("Notes"), received one share of Success Bancshares' common stock in exchange for each $12.50 principal amount of Notes, resulting in the issuance of 92,400 shares of common stock. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.



         (vi) On January 1, 1997, each member of the Board of Directors of Success Bancshares and the Bank was granted an option to purchase up to 10,000 shares of Success Bancshares' common stock on or prior to December 31, 1997 at the book value per share of common stock on the last day of the month prior to the month in which such option was either fully or partially exercised. In June 1997, however, the Board of Directors of each of Success Bancshares and the Bank approved a resolution which reduced to 1,000 the number of shares of common stock for which options granted on January 1, 1997 could be exercised and changed the expiration date of such options to July 23, 1997. This issuance of options was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

         (vii) Success Bancshares issued and sold 35,307 shares of common stock at an average exercise price of $7.79 per share (after giving effect to the Stock Split) to its Directors pursuant to the exercise of stock options granted as part of its Director Stock Option Program. The shares of common stock were issued pursuant to the Section 4(2) private placement exemption from the Securities Act.



         (viii) During the period beginning in November 1995, and ended in June 1996, Success Bancshares issued and sold 288.5 Units at a purchase price of $10,000 per Unit to 21 purchasers. Each Unit consisted of 400 shares of Class A Common Stock and $4,000 principal amount of 15% or 17% Convertible Subordinated Notes (264,145 shares of Success Bancshares' common stock after giving effect to the Stock Split and other transactions described above in this Item 15). The Units were issued and sold primarily to accredited investors as well as a limited number of non-accredited investors pursuant to the Section 4(2) private placement exemption from the Securities Act in accordance with Regulation D promulgated thereunder.



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



         (A)      EXHIBITS.



                  EXHIBIT
                  NUMBER        EXHIBIT TITLE



                 *1.1           Form of Underwriting Agreement.



                  3.1 Second Restated Certificate of Incorporation of Success Bancshares (incorporated by reference to Exhibit 3.1 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  3.2 By-laws of Success Bancshares (incorporated by reference to Exhibit 3.2 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  4.1 Form of Subordinated Indenture relating to the Junior Subordinated Debentures (incorporated by reference to Exhibit 4.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01)
                                filed with the Commission on April 28, 1998).



                  4.2 Form of Junior Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1).



                  4.3 Certificate of Trust of Success Capital (incorporated by reference to Exhibit 4.3 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



                  4.4 Form of Amended and Restated Trust Agreement of Success Capital (incorporated by reference to Exhibit 4.4 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



                  4.5 Form of Trust Preferred Security Certificate of Success Capital (included as an exhibit to Exhibit 4.4).



                  4.6 Form of Common Security Certificate of Success Capital (included as an exhibit to Exhibit 4.4).



                  4.7 Form of Guarantee Agreement of Success Bancshares relating to the Trust Preferred Securities (incorporated by reference to Exhibit
                                4.7 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the
                                Commission on April 28, 1998).

                  *5.1 Opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.



                  *5.2          Opinion of Morris, Nichols, Arsht & Tunnell.



                  *8.1 Opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. as to certain federal income tax matters.



                  10.1 $10 Million Business Loan Agreement, dated January 13, 1997, between Success Bancshares and Cole Taylor Bank (incorporated by reference to
                                Exhibit 10.1 of Success Bancshares' 1997 Annual Report on Form 10-K filed with the Commission on March 31, 1998).



                  10.2 1995 Success Bancshares, Inc. Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  10.3 Employment Agreement between Success Bancshares and Saul D. Binder (incorporated by reference to Exhibit 10.3 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  10.4 Executive Severance Agreement between Success Bancshares and Steven A. Covert (incorporated by reference to Exhibit 10.4 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  10.5 Lease with respect to Lincolnwood branch banking facility (October, 1991) (incorporated by reference to Exhibit 10.5 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  10.6 Lease with respect to Lincoln Park branch banking facility (April, 1993) (incorporated by reference to Exhibit 10.6 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  10.7 Lease with respect to Northbrook branch banking facility (December, 1994) (incorporated by reference to Exhibit 10.7 of success
                                Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with commission on July 31,
                                1997).



                  10.8 Lease with respect to Deerfield/Riverwoods branch banking facility (September, 1995) (incorporated by reference to Exhibit 10.8 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



                  21.1 Subsidiaries of Success Bancshares (incorporated by reference to Exhibit 21.1 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31,
                                1997).



                  23.1 Consent of McGladrey & Pullen LLP (incorporated by reference to Exhibit 23.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01)
                                filed with the Commission on April 28, 1998).



                  *23.2 Consent of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. (included as part of Exhibits 5.1 and 8.1).



                  *23.3 Consent of Morris, Nichols, Arsht & Tunnell (included as part of Exhibit 5.2).

                  24.1 Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-1 of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



                  25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01)
                                filed with the Commission on April 28, 1998).



                  25.2 Form T-1 Statement of Eligibility of Bankers Trust (Delaware) to act as trustee under the Trust Agreement (incorporated by reference to Exhibit 25.2 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



                  25.3 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Guarantee Agreement (incorporated by reference to Exhibit 25.3 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



                  27.1 Financial Data Schedule (incorporated by reference to Exhibit 27.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01)
                                filed with the Commission on April 28, 1998).




------------------------------
* To be filed by amendment.




         (B)      FINANCIAL STATEMENT SCHEDULES.



         All Schedules have been omitted as not applicable or not required under Regulation S-X.



ITEM 17.  UNDERTAKINGS.



         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



         The Registrants hereby undertake that:



         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 11, 1998.


                                       SUCCESS BANCSHARES, INC.



                                       By: /s/  Saul D. Binder
                                           ----------------------------------
                                           Saul D. Binder
                                           President and Chief Executive Officer






                                       SUCCESS CAPITAL I



                                       By:  Success Bancshares, Inc.




                                       By: /s/  Saul D. Binder
                                           ----------------------------------
                                           Saul D. Binder
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on May 11, 1998, by the following persons in the capacities indicated.





             SIGNATURES                                                                      Title
             ----------                                                                      -----

/s/  Saul D. Binder                                                                      President and
-----------------------------                                                       Chief Executive Officer
Saul D. Binder                                                                   (Principal Executive Officer)

/s/  Saul D. Binder*
----------------------------
Steven A. Covert                                                                  Executive Vice President and
                                                                                    Chief Financial Officer
                                                                                    (Principal Financial and
                                                                                      Accounting Officer)

/s/  Saul D. Binder*                                                                        Director
-----------------------------
Charles G. Freund

/s/  Saul D. Binder*                                                                        Director
-----------------------------
Samuel D. Kahan

/s/  Saul D. Binder*                                                                        Director
-----------------------------
George M. Ohlhausen

/s/  Saul D. Binder*                                                                        Director
-----------------------------
Norman D. Rich






--------------------------------
* As their Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                       EXHIBIT TITLE



 *1.1                 Form of Underwriting Agreement.



  3.1 Second Restated Certificate of Incorporation of Success Bancshares (incorporated by reference to Exhibit 3.1 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  3.2 By-laws of Success Bancshares (incorporated by reference to Exhibit 3.2 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  4.1 Form of Subordinated Indenture relating to the Junior Subordinated Debentures (incorporated by reference to Exhibit 4.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28,
                      1998).



  4.2 Form of Junior Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1).



  4.3 Certificate of Trust of Success Capital (incorporated by reference to Exhibit 4.3 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  4.4 Form of Amended and Restated Trust Agreement of Success Capital (incorporated by reference to Exhibit 4.4 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  4.5 Form of Trust Preferred Security Certificate of Success Capital (included as an exhibit to Exhibit 4.4).



  4.6 Form of Common Security Certificate of Success Capital (included as an exhibit to Exhibit 4.4).



  4.7 Form of Guarantee Agreement of Success Bancshares relating to the Trust Preferred Securities (incorporated by reference to Exhibit 4.7 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  *5.1                Opinion of Much Shelist Freed Denenberg Ament Bell &
                      Rubenstein, P.C.



  *5.2                Opinion of Morris, Nichols, Arsht & Tunnell.



  *8.1 Opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. as to certain federal income tax matters.



  10.1 $10 Million Business Loan Agreement, dated January 13, 1997, between Success Bancshares and Cole Taylor Bank (incorporated by reference to Exhibit 10.1 of Success Bancshares' 1997 Annual Report on Form 10-K filed with the Commission on March 31, 1998).

  10.2 1995 Success Bancshares, Inc. Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  10.3                Employment Agreement between Success Bancshares and Saul
                      D. Binder (incorporated by reference to Exhibit 10.3 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  10.4 Executive Severance Agreement between Success Bancshares and Steven A. Covert (incorporated by reference to Exhibit
                      10.4 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  10.5 Lease with respect to Lincolnwood branch banking facility (October, 1991) (incorporated by reference to Exhibit 10.5 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31,
                      1997).



  10.6 Lease with respect to Lincoln Park branch banking facility (April, 1993) (incorporated by reference to Exhibit 10.6 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31,
                      1997).



  10.7 Lease with respect to Northbrook branch banking facility (December, 1994) (incorporated by reference to Exhibit
                      10.7 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  10.8 Lease with respect to Deerfield/Riverwoods branch banking facility (September, 1995) (incorporated by reference to Exhibit 10.8 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  21.1 Subsidiaries of Success Bancshares (incorporated by reference to Exhibit 21.1 of Success Bancshares' Form S-1 Registration Statement (No. 333-32561) filed with the Commission on July 31, 1997).



  23.1 Consent of McGladrey & Pullen LLP (incorporated by reference to Exhibit 23.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



 *23.2 Consent of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. (included as part of Exhibits 5.1 and 8.1).



 *23.3 Consent of Morris, Nichols, Arsht & Tunnell (included as part of Exhibit 5.2).



  24.1 Power of Attorney (incorporated be reference to the signature page of the Registration Statement on Form S-1 of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  25.2 Form T-1 Statement of Eligibility of Bankers Trust (Delaware) to act as trustee under the Trust Agreement (incorporated by reference to Exhibit 25.2 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).

  25.3 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Guarantee Agreement (incorporated by reference to Exhibit 25.3 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28, 1998).



  27.1                Financial Data Schedule (incorporated by reference to
                      Exhibit 27.1 of the Form S-1 Registration Statement of Success Bancshares and Success Capital (No. 333-51271 and 333-51271-01) filed with the Commission on April 28,
                      1998).



   -------------------------
*To be filed by amendment.